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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DEMANDTEC, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.001 per share, of DemandTec, Inc.
(2)	Aggregate number of securities to which transaction applies:
33,751,758 shares of DemandTec common stock, 5,760,376 shares of DemandTec common stock underlying outstanding stock options and 1,998,272 shares of DemandTec common stock subject to settlement of restricted stock units, each outstanding as of December 15, 2011.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined based on the sum of (a) 33,751,758 shares of DemandTec common stock multiplied by $13.20 per share; (b) 5,760,376 shares of DemandTec common stock underlying outstanding stock options with exercise prices less than $13.20 per share multiplied by $6.51 (which is the difference between $13.20 per share and the weighted average exercise price per share); and (c) 1,998,272 shares of DemandTec common stock subject to settlement of restricted stock units multiplied by $13.20 per share. The filing fee was determined by multiplying 0.00011460 by the sum of the preceding sentence.
	(4)	Proposed maximum aggregate value of transaction: $509,411,964.51
	(5)	Total fee paid: $58,378.61
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

DEMANDTEC, INC.
One Franklin Parkway, Building 910
San Mateo, CA 94403

[                        ,        ]

Dear Stockholder:

        You are cordially invited to attend a special meeting of stockholders of DemandTec, Inc. ("DemandTec") to be held on [                                ], at [11:00 a.m.], local time, at [DemandTec's corporate headquarters, One Franklin Parkway, Building 910, San Mateo, California 94403].

        At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of December 7, 2011, by and among International Business Machines Corporation ("IBM"), Cudgee Acquisition Corp., a wholly-owned subsidiary of IBM, and DemandTec, as such agreement may be amended from time to time. Pursuant to the merger agreement, Cudgee Acquisition Corp. will merge with and into DemandTec and as a result, under Delaware law, DemandTec will become a wholly-owned subsidiary of IBM. We are also asking that you grant the authority to vote your shares in favor of adopting the merger, to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting and to approve, on an advisory (non-binding) basis, certain "golden parachute" compensation that may be paid or become payable to DemandTec's named executive officers in connection with the merger, including the agreements and understandings with DemandTec pursuant to which such compensation may be paid or become payable.

        If the merger is completed, DemandTec stockholders will be entitled to receive $13.20 in cash, without interest and less any applicable withholding taxes, for each share of DemandTec common stock owned by them as of the date of the merger (unless they have properly and validly perfected their statutory rights of appraisal with respect to the merger).

        Our board of directors unanimously determined that the terms and conditions of the merger and the merger agreement are fair to and advisable and in the best interests of DemandTec and our stockholders. Accordingly, our board of directors has unanimously approved the merger agreement, the merger and the other transactions contemplated thereby, and unanimously recommends that you vote "FOR" the adoption of the merger agreement, "FOR" approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies and "FOR" the approval, on an advisory (non-binding) basis, of certain "golden parachute" compensation that may be paid or become payable to DemandTec's named executive officers in connection with the merger, including the agreements and understandings with DemandTec pursuant to which such compensation may be paid or become payable.

        Our board of directors considered a number of factors in evaluating the transaction and consulted with our legal and financial advisors. The enclosed proxy statement provides detailed information about the merger agreement and the merger. We encourage you to read this proxy statement carefully in its entirety.

        Your vote is very important, regardless of the number of shares you own.    The proposal to adopt the merger agreement must be approved by the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Therefore, if you do not return your proxy card in the mail, submit a proxy via the Internet or telephone or attend the special meeting and vote in person, then your decision not to respond will have the same effect as if you voted "AGAINST" adoption of the merger agreement. Failure to vote and abstentions will have no effect on the adjournment proposal or the proposal regarding "golden parachute" compensation. Only stockholders

who owned shares of DemandTec common stock at the close of business on [                        ], the record date for the special meeting, will be entitled to vote at the special meeting. To vote your shares, you may return your proxy card, submit a proxy via the Internet or telephone or attend the special meeting and vote in person. Even if you plan to attend the meeting, we urge you to promptly submit a proxy for your shares via the Internet or telephone or by completing, signing, dating and returning the enclosed proxy card.

        If you sign, date and return your proxy card or submit a proxy via the Internet or telephone without indicating how you wish to vote, your proxy will be voted "FOR" the adoption of the merger agreement, "FOR" the adjournment of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting and "FOR" the approval, on an advisory (non-binding) basis, of certain "golden parachute" compensation that may be paid or become payable to DemandTec's named executive officers in connection with the merger, including the agreements and understandings with DemandTec pursuant to which such compensation may be paid or become payable. If you fail to submit a proxy, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If you attend the special meeting and wish to vote in person, you may revoke your proxy and vote in person.

        Thank you for your continued support of DemandTec.

Sincerely,

DANIEL R. FISHBACK President and Chief Executive Officer

        This proxy statement is dated [                            ] and is first being mailed to stockholders of DemandTec on or about [                            ].

DEMANDTEC, INC.
One Franklin Parkway, Building 910
San Mateo, CA 94403

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

To the Stockholders of DemandTec, Inc.:

        DemandTec, Inc., a Delaware corporation ("DemandTec"), will hold a special meeting of stockholders at [DemandTec's corporate headquarters, One Franklin Parkway, Building 910, San Mateo, California 94403], at [11:00 a.m.], local time, on [            ], for the following purposes:

  1.
  To consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of December 7, 2011, by and among International Business Machines Corporation, a New York corporation ("IBM"), Cudgee Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of IBM, and DemandTec, as such agreement may be amended from time to time;

  2.
  To consider and vote upon the adjournment of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting; and

  3.
  To consider and vote on a proposal to approve, on an advisory (non-binding) basis, certain "golden parachute" compensation that may be paid or become payable to DemandTec's named executive officers in connection with the merger, including the agreements and understandings with DemandTec pursuant to which such compensation may be paid or become payable.

        Only record holders of DemandTec common stock at the close of business on [            ] are entitled to receive notice of, and will be entitled to vote at, the special meeting, including any adjournments or postponements of the special meeting. Your vote is important, regardless of the number of shares of DemandTec's common stock you own. The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is required to adopt the merger agreement, and the affirmative vote of the holders of a majority in voting power of the shares of our common stock present or represented by proxy at the special meeting and casting a vote for or against such matters is required to approve both the proposal to adjourn the special meeting and the proposal to approve certain "golden parachute" compensation, provided that a quorum is present. In the event that a quorum is not present in person or represented by proxy at the special meeting, it is expected that the special meeting will be adjourned by the chairman of the meeting to solicit additional proxies.

        Under Delaware law, if the merger is completed, holders of DemandTec common stock who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery. In order to exercise your appraisal rights, you must (i) submit a written demand for an appraisal of your shares prior to the stockholder vote on the merger agreement, (ii) not vote in favor of adoption of the merger agreement and (iii) comply with other Delaware law procedures explained in the accompanying proxy statement. See "The Merger—Appraisal Rights" beginning on page 49 of the proxy statement and Annex C to the proxy statement.

        You are cordially invited to attend the special meeting in person. Whether or not you expect to attend the special meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the special meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a proxy issued in your name from that record holder.

        If you sign, date and return your proxy card or submit a proxy via the Internet or telephone without indicating how you wish to vote, your proxy will be voted "FOR" the adoption of the merger agreement, "FOR" the adjournment of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting and "FOR" the approval, on an advisory (non-binding) basis, of certain "golden parachute" compensation that may be paid or become payable to DemandTec's named executive officers in connection with the merger, including the agreements and understandings with DemandTec pursuant to which such compensation may be paid or become payable. If you fail to return your proxy card and do not submit your proxy via the Internet or by telephone, your shares will effectively be counted as a vote against adoption of the merger agreement, will not be counted for purposes of determining whether a quorum is present at the special meeting and will have no effect on either (i) the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to permit solicitations of additional proxies or (ii) approval, on an advisory (non-binding) basis, of certain "golden parachute" compensation that may be paid or become payable to DemandTec's named executive officers in connection with the merger, including the agreements and understandings with DemandTec pursuant to which such compensation may be paid or become payable, if a quorum is present. If you do attend the special meeting and wish to vote in person, you may revoke your proxy and vote in person. You may revoke your proxy in the manner described in the enclosed proxy statement at any time before it has been voted at the special meeting.

        Our board of directors unanimously recommends that you vote "FOR" adoption of the merger agreement, "FOR" adjournment of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting and "FOR" the approval, on an advisory (non-binding) basis, of certain "golden parachute" compensation that may be paid or become payable to DemandTec's named executive officers in connection with the merger, including the agreements and understandings with DemandTec pursuant to which such compensation may be paid or become payable.

        The merger is described in the accompanying proxy statement, which we urge you to read carefully. A copy of the merger agreement is attached as Annex A to the proxy statement.

By Order of the Board of Directors,

MICHAEL J. MCADAM General Counsel and Corporate Secretary

San Mateo, California
[                    ,      ]

YOUR VOTE IS IMPORTANT.

        Whether or not you expect to attend the special meeting, please complete, date, sign and return the enclosed proxy card, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the special meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a proxy issued in your name from that record holder.

DEMANDTEC, INC.

SPECIAL MEETING OF STOCKHOLDERS

Annex A—Agreement and Plan of Merger
Annex B—Opinion of Union Square Advisors LLC
Annex C—Section 262 of the General Corporation Law of the State of Delaware

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following Q&A is intended to address some commonly asked questions regarding the special meeting of stockholders and the merger. These questions and answers may not address all questions that may be important to you as a DemandTec stockholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement.

        Except as otherwise specifically noted in this proxy statement, "we," "our," "us" and similar words in this proxy statement refer to DemandTec, Inc. In addition, throughout this proxy statement, we refer to DemandTec, Inc., as "DemandTec," to Cudgee Acquisition Corp. as "merger sub" and to International Business Machines Corporation as "IBM."

The Special Meeting

Q:    Why am I receiving this proxy statement?

A:
Our board of directors is furnishing this proxy statement in connection with the solicitation of proxies to be voted at a special meeting of our stockholders, or at any adjournments or postponements of the special meeting, at which our stockholders will be asked to vote to adopt the merger agreement that we describe herein.

Q:    Where and when is the special meeting of stockholders?

A:
The special meeting of our stockholders will be held on [                ] at [11:00 a.m.], local time, at [DemandTec's corporate headquarters, One Franklin Parkway, Building 910, San Mateo, California 94403].

Q:    What am I being asked to vote on?

A:
You are being asked to grant to the proxies identified in the enclosed proxy card authority to vote to adopt a merger agreement that provides for the acquisition of DemandTec by IBM. The proposed acquisition would be accomplished through a merger of Cudgee Acquisition Corp., a wholly-owned subsidiary of IBM, which we refer to as merger sub, with and into DemandTec. As a result of the merger, we will become a wholly-owned subsidiary of IBM, and our common stock will cease to be listed on The NASDAQ Global Market, will not be publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to in this proxy statement as the Securities Exchange Act.

  In addition, you are being asked to grant to the proxies identified in the enclosed proxy card discretionary authority to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement. If we do not receive proxies from stockholders holding a sufficient number of shares to adopt the merger agreement, we could use the additional time to solicit additional proxies in favor of adoption of the merger agreement.

  Additionally, you are being asked to approve, on an advisory (non-binding) basis, certain "golden parachute" compensation that may be paid or become payable to DemandTec's named executive officers in connection with the merger, including the agreements and understandings with DemandTec pursuant to which such compensation may be paid or become payable.

Q:    How does DemandTec's board recommend that I vote?

A:
At a meeting held on December 6, 2011, our board of directors unanimously approved the merger agreement and determined that the merger agreement and the terms and conditions of the merger and the merger agreement are fair to and advisable and in the best interests of DemandTec and its stockholders. Our board of directors unanimously recommends that you vote "FOR" the adoption of the merger agreement, "FOR" the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting and "FOR" the approval, on an advisory (non-binding) basis, of certain "golden parachute" compensation that may be paid or become payable to DemandTec's named executive officers in connection with the merger, including the agreements and understandings with DemandTec pursuant to which such compensation may be paid or become payable.

The Proposed Merger

Q:    What will I be entitled to receive pursuant to the merger?

A:
As a result of the merger, our stockholders will be entitled to receive $13.20 in cash, without interest and less any applicable withholding taxes, for each share of our common stock they own as of the date of the completion of the merger. For example, if you own 100 shares of our common stock, you will be entitled to receive $1,320 in cash, without interest, less any applicable withholding taxes, in exchange for your 100 shares upon the completion of the merger. You will not own shares in the surviving corporation.

Q:    What regulatory approvals and filings are needed to complete the merger?

A:
The merger is subject to compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, and clearance under the antitrust laws of various foreign jurisdictions. See "The Merger—Regulatory Matters" beginning on page 58.

Q:    When do you expect the merger to be completed?

A:
We are working toward completing the merger as quickly as possible and currently expect to consummate the merger in the first quarter of calendar year 2012. In addition to obtaining stockholder approval, we must satisfy all other closing conditions, including the receipt of regulatory approvals.

Q:    What rights do I have if I oppose the merger?

A:
Stockholders of record as of the record date are entitled to appraisal rights under Delaware law by following the procedures and satisfying the requirements specified in Section 262 of the General Corporation Law of the State of Delaware. A copy of Section 262 is attached as Annex C to this proxy statement. See "The Merger—Appraisal Rights" beginning on page 49.

Q:    What will happen to outstanding DemandTec equity compensation awards in the merger?

A:
At the effective time of the merger:

•
each unexercised and outstanding option to acquire shares of our common stock to the extent (i) vested (or vesting in connection with the merger), (ii) held by any of our or our subsidiaries' non-employee directors, consultants or independent contractors (other than certain unvested options described in the following bullet) or (iii) such option has an exercise price per share greater than or equal to the merger consideration of $13.20 per share will be cancelled and will be converted into the right of the holder thereof to receive an amount in cash as described below in "—Treatment of Outstanding Stock Options" beginning on page 53;

  •
  each outstanding option to acquire our common stock that is unvested, held by certain of our or our subsidiaries' consultants or independent contractors and that has an exercise price per share less than the per share merger consideration of $13.20 will be cancelled. IBM will pay each holder of such an option an amount in cash determined as described below in "—Treatment of Outstanding Stock Options" beginning on page 53;

  •
  each outstanding option to acquire shares of our common stock not being cancelled in one of the manners described above will be converted into an option, subject to substantially the same terms and conditions as were applicable to the option prior to the effective time of the merger, to acquire the number of shares of IBM's common stock with an exercise price per share, each determined as described below in "—Treatment of Outstanding Stock Options" beginning on page 53;

  •
  each outstanding and unsettled restricted stock unit, which we refer to as a RSU, to the extent (i) vested (or vesting in connection with the merger) or (ii) held by any of our or our subsidiaries' non-employee directors, consultants or independent contractors (other than certain unvested RSUs described in the following bullet) will be cancelled and will be converted into the right of the holder thereof to receive an amount in cash as described below in "—Treatment of Outstanding Restricted Stock Units" beginning on page 54;

  •
  each outstanding RSU that is unvested and held by certain of our or our subsidiaries' consultants or independent contractors will be cancelled. IBM will pay each holder of such an RSU an amount in cash as described below in "—Treatment of Outstanding Restricted Stock Units" beginning on page 54;

  •
  each outstanding RSU not cancelled in one of the manners described above will be converted at the effective time of the merger into an RSU, subject to substantially the same terms and conditions as were applicable to the RSU prior to the effective time of the merger, with respect to a number of shares of IBM's common stock determined as described below in "—Treatment of Outstanding Restricted Stock Units" beginning on page 54. If an RSU is subject to performance-based vesting conditions for which the performance period is scheduled to end following the effective time of the merger, the number of shares underlying the converted IBM RSU will be determined based on the assumption that the performance conditions applicable to such RSU were met at 100% of target performance, and each such RSU will vest, following the effective time of the merger, solely on the basis of the service-based vesting conditions applicable to such RSU; and

  •
  if the effective time of the merger is on or prior to April 13, 2012 (the last trading day of the current offering period under our 2007 Employee Stock Purchase Plan, which we refer to as the ESPP), the ESPP and the offering period in progress will terminate on the last trading day prior to the effective time of the merger after the exercise of outstanding purchase rights as described below in "—Treatment of Purchase Rights under 2007 Employee Stock Purchase Plan" beginning on page 54. If the effective time of the merger is after April 13, 2012, all purchase rights under the ESPP will be exercised in accordance with the ESPP on April 13, 2012 and the ESPP will be suspended for future offering periods as of such date.

Q:    Will the merger be taxable to me?

A:
The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, a U.S. stockholder will recognize gain or loss equal to the difference between the amount of cash received by the stockholder in the merger and the stockholder's adjusted tax basis in the shares of our common stock converted into cash in the merger. If you are a non-U.S. holder, the merger will generally

v

  not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States, but may be a taxable transaction to you under non-U.S. federal income tax laws, and you are encouraged to seek tax advice regarding such matters. Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects to you. See "The Merger—Material United States Federal Income Tax Consequences of the Merger" beginning on page 55.

Voting and Proxy Procedures

Q:    Who is entitled to vote at the special meeting?

A:
Only stockholders of record as of the close of business on [                ] are entitled to receive notice of the special meeting and to vote the shares of our common stock that they held at that time at the special meeting or at any adjournments or postponements of the special meeting.

Q:    What vote is required to adopt the merger agreement?

A:
Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting.

  As of [                ], the record date for determining who is entitled to vote at the special meeting, there were [            ] shares of our common stock issued and outstanding.

Q:    What vote is required to adjourn the special meeting to a later date, if necessary or appropriate, in order to solicit additional proxies from our stockholders in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting?

A:
Approval of the proposal to adjourn the special meeting to a later date, if necessary or appropriate, in order to solicit additional proxies from our stockholders in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock present or represented by proxy at the special meeting and casting a vote for or against such matter, provided that a quorum is present. In the event that a quorum is not present in person or represented by proxy at the special meeting, it is expected that the special meeting will be adjourned by the chairman of the meeting to solicit additional proxies.

  Our by-laws provide that a quorum is present at the special meeting if the holders of a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the meeting are present in person or represented by proxy.

Q:    What vote is required to approve the non-binding proposal regarding the "golden parachute" compensation that the named executive officers of DemandTec will or may receive in connection with the merger?

A:
Approval of the non-binding proposal regarding the "golden parachute" compensation that the named executive officers of the Company will or may receive in connection with the merger requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock present or represented by proxy at the special meeting and casting a vote for or against such matter, provided that a quorum is present. In the event that a quorum is not present in person or represented by proxy at the special meeting, it is expected that the special meeting will be adjourned by the chairman of the meeting to solicit additional proxies.

  Our by-laws provide that a quorum is present at the special meeting if the holders of a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the meeting are present in person or represented by proxy.

Q:    Why am I being asked to cast a non-binding, advisory vote to approve the "golden parachute" compensation that the named executive officers of DemandTec will or may receive in connection with the merger?

A:
Section 14A of the Securities Exchange Act requires us to conduct an advisory (non-binding) vote with respect to certain "golden parachute" compensation that may be paid or become payable made to DemandTec's named executive officers in connection with the merger, and the agreements and understandings with DemandTec pursuant to which such compensation may be paid or become payable.

Q:    What will happen if our stockholders do not approve the "golden parachute" compensation at the special meeting?

A:
Approval of the "golden parachute" compensation that may be paid or become payable to DemandTec's named executive officers in connection with the merger is a vote separate and apart from the vote to adopt the merger agreement and is not a condition to completion of the merger. The vote with respect to the "golden parachute" compensation is an advisory vote and will not be binding on DemandTec or IBM. Therefore, if the merger is approved by our stockholders and completed, the "golden parachute" compensation will be paid to the named executive officers if and when due, regardless of the outcome of the advisory vote on "golden parachute" compensation.

Q:    If my broker holds my shares in "street name," will my broker vote my shares for me?

A:
No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares following the procedure provided by your broker. Without instructions, your shares will not be voted, which will have the same effect as if you voted "AGAINST" the adoption of the merger agreement but will have no effect on either (i) the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to permit solicitations of additional proxies or (ii) approval, on an advisory (non-binding) basis, of certain "golden parachute" compensation that may be paid or become payable to DemandTec's named executive officers in connection with the merger, including the agreements and understandings with DemandTec pursuant to which such compensation may be paid or become payable.

Q:    What do I need to do now?

A:
We urge you to read this proxy statement carefully and consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible, or submit a proxy via the Internet or telephone, so that your shares can be voted at the special meeting of our stockholders. If you hold your shares of our common stock in "street name," follow the instructions you receive from your broker or bank. Please do not send your stock certificates with your proxy card.

Q:    May I vote in person?

A:
Yes. If your shares are registered in your name, you may attend the special meeting and vote your shares in person, rather than signing and returning your proxy card or submitting a proxy via the Internet or telephone. If your shares are held in "street name," you must obtain a proxy from your broker or other nominee in order to attend the special meeting and vote in person. Even if you plan to attend the special meeting in person, we urge you to complete, sign, date and return the enclosed proxy card or submit a proxy via the Internet or telephone to ensure that your shares will be represented at the special meeting.

Q:    How do I vote my shares of common stock? May I submit a proxy via the Internet or telephone?

A:
If your shares are registered in your name, you may cause your shares to be voted by returning a signed proxy card or vote in person at the special meeting. Additionally, you may submit a proxy authorizing the voting of your shares via the Internet at [www.eproxy.com/dman] or telephonically by calling [1-800-560-1965] in the United States and [                ] from foreign countries. You must have the enclosed proxy card available and follow the instructions on the proxy card in order to submit a proxy via the Internet or telephone.

  If your shares are held in "street name" through a broker or other nominee, you may provide voting instructions by completing and returning the voting form provided by your broker or nominee, or via the Internet or telephone through your broker or nominee, if such a service is provided. To provide voting instructions via the Internet or telephone through your broker or nominee, you should follow the instructions on the voting form provided by your broker or nominee.

Q:    What happens if I do not return my proxy card, submit a proxy via the Internet or telephone or attend the special meeting and vote in person?

A:
The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Therefore, if you do not return your proxy card, submit a proxy via the Internet or telephone, or attend the special meeting and vote in person, it will have the same effect as if you voted "AGAINST" the adoption of the merger agreement. In the event that a quorum is not present in person or represented by proxy at the special meeting, it is expected that the special meeting will be adjourned by the chairman of the meeting to solicit additional proxies. If a quorum is present in person or represented by proxy at the special meeting, approval of (i) the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting and (ii) the proposal regarding "golden parachute" compensation require the affirmative vote of the holders of a majority in voting power of the shares of our common stock present or represented by proxy at the special meeting and casting a vote for or against such matters and, therefore, if you do not vote in person or by proxy, it will have no effect on the outcome of such proposals.

Q:    May I change my vote after I have mailed my signed proxy card or delivered a proxy via the Internet or telephone?

A:
Yes. You may change your vote at any time before your proxy card is voted at the special meeting. If you have sent a proxy directly to DemandTec, you may revoke your proxy by:

•
delivering a written revocation of the proxy or a later dated, signed proxy card, to our Corporate Secretary at our corporate offices at DemandTec, Inc., One Franklin Parkway, Building 910, San Mateo, California 94403, on or before the business day prior to the special meeting;

•
delivering a new, later dated proxy by telephone or via the Internet until immediately prior to the special meeting;

•
delivering a written revocation or a later dated, signed proxy card to us at the special meeting prior to the taking of the vote on the matters to be considered at the special meeting; or

•
attending the special meeting and voting in person.

  If you have instructed a broker or other nominee to vote your shares, you may revoke your proxy only by following the directions received from your broker or nominee to change those instructions.

  Revocation of a proxy will not affect any vote taken prior to revocation. Attendance at the special meeting will not in itself constitute the revocation of a proxy; you must vote in person at the special meeting to revoke a previously delivered proxy.

Q:    What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return (or submit via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:    What happens if I sell or otherwise transfer my shares of DemandTec common stock before the special meeting?

A:
The record date for the special meeting is earlier than the date of the special meeting and the date that the merger is expected to be completed. If you sell or otherwise transfer your shares of our common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting but will transfer the right to receive the merger consideration and lose the right to seek appraisal. Even if you sell or otherwise transfer your shares of our common stock after the record date, we urge you to complete, sign, date and return the enclosed proxy or submit your proxy via the Internet or telephone.

Q:    Should I send in my stock certificates now?

A:
No. After the merger is completed, you will receive written instructions for exchanging your shares of our common stock for the merger consideration of $13.20 in cash, without interest and less any applicable withholding taxes, for each share of our common stock you hold.

Q:    Who can help answer my questions?

A:
If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

    DemandTec, Inc.
    Attn: Investor Relations
    One Franklin Parkway, Building 910
    San Mateo, CA 94403
    Telephone: (650) 645-7103

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosures in this proxy statement. Any representation to the contrary is a criminal offense.

FORWARD-LOOKING INFORMATION

        This proxy statement contains "forward-looking statements," as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act that are based on our current expectations, assumptions, beliefs, estimates and projections about our company and our industry. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "plan," "project," "should," "could" and similar expressions. Factors that may affect those forward-looking statements include, among other things:

  •
  the risk that the merger may not be consummated in a timely manner, if at all,

  •
  the risk that the regulatory approvals required to complete the merger will not be obtained in a timely manner, if at all,

  •
  the risk that the merger agreement may be terminated in circumstances that require us to pay IBM a termination fee of $14.0 million in connection therewith,

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  risks regarding a loss of or a substantial decrease in purchases by our major customers,

  •
  risks related to diverting management's attention from our ongoing business operations,

  •
  risks regarding employee retention, and

  •
  other risks detailed in our current filings with the Securities and Exchange Commission, including our most recent filings on Form 10-K and Form 10-Q, which discuss these and other important risk factors concerning our operations.

        We caution you that reliance on any forward-looking statement involves risks and uncertainties and that, although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

SUMMARY

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. See "Where You Can Find More Information" on page 84. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document governing the merger. Each item in this summary references another section of this proxy statement with more detailed disclosure about that item.

The Companies (page 18)

DemandTec, Inc.
Attn: Investor Relations
One Franklin Parkway, Building 910
San Mateo, CA 94403
Telephone: (650) 645-7103

        DemandTec, Inc., was incorporated in Delaware on November 1, 1999. We provide a collaborative optimization network of software services connecting retail and consumer products, or CP, companies, enabling them to define category, brand, and shopper marketing strategies based on a scientific understanding of consumer behavior and make actionable pricing, promotion, assortment, space, and other merchandising and marketing decisions to achieve their revenue, profitability, sales volume, and customer loyalty objectives. We provide our applications by means of a software-as-a-service, or SaaS, model, which allows us to capture and analyze the most recent retailer and market-level data, enhance our software services rapidly to address our customers' ever-changing merchandising and marketing needs, and connect retailers and CP companies online to enable improved, more collaborative business processes between trading partners. We are headquartered in San Mateo, California, with additional sales presence in North America, Europe, and South America, and research and development personnel in India, China, and Russia.

International Business Machines Corporation
New Orchard Road
Armonk, New York 10504
Telephone: (914) 499-1900

        IBM, a New York corporation, creates business value for clients and solves business problems through integrated solutions that leverage information technology and deep knowledge of business processes. IBM solutions typically create value by reducing a client's operational costs or by enabling new capabilities that generate revenue. These solutions draw from an industry leading portfolio of consulting, delivery and implementation services, enterprise software, systems and financing.

Cudgee Acquisition Corp.
New Orchard Road
Armonk, New York 10504
Telephone: (914) 499-1900

        Cudgee Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of IBM, was organized solely for the purpose of entering into the merger agreement and completing the merger and the other transactions contemplated by the merger agreement. Cudgee Acquisition Corp. has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement. Upon consummation of the merger, Cudgee Acquisition Corp. will cease to exist, and DemandTec will continue as the surviving corporation.

 Merger Consideration (page 59)

        If the merger is completed, you will be entitled to receive $13.20 in cash, without interest and less any applicable withholding taxes, in exchange for each share of DemandTec common stock that you own immediately prior to the effective time of the merger and for which you have not properly exercised appraisal rights.

        After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as a DemandTec stockholder as a result of the merger. DemandTec stockholders will receive the merger consideration in exchange for their DemandTec common stock in accordance with the instructions contained in the letter of transmittal to be sent to holders of DemandTec common stock as soon as reasonably practicable after the closing of the merger, unless the DemandTec stockholder has properly demanded appraisal of its shares.

Treatment of Stock Options, Restricted Stock Units and Purchase Rights (page 59)

Stock Options

        Cash-Out Options.    Each unexercised and outstanding option to acquire shares of our common stock to the extent (i) vested (or vesting in connection with the merger), (ii) held by any of our or our subsidiaries' non-employee directors, consultants or independent contractors (other than certain unvested options described in the following paragraph) or (iii) such option has an exercise price per share greater than or equal to the merger consideration of $13.20 per share will be cancelled at the effective time of the merger and will be converted into the right of the holder thereof to receive, in consideration for such cancellation, an amount in cash, without interest and less any applicable withholding taxes, payable at or as soon as practicable following the effective time of the merger, equal to the product of the number of shares of our common stock that are subject to such option, and the excess, if any, of the merger consideration of $13.20 per share over the exercise price per share of the common stock subject to such option.

        Specified Stock Options.    Each outstanding option to acquire shares of our common stock that is unvested, held by certain of our or our subsidiaries' consultants or independent contractors and that has an exercise price per share less than the per share merger consideration of $13.20 will be cancelled at the effective time of the merger. IBM will pay each holder of such an option an amount in cash as described in the preceding paragraph, paid in accordance with the vesting schedule of such options.

        Rollover Options.    Each outstanding option to acquire shares of our common stock that will not be cancelled in the manner described in the preceding two paragraphs will be converted into an option to acquire, on substantially the same terms and conditions as were applicable to such option prior to the effective time of the merger, the number of shares of IBM's common stock equal to the product of the number of shares of our common stock that are subject to such option and the exchange ratio (which will be determined in accordance with the merger agreement) rounded down to the nearest whole share of IBM's common stock. The exercise price per share of IBM's common stock as of immediately following such conversion will be equal to the per share exercise price for the shares of our common stock purchasable pursuant to such option prior to the effective time of the merger divided by the exchange ratio, rounded up to the nearest whole cent.

Restricted Stock Units

        Cash-Out RSUs.    Each outstanding and unsettled RSU to the extent (i) vested (or vesting in connection with the merger) or (ii) held by any of our or our subsidiaries' non-employee directors, consultants or independent contractors (other than certain unvested RSUs described in the following paragraph) will be cancelled at the effective time of the merger and will be converted into the right of the holder thereof to receive in consideration for such cancellation an amount in cash, without interest and less any applicable withholding taxes, payable at or as soon as practicable following the effective time of the merger, equal to the product of the number of shares of our common stock that are subject to such RSU and the merger consideration of $13.20 per share.

        Specified RSUs.    Each outstanding RSU that is unvested and held by certain of our or our subsidiaries' consultants or independent contractors will be cancelled at the effective time of the merger. IBM will pay each holder of such an RSU an amount in cash as described in the prior paragraph, paid in accordance with the vesting schedule of such RSUs.

        Rollover RSUs.    Each outstanding RSU that will not be cancelled in the manner described in the preceding two paragraphs will be converted at the effective time of the merger into an RSU, subject to substantially the same terms and conditions as were applicable to the RSU prior to the effective time of the merger, with respect to a number of shares of IBM's common stock equal to the product of the number of shares of our common stock underlying the RSU prior to the effective time of the merger and the exchange ratio (which will be determined in accordance with the merger agreement) rounded down to the nearest whole share of IBM's common stock. If an RSU is subject to performance-based vesting conditions for which the performance period is scheduled to end following the effective time of the merger, the number of shares of IBM's common stock underlying the converted IBM RSU will be determined based on the assumption that the performance conditions applicable to such RSU were met at 100% of target performance, and each such RSU will vest, following the effective time of the merger, solely on the basis of the service-based vesting conditions applicable to such RSU.

Treatment of Purchase Rights under 2007 Employee Stock Purchase Plan

        If the effective time of the merger is on or prior to April 13, 2012 (the last trading day of the current offering period under the ESPP), the ESPP and the offering period in progress will terminate on the last trading day prior to the effective time of the merger after the exercise of outstanding purchase rights at a purchase price equal to 85% of the lesser of (a) the closing price on the NASDAQ Global Market of a share of our common stock on October 15, 2011 (the last trading day before the current offering period began) and (b) the closing price on the NASDAQ Global Market of a share of our common stock on the last trading day before the effective time of the merger. If the merger occurs after April 13, 2012, all purchase rights under the ESPP will be exercised in accordance with the ESPP on April 13, 2012 and the ESPP will be suspended for future offering periods as of such date.

Market Prices and Dividend Data (page 14)

        Our common stock is listed on The NASDAQ Global Market under the symbol "DMAN." On December 7, 2011, the last full trading day before the public announcement of the merger, the closing price for our common stock was $8.43 per share, and on [                    ], the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock was $[        .        ] per share.

        We did not declare or pay any cash dividends on our common stock during the three most recent fiscal years.

Material United States Federal Income Tax Consequences of the Merger (page 55)

        The conversion of shares of our common stock into the right to receive $13.20 per share of cash merger consideration will be a taxable transaction to our stockholders for U.S. federal income tax purposes. See "The Merger—Material United States Federal Income Tax Consequences of the Merger" beginning on page 55.

        Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. We strongly recommend that you consult your own tax advisor to fully understand the tax consequences of the merger to you.

 Recommendation of DemandTec's Board of Directors and Reasons for the Merger (page 26)

        Our board of directors unanimously recommends that you vote "FOR" the adoption of the merger agreement, "FOR" the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting and "FOR" the approval, on an advisory (non-binding) basis, of certain "golden parachute" compensation that may be paid or become payable to DemandTec's named executive officers in connection with the merger, including the agreements and understandings with DemandTec pursuant to which such compensation may be paid or become payable. At a meeting of our board of directors on December 6, 2011, after consultation with our financial and legal advisors, our board of directors unanimously determined that the merger agreement and the merger are fair to and advisable and in the best interests of DemandTec and its stockholders and unanimously approved the merger agreement.

        In the course of reaching its decision, our board of directors consulted with our senior management, financial advisor and legal counsel, reviewed a significant amount of information and considered a number of factors. For a discussion of the factors considered by our board of directors in reaching its decision to approve the merger agreement and recommend that our stockholders adopt the merger agreement, see "The Merger—Recommendation of DemandTec's Board of Directors and Reasons for the Merger" beginning on page 26.

Opinion of DemandTec's Financial Advisor (page 29 and Annex B)

        In connection with the merger, Union Square Advisors LLC, our company's financial advisor, which we refer to as USA, rendered to our company's board of directors its oral opinion, subsequently confirmed in writing, that as of December 6, 2011, and based upon and subject to the various assumptions, procedures, factors, qualifications and limitations set forth in the written opinion, the consideration to be received by the holders of shares of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. The full text of the written opinion of USA, dated as of December 6, 2011, is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by USA in rendering its opinion. The summary of the opinion of USA in this proxy statement is qualified in its entirety by reference to the full text of the opinion. USA's opinion is directed to our board of directors and addresses only the fairness as of the date of the opinion, from a financial point of view, of the consideration to be received by the holders of shares of our common stock pursuant to the merger agreement. USA's opinion does not constitute a recommendation to any holder of our common stock as to how to vote on the merger or any matter related to the merger.

        The full text of the written opinion of USA is attached to this proxy statement as Annex B. DemandTec encourages its stockholders to read USA's opinion carefully and in its entirety. For a further discussion of USA's opinion, see "The Merger—Opinion of DemandTec's Financial Advisor" beginning on page 29.

 The Special Meeting of DemandTec's Stockholders (page 14)

        Date, Time and Place.    A special meeting of our stockholders will be held on [                    ], at [DemandTec's corporate headquarters, One Franklin Parkway, Building 910, San Mateo, California 94403], at [11:00 a.m.], local time, to consider and vote upon:

  •
  a proposal to adopt the merger agreement,

  •
  a proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting, and

  •
  a proposal with respect to the approval, on an advisory (non-binding) basis, of certain "golden parachute" compensation that may be paid or become payable to DemandTec's named executive officers in connection with the merger, including the agreements and understandings with DemandTec pursuant to which such compensation may be paid or become payable.

        Record Date and Voting Power.    You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on [                        ], the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date. There are [                ] shares of our common stock outstanding and entitled to be voted at the special meeting.

        Quorum.    A quorum of stockholders is necessary to hold a valid special meeting. Under our by-laws, a quorum is present at the special meeting if the holders of a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the meeting are present in person or represented by proxy.

        Required Vote.    The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote at the close of business on the record date. Approval of (i) the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting and (ii) the proposal with respect the approval, on an advisory (non-binding) basis, of certain "golden parachute" compensation that may be paid or become payable to DemandTec's named executive officers in connection with the merger, including the agreements and understandings with DemandTec pursuant to which such compensation may be paid or become payable, require the affirmative vote of the holders of a majority in voting power of the shares of our common stock present or represented by proxy at the special meeting and casting a vote for or against such matters, provided that a quorum is present. In the event that a quorum is not present in person or represented by proxy at the special meeting, it is expected that the special meeting will be adjourned by the chairman of the meeting to solicit additional proxies.

Interests of DemandTec's Executive Officers and Directors in the Merger (page 40)

        When considering the recommendation of DemandTec's board of directors, you should be aware that members of DemandTec's board of directors and DemandTec's executive officers have interests in the merger in addition to their interests as DemandTec stockholders generally, as described below. These interests may be different from, or in conflict with, your interests as DemandTec stockholders. The members of our board of directors were aware of these additional interests, and considered them, when they approved the merger agreement.

        Pursuant to the terms of the agreements evidencing stock options and RSUs awarded to our non-employee directors, all such awards will vest in full as of immediately prior to the closing of the merger. However, none of our non-employee directors hold unvested, in-the-money stock options. In addition, pursuant to deferral election agreements entered into with DemandTec, vested RSUs held by certain members of our board of directors will be settled on an accelerated basis in connection with the merger.

        Options and RSUs held by each of Messrs. Daniel R. Fishback, Mark A. Culhane and William R. Phelps will be afforded the treatment described in "—Treatment of Outstanding Stock Options" beginning on page 53 and "—Treatment of Outstanding Restricted Stock Units" beginning on page 54. In addition, each of Messrs. Fishback, Culhane and Phelps hold performance-based RSUs that were granted in April 2011 that vest based on the achievement of financial metrics for our fiscal year ending February 29, 2012 and continued service through specified vesting dates thereafter. Provided the merger occurs before February 29, 2012, the parties have agreed to assume that the performance goals applicable to the RSUs will be achieved at 100% of target performance, and following the effective time of the merger, such RSUs will vest solely on the basis of the service-based vesting conditions applicable to the awards.

        Each of Messrs. Fishback and Phelps have received and accepted offer letters from IBM. These offer letters will supersede and replace their existing DemandTec employment arrangements, and they will not be entitled to any of the benefits under such existing arrangements, including any severance or acceleration of vesting of equity-based awards, except as provided under their IBM offer letters. The offer letters with IBM are conditioned upon the closing of the merger and the executive officer's continued employment with DemandTec through the closing of the merger and will provide certain retention/severance payments and equity compensation benefits to such individuals, as described below. In addition, each of Messrs. Fishback, Culhane and Phelps has entered into a non-competition and non-solicitation agreement with IBM.

        Pursuant to offer letters between IBM and each of Messrs. Fishback and Phelps:

  •
  each of these executive officers will initially receive the following annual base salaries upon their transition to IBM payroll: Mr. Fishback, $600,000; Mr. Phelps, an amount to be determined but initially no lower than his current DemandTec base salary of $300,000;

  •
  subject to the execution of IBM's standard release of claims, if either of these executive officers is terminated by IBM without "cause" (as such term is described in the executive officer's offer letter with IBM) prior to the 12-month anniversary of the closing of the merger, any options and RSUs held by such executive officer that are unvested as of such termination date will vest in full (other than with respect to one option granted to Mr. Phelps in 2008, which will vest with respect to 50% of the then-unvested shares subject to such option);

  •
  provided Mr. Fishback remains employed by IBM on the first anniversary of the merger and certain transition milestones are satisfied, all of Mr. Fishback's unvested RSUs will vest in full at that time;

  •
  Mr. Fishback will be entitled to participate in a transition program pursuant to which he will be eligible to receive a $400,000 cash bonus on the 12-month anniversary of the closing of the merger or, subject to the execution of IBM's standard release of claims, in the event that his employment is terminated by IBM without "cause" (as such term is described in his offer letter with IBM) or due to his death or disability prior to such 12-month anniversary;

  •
  Mr. Phelps will be entitled to participate in a retention program pursuant to which he will be eligible to receive cash payments equal to an aggregate of $600,000 following the completion of each of three milestone periods following the closing of the merger, ending on the 6-month, 12-month and 24-month anniversary of the closing of the merger;

  •
  if the employment of Mr. Phelps is terminated by IBM without "cause" (as such term is described in his offer letter with IBM) or due to his death or disability prior to the second anniversary of the closing of the merger, he will be entitled to a lump-sum cash payment equal to the amount of the retention bonus that otherwise would have been payable with respect to the then-applicable milestone period, subject to execution of IBM's standard release of claims; and

  •
  if the employment of Mr. Phelps is terminated by IBM without "cause" (as such term is described in his offer letter with IBM) prior to the 6-month anniversary of the closing of the merger, he will be entitled to a lump-sum cash payment equal to $160,452 (less any amounts received or receivable pursuant to the terms of the retention program), subject to execution of IBM's standard release of claims.

        Mr. Culhane's employment arrangement with DemandTec will remain in effect following the merger. Pursuant to his employment arrangement with DemandTec, Mr. Culhane is eligible to receive severance in a lump-sum payment equal to six months of his then-current base salary plus reimbursement of his medical and dental insurance premiums under COBRA or continued coverage under then-applicable medical, dental, life and disability insurance programs for a period of six months in the event that his employment is terminated without "cause" (as defined in his DemandTec employment arrangement) at any time or due to his resignation for "good reason" (as defined in his DemandTec employment arrangement) within 12 months after a change of control of DemandTec, subject to his execution of a release of claims. Mr. Culhane's unvested equity awards generally provide for full vesting in the event his service is terminated without "cause" or if he resigns for "good reason" (each as defined in the agreements governing his equity awards) within 12 months after a change in control of DemandTec. The merger will constitute a change in control for purposes of Mr. Culhane's employment arrangement and equity awards.

        Mr. Michael Bromme, our former Senior Vice President, Retail, who terminated employment on September 16, 2011, is party to a consulting agreement with us pursuant to which he agreed to provide transition consulting services for a period of up to 12 months following October 9, 2011. In the event the consulting agreement is terminated prior to such date other than due to Mr. Bromme's material breach, Mr. Bromme will be entitled to a payment equal to the monthly compensation he would have received during the remainder of the 12-month term of the contract. The consulting agreement and Mr. Bromme's employee proprietary information and inventions agreement include non-solicitation restrictions.

        The surviving corporation will assume, and IBM will cause the surviving corporation and its successors and assigns to comply with and honor, all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger existing in favor of our and our subsidiaries' current or former directors or officers as provided in our and their respective certificates of incorporation or bylaws (or comparable organizational documents) and any indemnification or other agreements as in effect on the date of the merger agreement. We have entered into indemnification agreements with each of our directors and certain officers. Each indemnification agreement provides that we will indemnify the director or officer to the fullest extent permitted by law for claims arising in his or her capacity as our director, officer, employee or agent, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the event that we do not assume the defense of a claim against such director or officer, we are required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us.

        In the event the surviving corporation consolidates with or merges into another entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its properties and assets to another entity, or if IBM dissolves the surviving corporation, IBM will cause the successors and assigns of the surviving corporation to comply with and honor the indemnification and other obligations set forth above.

        IBM will obtain or will cause to be obtained as of the effective time of the merger a "tail" insurance policy with a claims period of six years from the effective time of the merger with respect to directors' and officers' liability insurance covering those persons who were, as of the date of the merger agreement, covered by our directors' and officers' liability insurance policy, for acts or omissions occurring prior to the effective time of the merger, subject to certain limitations.

Conditions to the Closing of the Merger (page 73)

        Our, IBM's and merger sub's obligations to effect the merger are subject to the satisfaction or waiver of the following conditions:

  •
  the adoption of the merger agreement by our stockholders;

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  the expiration or termination of any waiting period applicable to the merger required under the HSR Act;

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  the receipt of any other approval or the termination or expiration of any waiting period under any other applicable competition, merger control, antitrust or similar law that is applicable to the merger; and

  •
  the absence of any temporary restraining order, preliminary or permanent injunction, or other judgment, order or decree issued by a court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the consummation of the merger.

        IBM's and merger sub's obligations to effect the merger are further subject to the satisfaction by us or waiver by them of the following conditions:

  •
  each of our representations and warranties contained in the merger agreement is true and correct, to the extent required under the merger agreement, as of the date of the merger agreement and as of the closing date of the merger, as described below under the heading "The Merger Agreement—Conditions to the Closing of the Merger" beginning on page 73;

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  our performance, in all material respects, of all obligations required to be performed by us under the merger agreement at or prior to the closing date of the merger;

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  the absence of any claim, suit, action or proceeding brought or threatened by a governmental entity:

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  challenging or seeking to restrain or prohibit the consummation of the merger or the other transactions contemplated by the merger agreement;

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  seeking to obtain damages from IBM or its subsidiaries that are material, individually or in the aggregate, in relation to the value of DemandTec and its subsidiaries, taken as a whole;

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  seeking to prohibit or limit in any respect, or place conditions on, the ownership or operation by us, IBM or our or its respective affiliates of all or any portion of the business or assets or any product, or requiring any such party to dispose of, license or hold separate all or any portion of the business or assets or any product of us, IBM or any of our or its subsidiaries;

    •
    seeking to directly or indirectly impose limitations on the ability of IBM or any of its affiliates to acquire or hold, or exercise full rights of ownership of, our common stock or the common stock of the surviving corporation or any of IBM's subsidiaries;

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    seeking to directly or indirectly prohibit IBM or any of its affiliates from effectively controlling any of the business or operations of us or our or IBM's subsidiaries; or

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    seeking to directly or indirectly prevent us or our or IBM's subsidiaries from operating our or their respective businesses in substantially the same manner as operated by us or them prior to the date of the merger agreement;

  •
  the absence of any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by a court of competent jurisdiction that is reasonably likely to result, directly or indirectly, in any of the effects described in the immediate preceding condition;

  •
  IBM shall have received evidence, in form and substance reasonably satisfactory to it, that IBM or we have obtained all material consents, approvals, authorizations, qualifications and orders of all governmental entities legally required to effect the merger, and all consents, licenses, approvals and waivers agreed to by us, IBM and merger sub; and

  •
  a material adverse effect has not occurred with respect to us since the date of the merger agreement.

        Our obligations to effect the merger are subject to the further satisfaction by IBM and/or merger sub or waiver by us of the following conditions:

  •
  each of the representations and warranties of IBM and merger sub contained in the merger agreement is true and correct, to the extent required under the merger agreement, as of the date of the merger agreement and as of the closing date of the merger, as described below under the heading "The Merger Agreement—Conditions to the Closing of the Merger" beginning on page 73; and

  •
  IBM's and merger sub's performance, in all material respects, of all obligations required to be performed by them under the merger agreement at or prior to the closing date of the merger.

No Solicitation of Acquisition Proposals by DemandTec (page 68)

        We have agreed that we will not, and will not authorize or permit any of our subsidiaries to, nor will we authorize or permit any of our or our subsidiaries' directors, officers or employees or any of our or their investment bankers, attorneys, accountants or other advisors or representatives to, directly or indirectly:

  •
  solicit, initiate or knowingly encourage, or take any other action to knowingly facilitate, any takeover proposal or any inquiries or the making of any proposal that could reasonably be expected to lead to a takeover proposal (as defined in the merger agreement and described below under the heading "The Merger Agreement—Covenants—Board Recommendation" beginning on page 69); or

  •
  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate with any person with respect to, any takeover proposal.

        Despite these general prohibitions, at any time prior to the adoption of the merger agreement by our stockholders and subject to the conditions described below under the heading "The Merger Agreement—Covenants—No Solicitation of Acquisition Proposals" beginning on page 68, in response to a bona fide written unsolicited takeover proposal that our board determines in good faith is, or could reasonably be expected to lead to, a superior proposal (as defined in the merger agreement and described below under the heading "The Merger Agreement—Covenants—Board Recommendation") and which did not result from our breach of the merger agreement, we may and may permit and authorize our subsidiaries and our and our subsidiaries' representatives to:

  •
  furnish information to a person making such a takeover proposal (and its representatives) pursuant to a confidentiality agreement which contains terms that are no less restrictive than those contained in the confidentiality agreement between us and IBM, provided that all such information has been provided or made available, or is substantially concurrently provided or made available, to IBM; and

  •
  participate in discussions or negotiations with, and only with, the person making such takeover proposal (and its representatives) regarding such takeover proposal.

Termination of the Merger Agreement (page 74)

        The merger agreement may be terminated under the following circumstances:

  •
  by our, IBM's and merger sub's mutual written consent;

  •
  by either IBM or us if:

  •
  the merger is not consummated by June 30, 2012, but this right to terminate the merger agreement will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to occur on or before such date and such action or failure to act constitutes a breach of the merger agreement;

  •
  any temporary restraining order, preliminary or permanent injunction, or other judgment, order or decree issued by a court of competent jurisdiction or other legal restraint or prohibition having the effect of preventing the consummation of the merger is in effect and has become final and nonappealable; or

  •
  our stockholders do not adopt the merger agreement at the stockholders meeting (or at any adjournment or postponement thereof) that we have held and completed for such purpose;

  •
  by us if IBM breaches a representation or warranty or fails to perform a covenant or other agreement contained in the merger agreement so that the related closing conditions cannot be satisfied and such breach or failure to perform cannot be cured or is not cured by IBM or merger sub within 30 business days after such breach or failure to perform, or if such breach or failure to perform is curable by such date, IBM or merger sub, as the case may be, does not commence to cure such breach or failure to perform within 10 business days after receipt of written notice from us and diligently pursue such cure thereafter; or

  •
  by IBM if:

  •
  we deliver a notice to IBM that our board of directors has withdrawn or modified its recommendation that the merger agreement or the merger or both are advisable in a manner adverse to IBM or merger sub or such an adverse recommendation change has occurred;

  •
  we breach a representation or warranty or fail to perform a covenant or other agreement contained in the merger agreement so that the related closing conditions cannot be satisfied and such breach or failure to perform cannot be cured or is not cured by us within 30 business days after such breach or failure to perform, or if such breach or failure to perform is curable by such date, we do not commence to cure such breach or failure to perform within 10 business days after receipt of written notice from IBM and diligently pursue such cure thereafter; or

    •
    any legal restraint is in effect and has become final and nonappealable that has one of the effects set forth in the merger agreement and described below under the heading "The Merger Agreement—Termination of the Merger Agreement" beginning on page 74.

Termination Fee and Expenses (page 75)

        Each party will generally pay its own fees and expenses in connection with the merger, whether or not the merger is consummated.

        We will be required to pay a termination fee of $14.0 million to IBM if:

  •
  prior to the vote at the stockholders meeting (or at any adjournment or postponement thereof) that we have called for the purpose adopting the merger agreement, a takeover proposal has been made to us or our stockholders, or any person has announced an intention to make a takeover proposal, or a takeover proposal otherwise becomes known to us or generally known to our stockholders and thereafter:

  •
  the merger agreement is terminated by either us or IBM because the merger has not been consummated by June 30, 2012 or the merger agreement is terminated by either us or IBM because our stockholders did not adopt the merger agreement at the stockholders meeting (or at any adjournment or postponement thereof) that we have held and completed for such purpose; and

  •
  within 12 months after such termination of the merger agreement, either we or one of our subsidiaries enters into an acquisition agreement with respect to any takeover proposal or any takeover proposal is consummated (solely for purposes of this provision, all references to 10% in the definition of "takeover proposal," as described below under the heading "The Merger Agreement—Covenants—Board Recommendation" beginning on page 69, are deemed to be references to 30%); or

  •
  IBM terminates the merger agreement because we deliver a notice to IBM that our board of directors has withdrawn or modified its recommendation that the merger agreement or the merger or both are advisable in a manner adverse to IBM or merger sub or such an adverse recommendation change has occurred.

Regulatory Matters (page 58)

        The HSR Act prohibits us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the required waiting period has expired or been terminated. The parties filed their respective notification and report forms pursuant to the HSR Act with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission on December 22, 2011. The merger is also subject to review by the governmental authorities of various other jurisdictions under the antitrust or competition laws of those jurisdictions. We have filed or will file the appropriate notifications in each such jurisdiction and are pursuing the approval of the transaction.

Appraisal Rights (page 49)

        Record holders of our common stock as of the record date who do not vote in favor of the merger may elect to pursue their appraisal rights to receive the judicially determined "fair value" of their shares, which could be more or less than, or the same as, the per share merger consideration for the common stock, but only if they comply with the procedures required under Delaware law. For a summary of these Delaware law procedures, see "The Merger—Appraisal Rights" beginning on page 49. An executed proxy that is not marked "AGAINST" or "ABSTAIN" will be voted "FOR" the adoption of the merger agreement and will disqualify the stockholder submitting that proxy from demanding appraisal rights.

        A copy of Section 262 of the General Corporation Law of the State of Delaware, or DGCL, is included as Annex C to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. We encourage you to read these provisions carefully and in their entirety.

        ANY DEMANDTEC STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX C CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, SINCE FAILURE TO TIMELY AND FULLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

MARKET PRICES AND DIVIDEND DATA

        Our common stock is listed on The NASDAQ Global Market under the symbol "DMAN." This table shows, for the periods indicated, the range of intraday high and low per share sales prices for our common stock as reported on The NASDAQ Global Market.

	Fiscal Quarters
	First	Second	Third	Fourth
Fiscal Year 2012 (Through [ ])
High	$13.48	$9.90	$8.62	$	[ ]
Low	$8.88	$5.41	$5.46	$	[ ]
Fiscal Year 2011
High	$7.05	$7.85	$11.11		$14.08
Low	$5.79	$5.34	$7.35		$10.05
Fiscal Year 2010
High	$9.28	$10.00	$9.57		$9.50
Low	$6.65	$7.47	$7.83		$5.25

        The following table sets forth the closing price per share of our common stock, as reported on The NASDAQ Global Market on December 7, 2011, the last full trading day before the public announcement of the merger, and on [                ], the latest practicable trading day before the printing of this proxy statement:

	Common Stock Closing Price
December 7, 2011		$8.43
[ ]	$	[ . ]

        You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock. If the merger is consummated, there will be no further market for our common stock and our common stock will be delisted from The NASDAQ Global Market and deregistered under the Securities Exchange Act.

Dividends

        We did not declare or pay any cash dividends on our common stock during the three most recent fiscal years. In the event that the merger is not consummated, we would expect to retain earnings, if any, to fund the development and growth of our business and would not anticipate paying cash dividends on our common stock in the foreseeable future. In such event, our payment of any future dividends would be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

THE SPECIAL MEETING

        The enclosed proxy is solicited on behalf of the board of directors of DemandTec for use at the special meeting of stockholders or at any adjournment or postponement thereof.

Date, Time and Place

        We will hold the special meeting at [DemandTec's corporate headquarters, One Franklin Parkway, Building 910, San Mateo, California 94403], at [11:00 a.m.], local time, on [                ].

 Purpose of the Special Meeting

        At the special meeting, we will ask the holders of our common stock to (i) adopt the merger agreement, as it may be amended from time to time, (ii) if there are not sufficient votes in favor of adoption of the merger agreement, to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies and (iii) vote on a proposal with respect to the approval, on an advisory (non-binding) basis, of certain "golden parachute" compensation that may be paid or become payable to DemandTec's named executive officers in connection with the merger, including the agreements and understandings with DemandTec pursuant to which such compensation may be paid or become payable.

Record Date; Shares Entitled to Vote; Quorum

        Only holders of record of our common stock at the close of business on [                    ], the record date, are entitled to notice of, and to vote at, the special meeting. On the record date, [                ] shares of our common stock were issued and outstanding and held by approximately [        ] holders of record. Holders of record of our common stock on the record date are entitled to one vote per share at the special meeting on the proposal to adopt the merger agreement and the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies.

        A quorum of stockholders is necessary to hold a valid special meeting. Under our by-laws, a quorum is present at a meeting if the holders of a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the meeting are present in person or represented by proxy. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned by the chairman of the meeting to solicit additional proxies. For purposes of determining the presence of a quorum, abstentions will be counted as shares present and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter), if any, will also be counted as shares present.

Vote Required

        The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Adoption of the merger agreement is a condition to the closing of the merger.

        Approval of (i) the proposal to adjourn the special meeting to a later date, if necessary or appropriate, in order to solicit additional proxies from our stockholders and (ii) the proposal with respect to the approval, on an advisory (non-binding) basis, of certain "golden parachute" compensation that may be paid or become payable to DemandTec's named executive officers in connection with the merger, including the agreements and understandings with DemandTec pursuant to which such compensation may be paid or become payable, require the affirmative vote of the holders of a majority in voting power of the shares of our common stock present or represented by proxy at the special meeting and casting a vote for or against such matters, provided that a quorum is present.

Voting by DemandTec Directors and Executive Officers

        At the close of business on the record date, our directors and executive officers and their affiliates owned and were entitled to vote shares of our common stock, which represented approximately [    ]% of the shares of our outstanding common stock on that date. We expect that these directors and executive officers will vote all of their shares of our common stock "FOR" adoption of the merger agreement, "FOR" the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies and "FOR" the proposal with respect to an approval, on an advisory (non-binding) basis, of certain "golden parachute" compensation that may be paid or become payable to DemandTec's named executive officers in connection with the merger, including the agreements and understandings with DemandTec pursuant to which such compensation may be paid or become payable.

Voting of Proxies

        If your shares are registered in your name, you may cause your shares to be voted at the special meeting by returning a signed proxy card or voting in person at the meeting. Additionally, you may submit a proxy authorizing the voting of your shares via the Internet at [www.eproxy.com/dman] or by telephone by calling [1-800-560-1965] in the United States or [        ] from foreign countries. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy via the Internet or telephone.

        If your shares are registered in your name and you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to submit a proxy card even if you plan to attend the special meeting in person.

        Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted "FOR" the adoption of the merger agreement, "FOR" the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies and "FOR" the proposal with respect to an approval, on an advisory (non-binding) basis, of certain "golden parachute" compensation that may be paid or become payable to DemandTec's named executive officers in connection with the merger, including the agreements and understandings with DemandTec pursuant to which such compensation may be paid or become payable, provided that no proxy that is specifically marked "AGAINST" the proposal to adopt the merger agreement will be voted "FOR" the adjournment proposal or the proposal regarding "golden parachute" payments unless it is specifically marked "FOR" the adjournment proposal and/or "FOR" the proposal regarding "golden parachute" payments.

        If your shares are held in "street name" through a broker or other nominee, you may provide voting instructions by completing and returning the voting form provided by your broker or nominee or via the Internet or by telephone through your broker or nominee, if such a service is provided. To provide voting instructions via the Internet or telephone, you should follow the instructions on the voting form provided by your broker or nominee. If you plan to attend the special meeting, you will need a proxy from your broker or nominee in order to be given a ballot to vote the shares. If you do not return your broker's or nominee's voting form, provide voting instructions via the Internet or telephone through your broker or nominee, if possible, or attend the special meeting and vote in person with a proxy from your broker or nominee, it will have the same effect as if you voted "AGAINST" the adoption of the merger agreement.

Revocability of Proxies

        Any proxy you give pursuant to this solicitation may be revoked by you at any time before it is voted. Proxies may be revoked as follows:

        If you have sent a proxy directly to DemandTec, you may revoke it by:

  •
  delivering a written revocation of the proxy or a later dated, signed proxy card, to our Corporate Secretary at our corporate offices at DemandTec, Inc., One Franklin Parkway, Building 910, San Mateo, California 94403, on or before the business day prior to the special meeting;

  •
  delivering a new, later dated proxy by telephone or via the Internet until immediately prior to the special meeting;

  •
  delivering a written revocation or a later dated, signed proxy card to us at the special meeting prior to the taking of the vote on the matters to be considered at the special meeting; or

  •
  attending the special meeting and voting in person.

        If you have instructed a broker or nominee to vote your shares, you may revoke your proxy only by following the directions received from your broker or nominee to change those instructions.

        Revocation of a proxy will not affect any vote taken prior to revocation. Attendance at the special meeting will not in itself constitute the revocation of a proxy; you must vote in person at the special meeting to revoke a previously delivered proxy.

Board of Directors' Recommendations

        Our board of directors has unanimously approved the merger agreement and determined that the merger agreement and the merger are fair to and advisable and in the best interests of DemandTec and its stockholders. Our board of directors unanimously recommends that DemandTec stockholders (i) vote "FOR" the proposal to adopt the merger agreement, (ii) vote "FOR" the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to permit the solicitation of additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting and (iii) vote "FOR" the proposal with respect to an approval, on an advisory (non-binding) basis, of certain "golden parachute" compensation that may be paid or become payable to DemandTec's named executive officers in connection with the merger, including the agreements and understandings with DemandTec pursuant to which such compensation may be paid or become payable.

 Abstentions and Broker Non-Votes

        Stockholders that abstain from voting on a particular matter and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter. For purposes of determining the presence of a quorum, abstentions will be counted as shares present and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter), if any, will also be counted as shares present. Abstentions and broker non-votes will have the same effect as votes against the adoption of the merger agreement and will have no effect on the approval of (i) the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting and (ii) the proposal with respect to the approval, on an advisory (non-binding) basis, of certain "golden parachute" compensation that may be paid or become payable to DemandTec's named executive officers in connection with the merger, including the agreements and understandings with DemandTec pursuant to which such compensation may be paid or become payable, provided that a quorum is present.

Solicitation of Proxies

        The expense of soliciting proxies in the enclosed form will be borne by DemandTec. We may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

 Stockholder List

        A list of our stockholders entitled to vote at the special meeting will be available for examination by any DemandTec stockholder at the special meeting. For ten days prior to the special meeting, this stockholder list will be available for inspection by any stockholder for any purpose germane to the special meeting during ordinary business hours at our corporate offices located at DemandTec, Inc., One Franklin Parkway, Building 910, San Mateo, California 94403.

THE COMPANIES

DemandTec, Inc.

        DemandTec, Inc., was incorporated in Delaware on November 1, 1999. We provide a collaborative optimization network of software services connecting retail and consumer products, or CP, companies, enabling them to define category, brand, and shopper marketing strategies based on a scientific understanding of consumer behavior and make actionable pricing, promotion, assortment, space, and other merchandising and marketing decisions to achieve their revenue, profitability, sales volume, and customer loyalty objectives. We provide our applications by means of a software-as-a-service, or SaaS, model, which allows us to capture and analyze the most recent retailer and market-level data, enhance our software services rapidly to address our customers' ever-changing merchandising and marketing needs, and connect retailers and CP companies online to enable improved, more collaborative business processes between trading partners. We are headquartered in San Mateo, California, with additional sales presence in North America, Europe, and South America, and research and development personnel in India, China, and Russia.

        DemandTec's principal executive offices are located at One Franklin Parkway, Building 910, San Mateo, California 94403. DemandTec's website is located at http://www.demandtec.com. Additional information regarding DemandTec is contained in our filings with the Securities and Exchange Commission. See "Where You Can Find More Information" beginning on page 84.

International Business Machines Corporation

        IBM, a New York corporation, creates business value for clients and solves business problems through integrated solutions that leverage information technology and deep knowledge of business processes. IBM solutions typically create value by reducing a client's operational costs or by enabling new capabilities that generate revenue. These solutions draw from an industry leading portfolio of consulting, delivery and implementation services, enterprise software, systems and financing.

        IBM's principal executive offices are located at New Orchard Road, Armonk, New York 10504 and its telephone number is (914) 499-1900. Additional information regarding IBM is contained in IBM's filings with the Securities and Exchange Commission. See "Where You Can Find More Information" beginning on page 84.

Cudgee Acquisition Corp.

        Cudgee Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of IBM, was organized solely for the purpose of entering into the merger agreement and completing the merger and the other transactions contemplated by the merger agreement. Merger sub's principal executive offices are located at New Orchard Road, Armonk, New York, 10504 and its telephone number is (914) 499-1900. Merger sub has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement.

        Upon consummation of the merger, merger sub will cease to exist, and DemandTec will continue as the surviving corporation.

THE MERGER

        The following discussion summarizes the material terms of the merger. We urge you to read carefully the merger agreement, which is attached as Annex A to this proxy statement.

Background to the Merger

        IBM has been a strategic partner of ours for several years, providing business process outsourcing, systems integration and general consulting services and collaborating jointly with us to sell and implement IBM and DemandTec solutions in multiple geographies. From time to time in the past, we and IBM have had discussions regarding our commercial relationship.

        On July 27, 2011, Dan Fishback, our president and CEO, and Mark Culhane, our executive vice president and CFO, were contacted by Chuck Robel, a member of our board, who advised them that he had been contacted by and met with representatives of Union Square Advisors LLC, which we refer to as USA, who expressed interest in meeting with our management to discuss our business and potential strategic alternatives. USA is an investment bank that provides financial advisory services to companies like DemandTec.

        On July 28, 2011, Mr. Culhane was contacted by Carter McClelland, executive chairman and a senior managing director of USA, to arrange a meeting with representatives of USA. On July 29, 2011, Mr. Culhane responded and expressed a willingness to meet.

        On August 3, 2011, at a regularly scheduled meeting of our board, management reviewed and discussed our recent operating and financial results and preliminary three-year operating plan. As part of the discussion, our board discussed our business prospects and operating environment.

        On August 10, 2011, Mr. Culhane and Will Johnson, our vice president of corporate development and strategy, held a preliminary meeting with representatives of USA, including Mr. McClelland and another USA senior investment banker, who was a former IBM employee, to discuss our business and potential strategic alternatives that might be available to us.

        On August 11, 2011, USA informed Mr. Culhane that Yuchun Lee, vice president and general manager of IBM's enterprise marketing management group, which we refer to as EMMG, was interested in meeting with members of our management to share views on strategy and vision. Mr. Lee formerly served as CEO of Unica Corporation, which IBM acquired in October 2010.

        On August 16, 2011, Archie Colburn, managing director of corporate development of IBM, contacted Messrs. Fishback and Culhane regarding a possible in-person meeting between representatives of our management and IBM to discuss strategic alternatives. They also discussed a nondisclosure agreement, which we refer to as an NDA, between the two parties.

        On August 18, 2011, Mr. Colburn sent us a draft of a proposed NDA to supersede the existing NDA entered into between the two parties in February 2008 in connection with their commercial relationship. The new NDA was negotiated by representatives of the two parties and entered into effective September 6, 2011. During this timeframe, representatives of our management and IBM also exchanged communications about the proposed in-person meeting and related matters.

        On August 25, 2011, Messrs. Fishback and Culhane met in person in Boston, MA with representatives of IBM, including Mr. Lee, to discuss our business, vision and strategy as well as the potential strategic fit of our business and IBM's EMMG business.

        On August 31, 2011, members of our management met with representatives of USA at our offices in San Mateo, CA to review our business and discuss potential strategic alternatives that may be available to us.

        After the August 31, 2011 meeting, representatives of both parties exchanged communications about a follow-on in-person meeting after the Labor Day weekend. On September 8, 2011,

Messrs. Fishback, Culhane and Johnson met with Mr. Colburn of IBM at our offices in San Mateo, CA to continue discussions about our business and the strategic fit of our business with IBM's EMMG business. During the meeting, Mr. Colburn expressed IBM's interest in acquiring our company.

        On September 12, 2011, after discussions with other members of our management and representatives of USA, Mr. Culhane spoke by phone with Mr. Colburn to discuss how we and IBM would view the value of our business if our board were to consider a strategic transaction at the present time and to better understand IBM's view of next steps.

        On September 12, 2011, Mr. Fishback briefed Victor Lund, the chairman of our board of directors, on the status of discussions with IBM regarding a potential acquisition of our company. Mr. Lund then called a meeting of our board to consider our response to IBM's preliminary acquisition interest.

        On September 13 and 14, 2011, members of our management continued discussions regarding a potential sale transaction with IBM as well as other potential alternatives for our company internally and with representatives of USA.

        On September 14, 2011, Mr. Colburn of IBM submitted to Mr. Fishback IBM's written indication of interest to acquire all of our outstanding stock for $11.25 per share in cash contingent on our agreeing prior to 2:00 p.m. PDT on September 19, 2011 to enter into an exclusivity agreement with an exclusivity period ending no earlier than November 22, 2011 and subject to IBM completing a customary due diligence review and the parties entering into mutually acceptable definitive agreements, including customary employment and retention arrangements with certain members of our senior management team.

        Later in the day on September 14, 2011 at a meeting of our board of directors, Mr. Lund communicated to our directors IBM's interest in acquiring our company. After discussion, our board determined to retain Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, which we refer to as Gunderson Dettmer, as external counsel to advise our board through the process of evaluating any potential interest by IBM and related matters. Additionally, our board discussed the retention of a financial advisor to assist in the evaluation of IBM's indication of interest and to evaluate more broadly our strategic alternatives. Our board directed management to work with representatives of Gunderson Dettmer to evaluate whether to retain USA and, if so, to advise our board on the terms of USA's engagement.

        On September 16, 2011, our board held a meeting at which they discussed IBM's $11.25 per share indication of interest and proposed exclusivity period. Representatives of Gunderson Dettmer reviewed for the directors their fiduciary responsibilities generally and in connection with proposed transactions of this type. Among other things, our board (i) discussed various processes that might be followed if our board were to explore a potential sale of our company, (ii) reviewed other potential buyers, including their potential strategic fit, financial capability, acquisition history and likelihood of offering a price higher than that offered by IBM, (iii) considered the potential harm to our company if the possibility of a sale of our company became known to the public or to our customers and competitors, (iv) considered the risk of jeopardizing IBM's offer by soliciting other potential buyers and (v) noted that IBM and other potential buyers would likely want to enter into employment and/or retention agreements with members of our management team. Our board then directed our management to contact three potential buyers that appeared to have the resources, expertise and interest to acquire us. Each of these companies was a significant technology company which we believed could have a strategic need for the solutions we provide and possessed the financial resources to complete an acquisition of our company. We refer to these companies as Company A, Company B and Company C. Our board also discussed our management's role in exploration of a sales process in light of any potential buyer's desire to formalize employment and retention agreements and directed management to retain separate counsel to advise them about any such potential employment offers. In addition, our board then discussed the benefits and potential issues regarding the possible retention of USA as its financial advisor and authorized management to retain USA as our financial advisor, subject to (i) addressing any potential conflicts of interest that might arise as a result of the senior USA investment banker who participated in preliminary meetings and discussions with us having recently served as head of the corporate development group of IBM and (ii) our board approving the terms and conditions of USA's advisory role.

        Commencing on September 16, 2011, members of our management team contacted senior executives at Company A, Company B and Company C. Company B indicated on September 18, 2011 that, despite the strategic rationale for combining the two companies, they would be unable to consider an acquisition at the present time. Company A and Company C expressed preliminary interest in considering further an acquisition of our company.

        On September 19, 2011, Mr. Colburn communicated to Messrs. Fishback and Culhane IBM's concerns that USA's senior investment banker who was a former IBM employee might be involved in the possible transaction should we retain USA as our financial advisor.

        On September 19, 2011, at a meeting of our board of directors without representatives of USA present, representatives of Gunderson Dettmer reviewed the proposed terms of the USA engagement letter and other aspects of its advisory role and our board determined to engage USA as its financial advisor, provided that USA's senior investment banker who was formerly an IBM employee not participate in USA's representation of our company. Representatives of USA then joined the meeting. Mr. Fishback provided an update on action taken by management following receipt of an indication of interest from IBM to acquire our company. Mr. Fishback noted that he had contacted IBM and obtained an extension of the date by which IBM's indication of interest and request for exclusive negotiations would expire to 2:00 p.m. PDT on September 22, 2011. Mr. Fishback also reviewed with the board the other potential buyers contacted by management at the direction of our board. Representatives of USA provided a preliminary assessment of IBM's indication of interest, expressing the view that IBM had made a serious and credible indication of interest. USA also reviewed for our board the competitive landscape in which we operate. Our board determined to take appropriate steps to assess the likelihood of obtaining a superior offer from another potential buyer before engaging in price negotiations with IBM and granting IBM exclusive negotiating rights. Our board also determined to hold meetings on September 20, 2011, September 21, 2011 and September 23, 2011 to discuss further IBM's indication of interest, possible alternatives to consider and for USA to present further financial analyses. After further discussion, our board then directed management to contact IBM to request an extension to respond to its indication of interest and request for exclusive negotiations to Friday, September 23, 2011 and directed management and USA to pursue indications of interest from other parties that might express an interest in acquiring our company.

        On September 20, 2011, we retained USA as our exclusive financial advisor in connection with the possible sale of our company. The terms of USA's retention as our financial advisor provided, among other things, that the senior USA investment banker who was a former employee of IBM would not participate in any way in the sale process and that no confidential information about IBM which he became aware of during his employment with IBM would be accessible to us or USA during the sale process.

        On September 20, 2011, Mr. Fishback contacted a representative of IBM to indicate that our board was continuing to evaluate IBM's indication of interest. Mr. Fishback also contacted Company A but did not receive a response. In addition, on September 20, 2011, representatives of USA contacted a senior executive at Company C and encouraged Company C to submit a written indication of interest by September 23, 2011 if it wanted to pursue an acquisition of our company. USA later received communication from Company A expressing interest in submitting an indication of interest the next day.

        On September 20, 2011, at an informational meeting of our board of directors, representatives of USA provided a summary of the equity market's perspective of our company and a preliminary financial analysis of IBM's indication of interest. Mr. Fishback and USA then reviewed the communications taken place earlier in the day with regard to other potential buyers.

        On September 21, 2011, members of our management met with representatives of IBM, including Mr. Lee, at our offices in San Mateo, CA. During the meeting, our management provided a product demonstration and discussed our strategic view and go-to-market strategy, and representatives of IBM reviewed its EMMG business and the strategic fit of the two businesses.

        On September 21, 2011, Company C advised representatives of USA that it was considering making a written indication of interest to acquire our company and, if Company C did proceed to submit such an indication of interest, that we should expect to receive it the next day.

        On September 21, 2011, our board held a meeting to (i) review an update to the financial analysis prepared by USA, (ii) have our board and management discuss the revised financial analysis and assess our company's strategic, operating and financial prospects, (iii) obtain an update from USA on the status of discussions with other potential buyers and (iv) discuss how to respond to IBM's indication of interest and request for exclusive negotiations if the board determined to consider the possible sale of DemandTec. Our board discussed whether to consider a sale at the present time in light of our business prospects and operating environment and, after consulting with its financial and legal advisors, determined that it was prepared to consider a sale now at an attractive price. Our board also discussed the request by IBM for a period of exclusive negotiations during which we would, among other things, not be able to discuss an acquisition with any other party. At the end of a detailed discussion and after consulting with its financial and legal advisors, our board directed USA to communicate to IBM that our board was prepared to move forward with a three-week period of exclusive negotiations if IBM were to raise its indication of interest price to $13.50 per share, the three-week exclusivity period was subject to the definitive agreement containing either a fiduciary out or a go shop provision and there being no unusual closing conditions that IBM anticipated requesting in connection with a definitive agreement. Our board also discussed additional steps required if it were to receive an indication of interest from other interested parties and scheduled a meeting for Thursday, September 22, 2011.

        On September 21, 2011, representatives of USA received an inquiry from another investment banking firm on behalf of another company, which we refer to as Company D, about potentially submitting an offer to acquire our company.

        On September 22, 2011, as directed by our board, USA contacted a representative of IBM to communicate the counter-proposal outlined by our board. The IBM representative expressed that IBM was not willing to consider a $13.50 per share acquisition price but would consider increasing its offer to or modestly above $12.00 per share and shortening the exclusivity period to 45 days.

        On September 22, 2011, at an informational meeting of our board of directors, Mr. Fishback reported to our board on USA's discussions with IBM during the day. After further discussion, our board determined that it would further consider the matter at the regularly scheduled board meeting in the evening before responding to IBM.

        In the evening of September 22, 2011, at a meeting of our board of directors, representatives of USA provided an update on developments since our board meeting held earlier in the day. Representatives of USA first reviewed discussions with IBM and then reported that representatives of USA had spoken with representatives from Company A, Company C and Company D. USA informed the board that Company C had indicated that it was not interested in acquiring our company at $12.00 per share, that Company A anticipated responding the next day about its level of interest in acquiring our company and that an investment banker representing Company D had contacted USA indicating further interest. Our board then discussed IBM's willingness to increase its offer price to or modestly above $12.00 per share. After considering (i) USA's financial analysis of IBM's potentially increased offer price, (ii) the likelihood of receiving a higher price from other potential buyers, (iii) the risk of jeopardizing IBM's offer if our board delayed responding to IBM to consider other potential indications of interest, (iv) the ability of another third party to submit a superior offer at a later date, subject to potentially paying a breakup fee, and (v) advice from Gunderson Dettmer regarding its fiduciary duties, our board determined that it was prepared to agree to a period of exclusive negotiations of 45 days if IBM were to make an indication of interest at a price higher than $12.00 per share and subject to other customary and reasonable terms. Additionally, our board directed USA to advise Company D that, although it was late in the process, our board would welcome its submission of an indication of interest to acquire our company.

        On September 23, 2011, USA received a written indication of interest from Company D to acquire our company at $13.00 per share, which further provided that Company D anticipated that it could complete its due diligence review and execute a definitive agreement within 15 calendar days following our board's support of its indication of interest. Company D further noted that it would not require a period of exclusive negotiations. Mr. Fishback was also notified by Company A that it was not going to pursue an acquisition of our company.

        On September 23, 2011, USA contacted a representative of IBM to communicate that we had received a superior indication of interest from a highly credible party that was prepared to proceed, without exclusivity, on a more accelerated timeframe than that on which IBM had indicated to date it was prepared to proceed and that our board would be meeting later in the day to discuss how to respond. The IBM representative did not indicate a willingness to consider increasing IBM's offer price.

        On September 23, 2011, our board held a meeting to discuss the indication of interest to acquire our company from Company D and to provide an update on the status of discussions with IBM. USA reviewed Company D's indication of interest and expressed USA's belief that Company D was a highly credible buyer. During the meeting, an IBM representative contacted representatives of USA suggesting that IBM might consider increasing its indicated purchase price. After deliberation of IBM's possible willingness to increase its price, our board concluded that our company should pursue the offer from Company D unless IBM offered a higher price. Our board directed USA to contact IBM and offer IBM the opportunity to increase its price.

        On September 23, 2011, at the direction of our board, USA contacted IBM and offered IBM the opportunity to increase its price. The IBM representative then delivered a written indication of interest to acquire our company at $13.20 per share conditioned on a 45-day exclusivity period, with the indication of interest stating it would expire at 3:00 p.m. PDT the same day if not accepted before then.

        On September 23, 2011 at 2:00 p.m. PDT, our board met again to review the subsequent conversation with IBM culminating in the receipt of the revised written indication of interest and increased indicated offer price. Our board then discussed the indications of interest from IBM and Company D. USA advised our board that both parties were highly credible with track records of successfully completing acquisitions after commencing an acquisition process. Our board then recessed at 2:35 p.m. PDT while representatives of USA contacted representatives of Company D to advise Company D that we had received a superior indication of interest from another potential buyer. The representative of Company D informed USA that Company D was not prepared to increase its price above $13.00 per share without access to non-public information about our company. Our board reconvened at approximately 2:45 p.m. PDT to review each indication of interest in detail, noting that IBM was proposing $13.20 per share with a 45-day period of exclusive negotiations and that Company D was proposing $13.00 per share without an exclusivity period and an expressed intent to complete its due diligence review and negotiate a definitive agreement within 15 calendar days. Our board discussed the relative benefits and risks of each indication of interest, including price, required exclusivity period, time frame for completion and ability of each party to consummate a transaction. Our board further noted that IBM indicated a deadline of 3:00 p.m. PDT to accept its request for a period of exclusive negotiations and support its indication of interest. Following discussion, it was the consensus of our board that, under the circumstances, it would be in the best interests of our stockholders to grant the exclusivity required by IBM and further pursue its superior indication of interest of $13.20 per share.

        On September 23, 2011, following the conclusion of the meeting of our board of directors, we and IBM entered into an agreement under which we agreed to grant exclusivity to IBM for at least 45 days ending no earlier than November 7, 2011 in connection with an indication of interest to acquire our company for $13.20 per share. The exclusivity agreement generally provided that we and our representatives were prohibited from soliciting, encouraging, entering into or continuing discussion regarding a takeover proposal, as defined, or furnishing information to a third party with respect to a takeover proposal.

        On September 24, 2011, Mr. Colburn of IBM introduced members of our management to Hiroki Minawa, a corporate development executive of IBM, who led IBM's due diligence review of our company and retention planning process. In late September and early October, (i) members of our management discussed IBM's due diligence review with representatives of IBM, (ii) IBM provided us with a comprehensive due diligence request list, (iii) we established an electronic data room with requested due diligence documents and (iv) representatives of IBM began reviewing those documents.

        During October and November 2011, IBM conducted its legal, financial, technical and business due diligence.

        On October 12 and 13, 2011, representatives of IBM contacted members of our management team to advise them that IBM's due diligence review was ongoing and that it might require more time than originally thought. On October 15, 2011, Mr. Culhane discussed the status of diligence with representatives of USA. On October 17, 2011, Mr. Fishback notified Mr. Lund of the status of IBM's diligence review and that it might take longer than originally expected. On October 18, 2011, Mr. Fishback discussed the status of diligence with Mr. Lee of IBM.

        On October 24, 2011, Mr. Colburn of IBM contacted Mr. Culhane to advise him that IBM was continuing its due diligence review and requested that IBM conduct its onsite due diligence review on November 8, 9 and 10, 2011.

        On October 27, 2011, Mr. Colburn of IBM contacted Mr. Culhane to request an extension of the exclusivity period from November 7, 2011 to November 28, 2001 to provide additional time for IBM to complete its due diligence review and for the parties to negotiate definitive transaction documents. Representatives of USA then contacted Mr. Colburn of IBM to discuss the requested extension of the exclusivity period.

        On November 3, 2011, at a meeting of our board, representatives of USA and Mr. Fishback provided updates on the proposed acquisition of our company by IBM, particularly the current request for an extension of the exclusivity period. After considering recent developments at our company, current economic and market conditions, our stock price, the reasons for the requested extension of the exclusivity period, the potential harm to us by extending the exclusivity period and not completing the sale and the absence of any additional unsolicited indications of interest from other third parties, our board authorized Mr. Fishback to negotiate an extension of the exclusivity period with IBM until no later than midnight on November 21, 2011.

        On November 4, 2011, the parties entered into a letter agreement extending the exclusivity period to November 21, 2011.

        On November 8, 2011, Cravath Swaine & Moore, which we refer to as Cravath, legal counsel to IBM, sent Gunderson Dettmer an initial draft of the merger agreement relating to the proposed acquisition of our company by IBM, which we refer to as the merger agreement. From November 8,

2011 until December 7, 2011, we and IBM, and our respective legal counsel, engaged in negotiations regarding the terms of the merger agreement.

        On November 8, 2011, certain members of our senior management team retained Fenwick & West LLP, which we refer to as Fenwick, to advise them with respect to potential employment and/or retention arrangements with IBM.

        From November 8 to 10, 2011, members of our management met with a team of representatives from IBM who conducted an in depth in-person due diligence review of our business.

        On November 15, 2011, our board held a meeting to review the then current draft of the merger agreement and our proposed revisions to the agreement. Representatives of Gunderson Dettmer reviewed, among other things, our representations, warranties and covenants in the merger agreement, the circumstances under which IBM would not be required to complete the acquisition after entering into the merger agreement, the ability of our board to respond to and ultimately accept a superior acquisition proposal and the termination fee payable by us if our board withdrew or gave notice of its intent to withdraw its recommendation of the merger. Our board also discussed the process to date regarding the negotiations of the merger agreement.

        On November 16, 2011, a representative of IBM sent Mr. Fishback proposed offer letters to be entered into between IBM and certain of our key executives. The offer letters included proposed retention arrangements and were conditioned upon IBM completing the acquisition of our company.

        On November 17, 2011, at an informational meeting of our board, USA presented a financial analysis of the merger in anticipation of a subsequent board meeting at which USA would provide its fairness opinion to our board, if so requested by our board.

        On November 17, 2011, a representative of IBM contacted Mr. Fishback to request a further extension of the exclusivity period, indicating that IBM needed more time to complete its due diligence review and finalize the definitive agreements.

        On November 18, 2011, USA reviewed its financial analysis with board members that were unable to attend the November 17, 2011 board meeting, as well as reviewed IBM's request for an additional extension of the exclusivity period, with such request anticipated to be discussed and considered at the scheduled board meeting on November 19, 2011.

        On November 19, 2011, our board held a meeting to discuss extending the exclusivity period to December 4, 2011 in order to allow IBM to complete its due diligence process and to finalize definitive agreements. After considering reasons for the requested extension, recent developments at our company, current economic and market conditions, the financial analysis of the merger by USA, the status of any indications of interest from other parties and the consequences of letting the exclusivity period lapse, our board determined to extend the exclusivity period to December 4, 2011.

        On November 21, 2011, the parties signed a letter agreement extending the exclusivity period to December 4, 2011.

        By November 25, 2011, IBM and certain members of our senior management entered into offer letters the effectiveness of which was conditioned upon IBM acquiring us.

        On November 30, 2011, a representative of IBM contacted Mr. Fishback to request a further extension of the exclusivity period to December 9, 2011 to complete its due diligence review and finalize the definitive agreements.

        On December 1, 2011, members of the compensation committee of our board of directors reviewed the terms of the proposed offer letters, including retention arrangements, with certain members of our senior management.

        On December 2, 2011, our board held a meeting to discuss extending the exclusivity period. After considering the reasons for the requested extension, recent developments, current economic and market conditions, the financial analysis of the merger by USA, the status of any indications of interest from other parties and the consequences of letting the exclusivity period lapse, our board determined to extend the exclusivity period to December 8, 2011.

        On December 2, 2011, the parties signed a letter agreement extending the exclusivity period to December 8, 2011.

        On December 6, 2011, our board met to consider and, if appropriate, vote to approve the merger with IBM. Representatives of Gunderson Dettmer reviewed the proposed terms and conditions of the merger agreement, including our representations, warranties and covenants in the merger agreement, the circumstances under which IBM would not be required to complete the acquisition after entering into the merger agreement, the ability of our board to respond to and ultimately accept a superior acquisition proposal and the termination fee payable by us if our board withdrew or gave notice of its intent to withdraw its recommendation of the merger. Representatives of USA presented an updated financial analysis and then rendered to our board its oral opinion, subsequently confirmed in writing, that, as of December 6, 2011, and based upon and subject to the various assumptions, procedures, factors, qualifications and limitations set forth in the opinion, the $13.20 per share in cash to be paid to the holders of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. USA also indicated that its written fairness opinion was ready for delivery and subsequently delivered it to us on December 6, 2011. The full text of the opinion of USA, dated December 6, 2011, is attached to this proxy statement as Annex B and is incorporated by reference in this proxy statement in its entirety. See also, "The Merger—Opinion of DemandTec's Financial Advisor." Representatives of Gunderson Dettmer then reviewed the proposed resolutions to be considered for approval by our board. Following such presentations and upon further review and discussion, our board unanimously resolved to approve the merger agreement and related matters and resolved to recommend that our stockholders adopt the merger agreement, which is attached hereto as Annex A.

        On December 7, 2011, the parties continued to finalize the merger agreement. The merger agreement was finalized shortly after the cessation of trading of our common stock on The NASDAQ Global Market on December 7, 2011, at which point the merger agreement was signed by the parties. The signing of the merger agreement was publicly announced on December 8, 2011, prior to the opening of trading of our common stock on The NASDAQ Global Market.

Recommendation of DemandTec's Board of Directors and Reasons for the Merger

        At a meeting of our board of directors on December 6, 2011, our board of directors unanimously determined that the merger agreement and the merger are fair to and advisable and in the best interests of DemandTec and its stockholders. Accordingly, our board of directors unanimously approved the merger agreement. Our board of directors unanimously recommends that you vote (i) "FOR" the adoption of the merger agreement, (ii) "FOR" the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting and (iii) "FOR" the proposal with respect to an approval, on an advisory (non-binding) basis, of certain "golden parachute" compensation that may be paid or become payable to DemandTec's named executive officers in connection with the merger, including the agreements and understandings with DemandTec pursuant to which such compensation may be paid or become payable.

        In the course of reaching its decision to approve the merger agreement, to declare that the merger agreement and the merger are fair to and advisable and in the best interests of DemandTec and its stockholders and to recommend that DemandTec's stockholders vote to adopt the merger agreement, our board of directors consulted with our senior management and our financial advisor USA. Our board of directors also consulted with outside legal counsel regarding its fiduciary duties and the terms of the merger agreement and related matters. The following discussion includes the material reasons and factors considered by our board of directors in making its recommendation, but is not, and is not intended to be, exhaustive.

        Factors considered by our board of directors weighing in favor of the merger included:

        Merger Consideration.    Our board of directors considered the following with respect to the merger consideration to be received by DemandTec's stockholders:

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  that stockholders will be entitled to receive merger consideration of $13.20 per share in cash upon the closing of the merger, providing liquidity and certainty of value as compared to the uncertain future long-term value to stockholders that might or might not be realized if we remained independent;

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  the fact that the $13.20 per share value of the cash merger consideration represents a 93% and 74% premium, respectively, over the average closing price of our common stock on The NASDAQ Global Market over the 90 and 30 trading day periods ending on December 5, 2011 (the last trading day prior to our board of directors' approval of the merger agreement) and represents a 60% premium over the closing price of our common stock on The NASDAQ Global Market on December 5, 2011 (the last trading day prior to our board of directors' approval of the merger agreement), and the levels of those premiums as compared to the premiums in other comparable merger transactions;

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  the then current financial market conditions and the recent and historical market prices of our common stock, including the market price performance of our common stock relative to those of other industry participants since our initial public offering in August 2007 and over the last 12 months. See "Market Prices and Dividend Data" for information about our common stock prices since March 1, 2009; and

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  the determination, based on discussions with management and our financial advisor, that IBM was the party most likely to have the most interest in acquiring us at the highest price.

        Prospects in Remaining Independent.    Our board of directors considered the possibility of continuing to operate DemandTec as an independent public company, including the perceived risks and uncertainties of remaining an independent public company. In considering the alternative of pursuing growth as an independent company, our board of directors considered the following factors:

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  the need to successfully develop and introduce new service offerings and expand our customer base and geographic scope of operations in order to achieve our three-year operating plan;

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  the risks associated with the need to expand our service offerings, customer base and geographic scope of operations;

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  the fact that even if DemandTec achieves our operating objectives, which contemplates significantly improved financial performance, there is no assurance that the implied present value of its stock price would exceed the price offered by IBM; and

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  the potential for increased competition, particularly from larger competitors such as IBM, that have greater financial resources, larger sales forces with lower effective selling costs and the ability to bundle services which compete with ours with their other product and service offerings.

        Potential Alternative Acquisition by IBM.    Our board of directors considered the possibility that, if we were not to combine with IBM at this time, IBM would acquire another company in the industry and, in such event, there would be less likelihood that IBM would be an interested acquirer of us in the future.

        Opinion of USA.    Our board of directors considered the financial analyses presented by representatives of USA, as well as the oral opinion of USA, subsequently confirmed in writing, to our board of directors that, as of December 6, 2011 and based upon and subject to the various assumptions, procedures, factors, qualifications and limitations set forth in the written opinion, the consideration to be received by the holders of shares of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders, as more fully described in the section entitled "—Opinion of DemandTec's Financial Advisor" beginning on page 29.

        Financial Forecasts.    Our board of directors considered the financial forecasts prepared by DemandTec's management and summarized below under "—Financial Forecasts" beginning on page 39. These financial forecasts were also provided to USA for purposes of the opinion described in the preceding paragraph.

        Terms of the Merger Agreement.    Our board of directors considered the terms and conditions of the merger agreement and the course of negotiations thereof, including:

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  the conditions to IBM's obligation to complete the merger, including the absence of a financing condition, the absence of a need for a vote of IBM's stockholders, and the ability of IBM to terminate the merger agreement under certain specified circumstances;

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  the structure of the transaction as a merger, requiring approval by our stockholders, which would provide a period of time prior to the closing of the merger during which an unsolicited superior proposal could be made;

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  our ability, under certain circumstances, to furnish information to and conduct negotiations with a third party, if our board of directors determines in good faith that the third party has made a takeover proposal that is, or could reasonably be expected to lead to, a superior proposal;

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  the ability of our board of directors, in connection with a superior proposal and under certain other circumstances, to change its recommendation that our stockholders adopt the merger agreement if our board of directors determines in good faith, after consultation with its outside counsel and a financial advisor of nationally recognized reputation, that the failure to do so is reasonably likely to result in a breach of its fiduciary duties to our stockholders;

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  the requirement that we pay to IBM a termination fee of $14.0 million if the merger agreement is terminated under certain specified circumstances;

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  the belief of our board of directors that, based upon information provided by DemandTec's legal counsel and financial advisor, the termination fee would not preclude or substantially impede a possible superior proposal; and

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  that DemandTec's stockholders will be entitled to appraisal rights under Delaware law.

        In the course of its deliberations, our board of directors also considered a variety of risks and factors weighing against the merger, including:

        Risks of Announcement and Closing.    Our board of directors considered:

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  the risks and contingencies related to the announcement and pendency of the merger, including the impact on our employees and our relationships with existing and prospective customers, suppliers and business partners, as well as other third parties;

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  the conditions to IBM's obligation to complete the merger and the right of IBM to terminate the merger agreement under certain specified circumstances;

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  the risks of a delay in receiving, or a failure to receive, the necessary antitrust approvals and clearances to complete the merger; and

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  the risks and costs to DemandTec if the merger is not completed, including the diversion of management and employee attention, potential employee attrition, the potential impact on our stock price and the effect on our business relationships.

        Limitations on DemandTec's Business.    Our board of directors considered the potential limitations on DemandTec's pursuit of business opportunities due to pre-closing covenants in the merger agreement whereby DemandTec agreed that it will carry on its business in the ordinary course of business consistent with past practice and, subject to specified exceptions, will not take certain actions related to the conduct of its business without the prior written consent of IBM.

        Solicitation of Interest.    Following receipt of proposed terms for the merger from IBM, our board of directors, with the assistance of USA, considered other potential acquirers and solicited interest from other parties that might be potentially interested in a business combination with DemandTec.

        Cash Transaction.    Our board of directors considered that the merger consideration is cash and, as a result, our stockholders will forego any potential future increase in our value that might result from our possible growth, and that income realized as a result of the merger generally will be taxable to our stockholders.

        Stockholder Vote.    Our board of directors considered the requirement that the merger agreement obligates DemandTec to submit the merger agreement for adoption by DemandTec's stockholders even if our board of directors withdraws its recommendation to our stockholders to adopt the merger agreement.

        Termination Fee and Other Alternative Acquirers.    Our board of directors considered the possibility that the $14.0 million termination fee payable to IBM under the circumstances set forth in the merger agreement might discourage a competing proposal to acquire DemandTec or reduce the price of any such proposal.

        Interests of Directors and Officers.    Our board of directors considered the interests that certain of our directors and executive officers may have with respect to the merger in addition to their interests as DemandTec stockholders generally, as described in "—Interests of DemandTec's Executive Officers and Directors in the Merger" on page 40.

        The foregoing discussion is not intended to be exhaustive, but we believe it addresses the material information and principal factors considered by our board of directors in its consideration of the merger.

        In light of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination, and individual directors may have given different weight to different factors. In addition, our board of directors did not reach any specific conclusion with respect to any of the factors or reasons considered. Instead, our board of directors conducted an overall analysis of the factors and reasons described above and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the merger agreement and accordingly recommends that our stockholders vote "FOR" the adoption of the merger agreement.

Opinion of DemandTec's Financial Advisor

        We retained USA to provide us with financial advisory services and to potentially provide our board of directors with its opinion as to the fairness of the consideration to be received by the holders of shares of our common stock in connection with a possible merger, sale or other strategic business combination. Our board of directors selected USA to act as our financial advisor based on USA's qualifications, expertise and reputation. At the meeting of our board of directors on December 6, 2011, USA rendered its oral opinion, subsequently confirmed in writing, that as of December 6, 2011, and based upon and subject to the various assumptions, procedures, factors, qualifications and limitations set forth in the written opinion, the consideration to be received by the holders of shares of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

        The full text of the written opinion of USA, dated as of December 6, 2011, is attached to this proxy statement as Annex B and is incorporated herein by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by USA in rendering its opinion. We encourage you to read the opinion carefully and in its entirety. USA's opinion is directed to our board of directors and addresses only the fairness as of the date of the opinion, from a financial point of view, of the consideration to be received by the holders of shares of our common stock pursuant to the merger agreement. It does not address any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger. It does not constitute a recommendation to any holder of our common stock as to how to vote on the merger or any matter related to the merger, and does not in any manner address the prices at which our common stock will trade at any time. The summary of the opinion of USA set forth below is qualified in its entirety by reference to the full text of the opinion.

        In connection with rendering its opinion, USA, among other things:

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  reviewed a draft, dated December 6, 2011, of the merger agreement, and certain related documents;

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  reviewed certain publicly available financial statements and other business and financial information of our company;

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  reviewed certain of our internal financial statements and other financial and operating data concerning our company;

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  reviewed certain financial projections and forecasts prepared by our management, which we refer to as the company projections;

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  discussed the past and current operations and financial condition of our company, as well as the prospects of our company, with our senior executives;

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  reviewed the reported prices and trading activity for our common stock;

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  compared the financial performance of our company and trading activity of our common stock with that of certain other publicly traded companies comparable to us and our securities;

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  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions and compared the proposed financial terms of the merger with the financial terms of such comparable acquisition transactions;

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  compared the aggregate consideration payable in the merger to the valuation of our company derived by discounting future incremental cash flows and a related terminal value at discount rates USA deemed appropriate;

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  participated in discussions and negotiations among representatives of our company and IBM; and

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  performed such other analyses and considered such other factors as USA deemed appropriate.

        In arriving at its opinion, USA assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all information that was publicly available or supplied or otherwise made available to USA by us or that was otherwise reviewed by USA. USA relied on assurances by our management that our management was not aware of any facts or circumstances that would make such information inaccurate or misleading. USA did not obtain any independent evaluation or appraisal of any of our assets or liabilities (contingent or otherwise), nor did it conduct a physical inspection of any of our properties or facilities. It was not furnished with any such evaluations or appraisals of such physical inspections, and it did not assume any responsibility to obtain any such evaluations or appraisals. In addition, USA relied, without independent verification, upon the assessments of our management as to the existing and future technology and products of our company and the risks associated with such technology and products.

        With respect to the company projections, USA assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of our management as to the future financial performance of our company. USA expressed no opinion with respect to the company projections or other financial forecasts or the assumptions on which they were based.

        USA assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement without any waiver or amendment of any terms or conditions material in any way to its analysis. USA also assumed that the final executed form of the merger agreement would be substantially similar to the draft that it examined. USA further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the merger would be obtained without any delay, limitation, restriction or condition that would, in any respect, be material to its analysis.

        USA is not a legal, accounting, tax or regulatory advisor and assumed, with our permission, the accuracy and completeness of assessments by our company and our legal, accounting, tax and regulatory advisors with respect to such matters. In addition, in preparing its opinion, USA did not take into account any tax consequences of the proposed merger to any holder of our common stock.

        USA's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to USA as of, December 6, 2011. Events occurring after December 6, 2011 may affect its opinion and the assumptions used in preparing it, and USA did not assume any obligation to update, revise or reaffirm its opinion.

        USA expressed no opinion with respect to the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of our company. USA further provided no opinion with respect to the fairness of the amount or nature of any compensation to be paid or payable to any of our officers, directors or employees, or any class of such persons in connection with the merger, whether relative to the consideration to be paid to the holders of shares of our common stock pursuant to the merger agreement or otherwise.

        The following is a brief summary of the material analyses performed by USA in connection with its oral opinion and the preparation of its written opinion dated December 6, 2011. The various analyses summarized below were based on the closing price of $8.26 per share of our common stock as of December 5, 2011, the last full trading day prior to the meeting of our board of directors to consider and approve, adopt and authorize the merger agreement. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by USA, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

Transaction Overview

        Based upon the approximately 38.5 million shares of our company common stock that were outstanding on a fully-diluted basis (including outstanding options and restricted stock units) as of November 11, 2011, USA noted that the consideration of $13.20 per share to be received by holders of shares of our common stock pursuant to the merger agreement implied a fully-diluted equity value of approximately $508 million. USA noted that, net of approximately $65 million of cash and cash equivalents (as of November 11, 2011), the consideration implied a fully-diluted enterprise value of approximately $443 million. USA also noted that the consideration per share of our common stock of $13.20 pursuant to the merger agreement reflected a 60% premium to the closing price per share of our common stock as of December 5, 2011 (the last full trading day prior to the meeting of our board of directors at which USA provided its oral opinion (subsequently provided in writing)) of $8.26.

Comparable Public Company Trading Analysis

        USA performed a comparable public company trading analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. USA compared certain financial estimates for our company with comparable publicly available consensus estimates for selected companies that share similar business characteristics or those that have similar scale and operating characteristics. These companies included the following software as a service, which we refer to as SaaS, companies, enterprise analytics companies and commerce software and solutions companies, which we refer to collectively as the selected comparable companies:

  •
  SaaS Companies

  •
  Concur Technologies, Inc.

  •
  Constant Contact, Inc.

  •
  NetSuite Inc.

  •
  RightNow Technologies, Inc.

  •
  salesforce.com, inc.

  •
  SuccessFactors, Inc.

  •
  Taleo Corporation

  •
  The Ultimate Software Group, Inc.

  •
  Vocus, Inc.

  •
  Enterprise Analytics Companies

  •
  Actuate Corporation

  •
  Fair Isaac Corporation

  •
  MicroStrategy Incorporated

  •
  PROS Holdings, Inc.

  •
  Qlik Technologies, Inc.

  •
  Teradata Corporation

  •
  Verisk Analytics, Inc.

  •
  Commerce Software and Solutions Companies

  •
  Ariba, Inc.

    •
    International Business Machines Corporation

    •
    JDA Software Group, Inc.

    •
    Manhattan Associates, Inc.

    •
    Oracle Corporation

    •
    Retalix Ltd.

    •
    SAP AG

    •
    SPS Commerce, Inc.

        For purposes of this analysis, USA analyzed the following statistics for each of the selected comparable companies:

  •
  the enterprise value divided by estimated revenue for calendar year 2011, which is referred to below as Enterprise Value/2011E Revenue;

  •
  the enterprise value divided by estimated revenue for calendar year 2012, which is referred to below as Enterprise Value/2012E Revenue;

  •
  the enterprise value divided by estimated earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, for calendar year 2011, which is referred to below as Enterprise Value/2011E EBITDA; and

  •
  the enterprise value divided by estimated EBITDA for calendar year 2012, which is referred to below as Enterprise Value/2012E EBITDA.

        Based on the analysis of the relevant metrics for each of the selected comparable companies, USA selected representative ranges of financial multiples and applied these ranges of multiples to the relevant financial statistic for our company based on financial estimates prepared by our management. For our company, USA used fiscal year financial results ended February 28 or 29, as applicable, as a proxy for calendar results ended December 31 of the prior year.

        Based on our outstanding shares on a fully diluted basis (including outstanding options and restricted stock units) as of November 11, 2011, USA calculated the estimated implied value per share of our common stock as follows:

Financial Statistic	Selected Comparable Companies Representative Multiple Range	Implied Value Per Share of Our Common Stock
Enterprise Value/2011E Revenue	3.0x - 4.0x	$9.01 - $11.27
Enterprise Value/2012E Revenue	2.5x - 3.5x	$9.00 - $11.70
Enterprise Value/2011E EBITDA	18.0x - 25.0x	$3.70 - $ 4.42
Enterprise Value/2012E EBITDA	15.0x - 20.0x	$5.17 - $ 6.27

        USA noted that the consideration to be received by the holders of shares of our common stock pursuant to the merger agreement was $13.20 per share.

        No company utilized in the comparable public company trading analysis is identical to our company. In evaluating the selected comparable companies, USA made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our control, such as the impact of competition on our businesses and the industry generally, industry growth and the absence of any adverse material change in our financial condition and prospects or the industry or in the financial markets in general.

Equity Research Analysts' Price Target Analysis

        USA reviewed and analyzed future public market trading price targets for our common stock prepared and published by equity research analysts prior to December 5, 2011. These one year forward targets reflected each analyst's estimate of the future public market trading price of our common stock and were not discounted to reflect present values. The range of undiscounted analyst price targets for our common stock was $7.00 to $11.00 per share as of December 5, 2011. USA noted that the median undiscounted analyst price target was $9.00 per share.

        USA noted that the consideration to be received by the holders of shares of our common stock pursuant to the merger agreement was $13.20 per share.

        The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for our common stock, and these estimates are subject to uncertainties, including our future financial performance and future financial market conditions.

Precedent Transactions Analysis

        USA performed a precedent transactions analysis, which is designed to imply a value of a company based on financial terms and premiums of selected transactions. In connection with its analysis, USA compared available statistics for 14 selected transactions, which we refer to as the selected precedent transactions, announced since January 1, 2009, involving enterprise software and analytics companies. USA selected the selected precedent transactions because they shared certain characteristics with this transaction. The following is a list of the selected precedent transactions reviewed and the month and year each transaction was announced:

Date Announced	Acquiror	Target
December 2011	SAP AG	SuccessFactors, Inc.
October 2011	Oracle Corporation	RightNow Technologies, Inc.
April 2011	Apax Partners Worldwide LLP	Epicor Software Corporation
March 2011	eBay Inc.	GSI Commerce, Inc.
January 2011	The Riverside Company	Pareto Corporation
December 2010	Teradata Corporation	Aprimo, Incorporated
November 2010	Ariba, Inc.	Quadrem
November 2010	Oracle Corporation	Art Technology Group, Inc.
September 2010	International Business Machines Corporation	OpenPages
August 2010	International Business Machines Corporation	Unica Corporation
June 2010	International Business Machines Corporation	Coremetrics
November 2009	JDA Software Group, Inc.	i2 Technologies, Inc.
September 2009	Adobe Systems Incorporated	Omniture, Inc.
July 2009	International Business Machines Corporation	SPSS Inc.

        Using publicly available estimates and other information for the selected precedent transactions, USA analyzed the following statistics for the selected precedent transactions, to the extent such statistics were available:

  •
  the enterprise value of target company divided by revenue for the last 12 months, which we refer to as LTM, which is referred to below as Enterprise Value/LTM Revenue;

  •
  the enterprise value of target company divided by estimated revenue for the next 12 months, which we refer to as NTM, which is referred to below as Enterprise Value/NTM Revenue;

  •
  the enterprise value of target company divided by LTM EBITDA, which is referred to below as Enterprise Value/LTM EBITDA; and

  •
  the enterprise value of target company divided by estimated NTM EBITDA, which is referred to below as Enterprise Value/NTM EBITDA.

        Based on the analysis of the relevant metrics and time frames for the selected precedent transactions, USA selected representative ranges of implied financial multiples of the selected precedent transactions and applied these ranges of financial multiples to the relevant financial statistic for our company. For purposes of this analysis, USA utilized the company projections. For our LTM revenue and LTM EBITDA, USA used the 12 month period ending February 29, 2012 included in the company projections, and for our NTM revenue and NTM EBITDA, USA used the 12 month period ending February 28, 2013 included in the company projections. The following table summarizes USA's analysis:

Selected Precedent Transactions Financial Statistic	Representative Range	Implied Value Per Share of Our Common Stock
Enterprise Value/LTM Revenue	4.3x - 5.1x	$11.94 - $13.70
Enterprise Value/NTM Revenue	3.5x - 4.4x	$11.70 - $14.07
Enterprise Value/LTM EBITDA	25.0x - 35.0x	$4.42 - $5.44
Enterprise Value/NTM EBITDA	15.0x - 25.0x	$5.17 - $7.35

        USA noted that the consideration to be received by the holders of shares of our common stock pursuant to the merger agreement was $13.20 per share.

        No company or transaction utilized in the precedent transactions analysis is identical to our company or the merger. In evaluating the selected precedent transactions, USA made numerous judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, which are beyond our control, such as the impact of competition on our business or the industry generally, industry growth and the absence of any adverse material change in our financial condition or the industry or in the financial markets in general.

Premiums Paid Analysis

        Using publicly available information, USA analyzed the premiums offered in the selected precedent transactions, where such premium information was available. USA also analyzed the premiums offered for a broader group of technology deals over the past three years based on a Thomson SDC data set as of December 5, 2011. The Thomson SDC data set included all announced and completed U.S. technology deals with a public target, cash only consideration, and transaction value greater than $25 million; it excluded spinoffs, recapitalizations, exchange offers, repurchases and acquisitions of remaining interest.

        For all of these transactions, USA calculated the premium represented by the offer price over the target company's average share price for the periods represented by one trading day, 30 trading days, 90 trading days and 180 trading days prior to the transaction's announcement. This analysis indicated the following premiums for those time periods prior to announcement:

Premiums Paid
Selected Precedent Transactions

Time Period Prior to Announcement	Mean	Median
1 day	38%	36%
30 days	44%	45%
90 days	49%	46%
180 days	57%	44%

 Premiums Paid
Thomson SDC Data Set: Last Three Years

Time Period Prior to Announcement	25th Percentile	75th Percentile	Mean	Median
1 day	21%	51%	40%	33%
30 days	25%	52%	46%	39%
90 days	27%	60%	50%	43%
180 days	29%	68%	49%	40%

        USA observed that our common stock closed at $8.26 on December 5, 2011 (the last full trading day prior to the meeting of our board of directors at which USA provided its oral opinion (subsequently provided in writing)). USA noted that the consideration per share of our common stock of $13.20 pursuant to the merger agreement reflected a 60% premium to the closing price per share of our common stock as of December 5, 2011, a 71% premium to the average closing price per share of our common stock for the 30 day trading period prior to and including December 5, 2011, a 93% premium to the average closing price per share of our common stock for the 90 day trading period prior to and including December 5, 2011, and a 58% premium to the average closing price per share of our common stock for the 180 day trading period prior to and including December 5, 2011.

        Based on the data analyzed from all of these transactions, USA used a one day premium reference range of 25% to 45%, and performed a premiums paid analysis using the closing price per share of our common stock on December 5, 2011, the last full trading day prior to the meeting of our board of directors at which USA provided its oral opinion (subsequently provided in writing). This analysis indicated a range of implied values per share of our company common stock of $10.33 to $11.98.

        USA noted that the consideration to be received by the holders of shares of our common stock pursuant to the merger agreement was $13.20 per share.

Discounted Future Trading Analysis

        USA performed a discounted future trading analysis, which estimates the future trading value of a company's common equity in the public markets based on assumed financial performance and discounts the resulting value to arrive at an estimated present value range for such company's stock price.

        To calculate the future trading value of our common stock, USA used three sources of estimates for our future financial performance for the fiscal years 2011 through 2015. As one source, USA utilized a research report prepared in 2011, which projected results through fiscal year 2014, which we refer to as the street equity research case 1. As another source, USA utilized another research report prepared in 2011, which also projected results through fiscal year 2014, which we refer to as the street equity research case 2. Results for fiscal year 2015 were then extrapolated for both the street equity research cases 1 and 2 assuming constant revenue growth, constant gross margin and a 2% operating income margin expansion. USA also utilized estimates prepared by our management on September 19, 2011, which projected results through fiscal year 2015, which we refer to as the company projections.

        For all three analyses, USA used fiscal year financial results ended February 28 or 29, as applicable, as a proxy for calendar results ended December 31 of the prior year. The analyses also assumed consistent share count across all three cases based on non-GAAP projections provided by our management on September 19, 2011, and that the share count and cash and cash equivalents balance as of November 11, 2013 are equal to the share count and cash and cash equivalents balance as of December 31, 2013. USA applied a discount rate range of 15.0% to 25.0%, which was chosen by USA based upon an analysis of the weighted average cost of capital of our company and taking into account macro-economic assumptions, estimates of risk and other appropriate factors.

        The following table summarizes USA's analysis:

	Assumed Forward Revenue Multiple Range	Implied Present Value Per Share of Our Common Stock
Street Equity Research Case 1	2.5x - 3.5x	$6.38 - $9.74
Street Equity Research Case 2	2.5x - 3.5x	$7.11 - $10.92
Company Projections	2.5x - 3.5x	$7.77 - $12.14

        USA noted that the consideration to be received by the holders of shares of our common stock pursuant to the merger agreement was $13.20 per share.

Discounted Cash Flow Analysis

        USA performed a discounted cash flow analysis, which is designed to imply a potential value of a company by calculating the net present value of estimated future cash flows of the company. USA prepared two versions of the discounted cash flow analysis, one that utilized forecasts from the street equity research case 2 and one that utilized forecasts from the company projections. With respect to the analysis utilizing the street equity research case 2, forecasts through fiscal year 2014 were based on the street equity research case 2 and forecasts for fiscal years 2015 through 2018 were extrapolated assuming a constant revenue growth rate, constant gross margins, and that depreciation & amortization, capital expenditures and change in working capital would grow as a fixed percentage of revenue, and no federal tax and minimal other tax liabilities. For the analysis utilizing the company projections, forecasts through fiscal year 2015 were based on the company projections and forecasts for fiscal years 2016 through 2018 were extrapolated using the same assumptions as the street equity research case 2. USA calculated the present value of our free cash flows for fiscal years 2013 through 2017 and calculated the terminal value in fiscal year 2017 based on a NTM revenue multiple ranging from 2.5x to 3.5x, which was chosen by USA based on the growth and profitability metrics of our company and USA's judgment and experience. These values were discounted to present values as of December 31, 2011 at a discount rate ranging from 15.0% to 25.0%, which was chosen by USA based upon an analysis of the weighted average cost of capital of our company and taking into account macro-economic assumptions, estimates of risk and other appropriate factors. All references to fiscal years refer to our fiscal year ended as of February 28 or 29, as applicable.

        The following table summarizes USA's analysis:

Implied Present Value Per Share of Our Common Stock
Street Equity Research Case 2	$6.98 - $11.76
Company Projections	$9.26 - $15.83

        USA noted that the consideration to be received by the holders of shares of our common stock pursuant to the merger agreement was $13.20 per share.

        In connection with the review of the merger by our board of directors, USA performed a variety of financial and comparative analyses for purposes of rendering its opinion, as summarized above. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, USA considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. USA believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, USA may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be USA's view of the actual value of our company. In performing its analyses, USA made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond our control. Any estimates contained in USA's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        USA conducted the analyses described above solely as part of its analysis of the fairness as of the date of its opinion, from a financial point of view, of the consideration to be received by the holders of shares of our common stock pursuant to the merger agreement. These analyses do not purport to be appraisals or to reflect the prices at which shares of our common stock might actually trade.

        The merger consideration to be received by the holders of shares of our common stock was determined through arm's length negotiations between our company and IBM and was approved by our board of directors. USA provided advice to our board of directors during these negotiations. USA did not, however, recommend any specific consideration to us or our board of directors or that any specific consideration constituted the only appropriate consideration for the merger.

        USA's opinion and its presentation to our board of directors was one of many factors taken into consideration by our board of directors in deciding to approve, adopt and authorize the merger agreement (see "Recommendation of DemandTec's Board of Directors and Reasons for the Merger" beginning on page 26). Consequently, the analyses as described above should not be viewed as determinative of the opinion of our board of directors with respect to the merger consideration or of whether our board of directors would have been willing to agree to different consideration.

        Our board of directors retained USA based upon USA's qualifications, experience and expertise. USA is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes. USA provides investment banking and other services to a wide range of corporations and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of USA may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of our company, IBM or certain of their respective affiliates. During the two year period prior to the date of its opinion, no material relationship existed between USA and its affiliates and either our company or IBM pursuant to which compensation was received by USA or its affiliates; however, USA and its affiliates may in the future provide investment banking and other financial services to our company or IBM and their respective affiliates for which USA would expect to receive compensation.

        Our engagement letter with USA provides for USA to receive fees for its financial advisory services of approximately $4.9 million, $500,000 of which was payable upon delivery of its opinion and the remainder of which is payable contingent upon the closing of the merger. We have also agreed to reimburse USA for its expenses, including reasonable fees of outside counsel and reasonable travel costs, incurred in connection with its engagement. In addition, we have agreed to indemnify USA and its affiliates, their respective members, directors, officers, partners, agents and employees and each person, if any, controlling USA or any of its affiliates against certain losses relating to or arising out of USA's engagement or any related transactions. USA's opinion was approved by USA's fairness opinion committee in accordance with USA's customary practice.

        None of DemandTec or our affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder or other person regarding the ultimate performance of DemandTec compared to the information contained in the forecasts or that forecasted results will be achieved.

Financial Forecasts

        We do not make public forecasts as to future performance or earnings beyond the current quarter and current fiscal year due to the inherent unpredictability of the underlying assumptions and estimates. For internal planning purposes but not for public disclosure, our management team periodically prepares a long-term financial plan, which our management team presents to our board. Our current internal financial plan, which we refer to as the company projections, was reviewed by our board of directors, used by USA in connection with its financial analysis of the merger consideration (see "Opinion of DemandTec's Financial Advisor" beginning on page 29) and provided to IBM. The company projections consisted of financial forecasts for the fiscal years ending February 29, 2012 and February 28, 2013, 2014 [and 2015]. The company projections did not give effect to the merger. The company projections were based on numerous assumptions made by our management, including assumed annual growth rates with respect to subscriptions and licenses, assumed annual renewal rates with respect to subscriptions and maintenance and assumed rates of our cost of goods sold margins.

        The financial forecasts for 2012 through 2015 fiscal years included in the company projections were as follows:

	Fiscal Years Ending February 28 or 29.
	2012	2013	2014	2015
	(In millions, except per share amounts)
Revenue	$90.9	$108.9	$130.7	$156.8
Adjusted Gross Profit	$61.2	$74.9	$93.2	$116.1
Adjusted Net Income	$(0.4)	$4.3	$12.0	$23.1
Adjusted Earnings Per Share	$(0.01)	$0.11	$0.30	$0.54
Free Cash Flow	$1.1	$8.8	$17.0	$27.6

        The adjusted gross profit, net income and earnings per share in the forecasts excluded all stock-based compensation expense, amortization of purchased intangible assets and restructuring charges. Free cash flow was calculated by adding back to adjusted net income depreciation and amortization, adding or subtracting changes in working capital and subtracting capital expenditures and other income. Adjusted gross profit, adjusted net income, adjusted earnings per share and free cash flow are non-GAAP measures that are used by our management as supplemental financial measurements to evaluate our operational trends and should not be considered as alternatives to gross profit, net income, earnings per share or cash flow as indicators of our operating performance. Adjusted gross profit, adjusted net income, adjusted earnings per share and free cash flow are not defined under generally accepted accounting principles in the United States, which we refer to as GAAP. Accordingly, they have limitations in that they do not reflect all of the amounts associated with our company's results of operations, as determined in accordance with GAAP, and may not be comparable measurements to those used by other companies.

        The company projections above are included in this proxy statement to provide our stockholders access to certain nonpublic information considered by our board of directors in connection with its evaluation of the merger, provided to USA in connection with its opinion to our board of directors, as more fully described in the section entitled "Opinion of DemandTec's Financial Advisor" beginning on page 29, and provided to IBM for the purpose of allowing it to evaluate the merger.

        The financial forecasts stated above were prepared for internal use in connection with the merger and not with a view toward public disclosure or toward complying with GAAP, the published guidelines of the Securities and Exchange Commission regarding forecasts or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The company projections included in this proxy statement were prepared by, and are the responsibility of, our management. We do not assume any responsibility to update these forecasts. Neither our independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such forecasts or their achievability, and assume no responsibility for, and disclaim any association with, the financial forecasts. Furthermore, the financial forecasts do not take into account any circumstances or events occurring after the date the forecasts were prepared that were unforeseen by our management at the time of preparation. We have made publicly available our actual results of operations for the quarter ended August 31, 2011. Our stockholders should review our Quarterly Report on Form 10-Q for the quarter ended August 31, 2011 to obtain this information. See "Where You Can Find More Information" beginning on page 84.

        The inclusion of this information should not be regarded as an indication to any stockholder that our board of directors or any other recipient of this information considered, or now considers, it to be predictive of actual future results, and they should not be relied on as such. The company projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to our business, all of which are difficult to predict and many of which are beyond our control. As a result, there can be no assurance that the forecasted results will be realized or that actual results will not be significantly higher or lower than such forecasts. As the forecasts cover multiple years, such information by its nature becomes less predictive with each successive year. Also, the economic and business environments can and do change quickly, which adds a significant level of unpredictability, unreliability and execution risk. These factors create significant doubt as to whether the forecasts for fiscal years ended February 29, 2012 and beyond are likely to be achieved. As a result, the forecasts are not necessarily indicative of future results. In addition, our management prepared the forecasts prior to the execution of the merger agreement and, accordingly, the forecasts do not reflect the effects of the merger, which may cause results to differ materially. Accordingly, readers of this proxy statement are cautioned not to place undue reliance on the financial forecasts.

        None of our company or our affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder or other person regarding the ultimate performance of our company compared to the information contained in the forecasts or that forecasted results will be achieved.

        BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF ITS INTERNAL FINANCIAL FORECASTS, WE UNDERTAKE NO OBLIGATIONS TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THESE FINANCIAL FORECASTS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FORECASTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL FORECASTS ARE SHOWN TO BE IN ERROR OR CHANGE.

 Interests of DemandTec's Executive Officers and Directors in the Merger

        When considering the recommendation of our board of directors, you should be aware that members of our board of directors and our executive officers have interests in the merger in addition to their interests as DemandTec stockholders generally, pursuant to certain agreements between such directors and executive officers and us and, in the case of certain of the executive officers, pursuant to offer letters with IBM. These interests are described below and may be different from, or in conflict with, your interests as a DemandTec stockholder. The members of our board of directors were aware of the material facts as to these additional interests, and considered them, when they approved the merger agreement.

Overview

        Our non-employee directors are entitled to certain equity acceleration benefits in connection with the merger, as described below in "—Treatment of Equity Awards Held by Our Non-Employee Directors" on page 41.

        Each of Messrs. Fishback and Phelps has received and accepted an offer letter from IBM. These offer letters will supersede and replace their existing arrangements with us. The offer letters with IBM will be effective upon the closing of the merger and will provide certain retention, severance and equity compensation benefits to such individuals.

        Mr. Culhane's employment arrangements with DemandTec will remain in effect following the merger because he has not received an offer letter from IBM. His employment arrangement and unvested equity awards provide certain severance and equity acceleration benefits.

        In addition, the consulting agreement entered into between DemandTec and Michael Bromme, our former Senior Vice President, Retail, will remain in effect.

        Each of Messrs. Fishback, Culhane and Phelps has entered into a non-competition and non-solicitation agreement with IBM that will become effective upon the closing of the merger. Mr. Bromme is subject to a non-solicitation agreement entered into in connection with his consulting agreement and pursuant to his employee proprietary information and inventions agreement with DemandTec.

Treatment of Equity Awards Held by Our Non-Employee Directors

        Pursuant to the terms of the DemandTec agreements evidencing equity awards granted to each of our non-employee directors, all of the then-unvested RSUs held by each of Ronald Baker, Ronald Codd, Linda Fayne Levinson, Victor Lund, Joshua Pickus and Charles Robel will become fully vested at the effective time of the merger. None of our non-employee directors hold unvested, in-the-money options (based on the $13.20 per share value that will be paid in connection with the merger).

        In addition, pursuant to deferral election agreements entered into with DemandTec, vested RSUs held by each of Ronald Codd, Linda Fayne Levinson, Victor Lund and Charles Robel will be settled on an accelerated basis in connection with the merger.

        The general treatment of options and RSUs in the merger, including such awards held by our non-employee directors, is described below under "—Treatment of Outstanding Options" and "—Treatment of Outstanding Restricted Stock Units" beginning on pages 53 and 54, respectively.

DemandTec Employment and Consulting Arrangements

        Pursuant to each of their employment arrangements with DemandTec, if the employment of Messrs. Fishback, Culhane or Phelps is terminated without "cause" (as defined in their employment arrangements with DemandTec) at any time or due to the officer's resignation for "good reason" (as defined in their employment arrangements with DemandTec) within 12 months after a change in control of DemandTec, the applicable individual is entitled to receive severance equal to six months of his base salary. In such event, Messrs. Fishback and Culhane are also entitled to reimbursement of their premiums for medical and dental insurance under COBRA or to continued coverage under then-applicable medical, dental, life and disability insurance programs for six months after the date of termination, and Mr. Phelps is entitled to a payment equal to six months of his COBRA premiums. Such severance benefits, with respect to Messrs. Fishback and Culhane, are contingent on the executive executing a release of claims in favor of DemandTec. The merger would constitute a change in control for purposes of these arrangements.

        In addition, the unvested RSUs held by Messrs. Fishback, Culhane and Phelps provide for full vesting if the officer's service is terminated by DemandTec without "cause" (as defined in the applicable equity award agreement) or the officer resigns for "good reason" (as defined in the applicable equity award agreement) within 12 months after a change in control of DemandTec. Mr. Phelps has two unvested stock options, one which would fully vest under the circumstances described in the preceding sentence and the other which would vest with respect to 50% of the then-unvested option shares. The merger would constitute a change in control for purposes of these DemandTec equity awards.

        As described below, the severance and equity acceleration benefits Messrs. Fishback and Phelps are entitled to receive pursuant to their existing DemandTec employment arrangements and equity award agreements will be superseded by their IBM offer letters at the effective time of the merger. The DemandTec employment arrangement and equity award agreements with Mr. Culhane will remain in effect following the merger because he has not received an offer letter from IBM.

        Pursuant to his consulting agreement with DemandTec, if Mr. Bromme's service is terminated by DemandTec prior to October 9, 2012, which is the 12-month anniversary of the effective date of the consulting agreement, other than due to Mr. Bromme's material breach of the consulting agreement or his employee proprietary information and inventions agreement with DemandTec, Mr. Bromme will be entitled to receive a lump-sum amount equal to the monthly compensation he would have earned from the date of such termination through such 12-month anniversary. This agreement will remain in effect following the merger.

IBM Offer Letters

        Each of Messrs. Fishback and Phelps has received and accepted an offer letter from IBM that is conditioned upon the closing of the merger and the executive officer's continued employment with DemandTec through the closing of the merger. Upon the closing of the merger and the effectiveness of such offer letters, each of Messr. Fishback's and Phelps's existing employment arrangements with DemandTec will terminate, and they will no longer be entitled to any payments or benefits under those arrangements or to any acceleration of vesting of equity-based awards upon termination of employment under the agreements evidencing each such award, other than as described in their offer letters with IBM. Each executive officer's employment by IBM is "at will" and may be terminated at any time for any reason, subject to the obligations described below and applicable law. Pursuant to Mr. Fishback's offer letter with IBM, it is anticipated that his employment will end on the 12-month anniversary of the closing of the merger, unless he is offered and accepts continuing employment with IBM.

        Salary and Incentive Compensation.    The offer letter provided by IBM to Mr. Fishback provides for an annual base salary of $600,000 upon his transition to IBM's payroll. Mr. Fishback will not be entitled to participate in any IBM cash incentive programs. The offer letter provided by IBM to Mr. Phelps provides that the base salary and target cash incentive opportunity to which he will be entitled upon his transition to IBM's payroll will be determined by IBM following the closing of the merger; however, during the 24-month period following such closing, neither his base salary nor his target total cash opportunity will be reduced from the amounts in effect with DemandTec as of immediately prior to the closing.

        Treatment of DemandTec Equity Awards.    The general treatment of options and RSUs in the merger, including such awards held by our executive officers, is described below under "—Treatment of Outstanding Stock Options" and "—Treatment of Outstanding Restricted Stock Units" beginning on page 54. Pursuant to his offer letter with IBM, if (i) Mr. Fishback's employment is terminated by IBM without "cause" (as such term is described in his offer letter with IBM) prior to the 12-month anniversary of the closing of the merger and subject to execution of IBM's standard release of claims or (ii) Mr. Fishback remains employed by IBM on the 12-month anniversary of the closing of the merger and certain milestones described in his offer letter with IBM have been satisfied, all of the converted DemandTec RSUs held by Mr. Fishback that are unvested as of such date will vest in full. Pursuant to his offer letter with IBM, and subject to the execution of IBM's standard release of claims, if Mr. Phelps is terminated by IBM without "cause" (as such term is described in his offer letter with IBM) prior to the one-year anniversary of the closing of the merger, all of the converted DemandTec options and RSUs held by Mr. Phelps that are unvested as of such termination date will vest in full (other than with respect to one option granted to Mr. Phelps in 2008, which will accelerate with respect to 50% of the then-unvested shares subject to such option).

        Transition Program.    Under the terms of the offer letter provided by IBM to Mr. Fishback, Mr. Fishback will be entitled to participate in a transition program pursuant to which he will be eligible to receive a cash payment equal to $400,000 payable on the 12-month anniversary of the closing of the merger, subject to continued employment through such date and the achievement of certain milestones set forth in his IBM offer letter. If Mr. Fishback's employment is terminated by IBM without "cause" (as such term is described in his offer letter with IBM), or if his employment is terminated due to his death or disability, prior to the 12-month anniversary of the closing of the merger, he will be entitled to the full amount of his cash payment under the transition program, subject to the execution of IBM's standard release of claims.

        Retention Program.    Under the terms of the offer letter provided by IBM to Mr. Phelps, Mr. Phelps will be entitled to participate in a retention program pursuant to which he will be eligible to receive an aggregate of $600,000 payable following each of three milestone periods, subject to continued employment through the applicable milestone period and the achievement of certain milestones set forth in his offer letter. The first milestone period begins on the closing date of the merger and ends on the six-month anniversary of the closing date; the second milestone period begins on the six-month anniversary of the closing date and ends on the one-year anniversary of the closing date; and the third milestone period begins on the one-year anniversary of the closing date and ends on the two-year anniversary of the closing date. Up to ten percent of the aggregate bonus may be paid at the end of the first milestone period; up to 20% may be paid at the end of the second milestone period; and up to 70% may be paid at the end of the third milestone period. If Mr. Phelps's employment is terminated by IBM without "cause" (as such term is described in his offer letter with IBM) or due to his death or disability prior to the second anniversary of the closing of the merger, he will be entitled to receive the retention payment for the then-applicable milestone period, subject to his execution of IBM's standard release of claims.

        Severance Payment.    The IBM offer letter with Mr. Phelps provides that if Mr. Phelps's employment is terminated by IBM without "cause" (as such term is described in his offer letter with IBM) on or prior to the six-month anniversary of the closing of the merger, he will be entitled to a lump-sum cash payment equal to $160,452, less any amounts received or receivable under the retention program described above as of the date of his termination. The severance payment is contingent on Mr. Phelps executing IBM's standard release of claims.

        Definition of "Cause."    "Cause" is described in each IBM offer letter as cause, as determined by IBM in accordance with its standard policies and procedures, which includes, among other things, any violation of IBM policy and/or failure to perform satisfactorily, and without regard to how "cause" is defined in any plan, policy or program, any offer letter, any agreement between the executive and DemandTec or any amendment thereto.

Non-Competition Agreements

        Each of Messrs. Fishback, Culhane and Phelps has executed a noncompetition agreement with IBM, which provides that for certain periods following termination of employment and following the closing of the merger, each will be subject to restrictive covenants that generally prohibit them, in any capacity, directly or indirectly, from having any relationship with a business that involves engaging or assisting in the design, development, distribution, support, marketing, consulting on, licensing or selling software, solutions or services that include or relate to hosted and on-premise based price and promotion optimization software, services or trading networks, including such software, services and trading networks as they relate to category management, price optimization, promotion management, assortment optimization, merchandising and shopper analytics and trade optimization. During the restricted period, such agreement also prohibits each executive from soliciting any customers, employees or consultants of DemandTec or the IBM business unit into which DemandTec will be integrated.

        Pursuant to his consulting and employee proprietary information and inventions agreements with DemandTec, Mr. Bromme is prohibited from soliciting employees or customers of DemandTec for a period of one year following the later of the termination of his consulting agreement or the termination of his employment.

Waiver of Performance-Based Vesting Conditions Applicable to RSUs

        Many of our employees, including Messrs. Fishback, Culhane, Phelps and Bromme, were granted performance-based RSUs in April 2011 that vest based on the achievement of financial metrics for our fiscal year ending February 29, 2012, and continued service through specified vesting dates thereafter. Provided the merger occurs before February 29, 2012, the parties have agreed to assume that the performance goals applicable to the RSUs will be achieved at 100% of target performance, and following the effective time of the merger, such RSUs will vest solely on the basis of the service-based vesting conditions applicable to the awards. Mr. Bromme's performance-based RSUs were forfeited in connection with his termination of employment.

Compensation Summary

        The following table sets forth the following cash compensation for each of our executive officers:

  •
  the annual base salary each of Messrs. Fishback and Phelps is expected to receive from IBM following the closing of the merger and the severance payment Mr. Culhane is expected to receive from IBM following the merger; and

  •
  the aggregate cash transition or retention bonus each of Messrs. Fishback and Phelps will be eligible to receive following the closing of the merger.

Name of Executive Officer	Annual IBM Base Salary or Severance Payment ($)	Aggregate Cash Transition/Retention Bonus ($)
Daniel Fishback	600,000	400,000
Mark Culhane	185,452	N/A
William Phelps	300,000	600,000

        The table below sets forth, as of December 15, 2011, for each of our directors and executive officers, the total number of all vested and unvested, in-the-money stock options held and the dollar value of such stock options. None of our directors hold any unvested, in-the-money options and none of the unvested, in-the-money options held by our executive officers will accelerate at the closing of the merger. The table below does not take into account any additional acceleration of stock option vesting that could occur upon termination of service under specified circumstances pursuant to the executive officers' offer letters with IBM or employment arrangements with DemandTec; however, see "—Potential Payments in Connection with a Change in Control" beginning on page 46 below.

Name	Total Number of All Options(1)	Dollar Value of All Options ($)(2)
Directors:
Ronald Baker	30,000	109,200
Ronald Codd	120,000	673,200
Daniel Fishback	1,070,000	11,604,000
Linda Fayne Levinson	150,000	1,453,200
Victor Lund	187,500	1,590,150
Joshua Pickus	120,000	673,200
Charles Robel	120,000	957,450
Other Executive Officers:
Mark Culhane	302,500	3,104,750
William Phelps	497,000	1,656,410
Michael Bromme	0	0

(1)
The number of all options includes in-the-money, vested options that will be cancelled for a cash payment at the closing of the merger and unvested options that will be converted into options for IBM's common stock.

(2)
The dollar value of options is calculated by subtracting the per share exercise price of the options from $13.20 per share and multiplying the amount of this difference by the number of shares subject to the options.

        The table below sets forth, as of December 15, 2011, for each of our directors and executive officers, the number of RSUs whose vesting will accelerate at the closing of the merger and the dollar value of such RSUs, as well as the number of all RSUs held (including those vesting at the closing of the merger) and the dollar value of such RSUs. The table below does not take into account any additional acceleration of vesting that could occur upon termination of service under specified circumstances pursuant to the officers' offer letters with IBM or employment arrangements with DemandTec; however, see "—Potential Payments in Connection with a Change in Control" beginning on page 46 below.

Name	Total Number of RSUs Whose Vesting Will Accelerate at the Closing	Dollar Value of Accelerated RSUs ($)(1)	Total Number of All RSUs(2)	Dollar Value of All RSUs ($)(1)
Directors:
Ronald Baker	11,299	149,146.80	11,299	149,146.80
Ronald Codd	11,299	149,146.80	22,630	298,716.00
Daniel Fishback	0	0	253,200	3,342,240.00
Linda Fayne Levinson	11,299	149,146.80	22,630	298,716.00
Victor Lund	22,598	298,293.60	45,260	597,432.00
Joshua Pickus	11,299	149,146.80	11,299	149,146.80
Charles Robel	11,299	149,146.80	22,630	298,716.00
Other Executive Officers:
Mark Culhane	0	0	114,375	1,509,750.00
William Phelps	0	0	95,000	1,254,000.00
Michael Bromme	0	0	0	0

(1)
The dollar value of each RSU is calculated by multiplying the number of shares underlying the RSU by $13.20.

(2)
The total number of RSUs includes RSUs whose vesting will accelerate at the closing of the merger and unvested RSUs that will be converted into RSUs with respect to IBM's common stock. Assuming the merger occurs before February 29, 2012, such number includes 18,750 performance RSUs with respect to Mr. Fishback, 9,792 performance RSUs with respect to Mr. Culhane and 8,333 performance RSUs with respect to Mr. Phelps that will be canceled in connection with the merger.

Potential Payments in Connection with a Change in Control

        The following table is intended to comply with Item 402(t) of Regulation S-K and sets forth the amount of payments and benefits that may be paid or become payable to each named executive officer of DemandTec in connection with the merger pursuant to the DemandTec employment and consulting arrangements and the IBM offer letters described above, assuming (i) the consummation of the merger occurred on December 15, 2011 and (ii) for purposes of estimating severance and equity acceleration benefits, that the service of the named executive officer also terminated on such date under the circumstances described below.

 Golden Parachute Compensation

Name of Named Executive Officer	Cash ($)		Equity ($)(5)(6)(7)	Perquisites/ Benefits ($)		Other ($)		Total* ($)
Daniel Fishback President and Chief Executive Officer	—	(1)	2,376,000.00	—		400,000.00	(8)	2,776,000.00
Mark Culhane Executive Vice President and Chief Financial Officer	175,000.00	(2)	1,380,495.60	10,452.00	(2)	—		1,565,947.60
William Phelps Executive Vice President and Chief Operating Officer	100,452.00	(3)	1,144,004.40	—		600,000.00	(9)	1,844,456.40
Michael Bromme Former Senior Vice President, Retail	167,670.00	(4)	—	—		—		167,670.00

*
The total amount is an estimate based on multiple assumptions that may or may not occur. The actual total amount received by an officer may differ in material respects from the amount reflected in this column depending on future circumstances.

(1)
As described above, pursuant to his IBM offer letter, Mr. Fishback has waived any rights to the severance benefits he was eligible for pursuant to his DemandTec employment arrangement. However, as described in footnote 8 below, if Mr. Fishback's employment is terminated by IBM without cause or due to his death or disability, in each case prior to the 12-month anniversary of the closing of the merger, he will be entitled to receive the full amount of the transition payment set forth in the "Other" column, subject to execution of IBM's standard release of claims. This would constitute a "double trigger" benefit as it is contingent on a qualifying termination of Mr. Fishback's employment following the merger.

(2)
As described above, pursuant to his DemandTec employment arrangement, Mr. Culhane is eligible for severance benefits if Mr. Culhane's employment is terminated without cause or he resigns for good reason within 12 months after the closing of the merger consisting of (i) a lump-sum payment equal to six months of his base salary (this amount is included in the "Cash" column and was calculated using Mr. Culhane's current base salary) and (ii) reimbursement of premiums for medical and dental insurance coverage under COBRA or continued coverage under DemandTec's medical, dental, life and disability insurance programs, in either case for a period of six months (this amount is included in the "Perquisites/Benefits" column and was calculated using an assumed monthly rate under COBRA of $1,742, which reflected rates in effect for the 2011 calendar year), subject to his execution of a release of claims. These would constitute "double trigger" benefits as such benefits are contingent on a qualifying termination of Mr. Culhane's employment following the merger.

(3)
As described above, pursuant to his IBM offer letter, Mr. Phelps has waived any rights to the severance benefits he was eligible for pursuant to his DemandTec employment arrangement. Pursuant to his IBM offer letter, Mr. Phelps is eligible for a severance payment equal to $160,452 (less any amounts received or receivable pursuant to the retention program described in footnote 9 below) if his employment is terminated by IBM without cause within six months after closing of the merger and subject to his execution of IBM's release of claims. However, as described in footnote 9 below, in such event Mr. Phelps would be entitled to receive $60,000 of the retention payment in the "Other" column, and his severance payment would be reduced by an equal amount. This would constitute a "double trigger" benefit as it is contingent on a qualifying termination of Mr. Phelps's employment following the merger.

(4)
As described above, pursuant to his consulting agreement with DemandTec, upon a termination of his consulting agreement for a reason other than a material breach by Mr. Bromme, Mr. Bromme would be entitled to receive a lump-sum amount equal to the monthly compensation he would have earned from the date of such termination through the 12-month anniversary of the consulting agreement. In addition, if less than 5 days advance notice of termination is provided to Mr. Bromme, he will also be entitled to a lump-sum payment of $1,000 in lieu of notice. This would constitute a "double trigger" benefit as it is contingent on a qualifying termination of Mr. Bromme's services following the merger; however, as described above,

  Mr. Bromme is also eligible for this benefit in connection with a qualifying termination of services prior to the merger.

(5)
As described below in "—Treatment of Outstanding Stock Options" and "—Treatment of Outstanding Restricted Stock Units," unvested stock options and RSUs held by our named executive officers will be converted into stock options and RSUs with respect to IBM's common stock. Messrs. Fishback, Culhane and Phelps are eligible for acceleration of vesting if the applicable named executive officer's service is terminated without cause (or, in the case of Mr. Culhane, if he resigns for good reason) within twelve months following the closing of the merger. Pursuant to their IBM offer letters, to be eligible to receive acceleration benefits, Messrs. Fishback and Phelps must execute IBM's standard release of claims. These would constitute "double trigger" benefits as they are contingent on a qualifying termination of each of Messrs. Fishback's, Culhane's and Phelps's employment following the merger. In addition, if Mr. Fishback remains employed by IBM on the twelve-month anniversary of the merger and certain transition milestones are satisfied, all of his unvested RSUs will vest at that time. This is a "single trigger" benefit since no termination of employment is required; however, no such vesting will occur unless the conditions described in the preceding sentence have been satisfied. The amounts in the "Equity" column assume that a qualifying termination occurred on December 15, 2011 and reflect the maximum number of options and RSUs held by each officer that could vest.

(6)
As described below in "—Treatment of Outstanding Stock Options" and "—Treatment of Outstanding Restricted Stock Units," assuming the closing of the merger occurs before February 29, 2012, the performance conditions applicable to restricted stock awards granted to many of our employees, including Messrs. Fishback, Culhane and Phelps, in April 2011 will be deemed to have been achieved at 100% of target performance, and, following the effective time, the RSUs will vest solely on the basis of the service-based vesting conditions applicable to such awards. This will result in the following number of RSUs becoming eligible for future vesting without regard to the achievement of otherwise applicable performance goals: 117,500 with respect to Mr. Fishback, 64,583 with respect to Mr. Culhane and 56,667 with respect to Mr. Phelps. These are "single trigger" benefits; however, the awards will not vest unless the service-based vesting requirements are satisfied or the acceleration benefits described in footnote 5 above are triggered.

(7)
The value of vesting acceleration has been calculated in accordance with Securities and Exchange Commission rules by multiplying the number of unvested options or RSUs accelerated by (i) the excess of the per share merger consideration of $13.20 over the option exercise price (in the case of options) or (ii) the per share merger consideration of $13.20 (in the case of RSUs). The actual value that each officer would receive if vesting accelerates following the merger could vary significantly based on the price per share of IBM's common stock at the time of vesting.

(8)
As described above, pursuant to his IBM offer letter, Mr. Fishback is eligible to receive a transition payment of $400,000 on the 12-month anniversary of the closing of the merger, subject to his continued employment through such date and the achievement of certain transition milestones. This is a "single trigger" benefit since no termination of employment is required; however, Mr. Fishback will not be entitled to such payment unless the conditions described in the preceding sentence have been satisfied. If Mr. Fishback's employment is terminated by IBM without cause or due to his death or disability, in each case prior to the 12-month anniversary of the closing of the merger, he will be entitled to the full amount of this payment, subject to the execution of IBM's standard release of claims. This would constitute a "double trigger" benefit as it is contingent on a qualifying termination of Mr. Fishback's employment following the merger.

(9)
As described above, pursuant to his IBM offer letter, Mr. Phelps is eligible to receive up to $600,000 in retention payments, based on the completion of each of three milestone periods ending on the six-month, twelve-month and twenty four-month anniversaries of the closing of the merger and the achievement of certain milestones for such periods. This is a "single trigger" benefit since no termination of employment is required; however, Mr. Phelps will not be entitled to such payment unless the conditions described in the preceding sentence have been satisfied. If Mr. Phelps's employment is terminated by IBM without cause or due to his death or disability, in each case prior to the 24-month anniversary of the closing of the merger, he will be entitled to the amount of the retention payment that would otherwise have been payable for the then-applicable milestone period, subject to the execution of IBM's standard release of claims. This would constitute a "double trigger" benefit as it is contingent on a qualifying termination of Mr. Phelps's employment following the merger.

Indemnification and Insurance

        The surviving corporation will assume, and IBM will cause the surviving corporation and its successors and assigns to comply with and honor, all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger existing in favor of our and our subsidiaries' current or former directors or officers as provided in our and their respective certificates of incorporation or bylaws (or comparable organizational documents) and any indemnification or other agreements as in effect on the date of the merger agreement.

        We have entered into indemnification agreements with each of our directors and certain officers. Each indemnification agreement provides that we will indemnify the director or officer to the fullest extent permitted by law for claims arising in his or her capacity as our director, officer, employee or agent, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the event that we do not assume the defense of a claim against such director or officer, we are required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us.

        In the event the surviving corporation consolidates with or merges into another entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its properties and assets to another entity, or if IBM dissolves the surviving corporation, IBM will cause the successors and assigns of the surviving corporation to comply with and honor the indemnification and other obligations set forth above.

        IBM will obtain or will cause to be obtained as of the effective time of the merger a "tail" insurance policy with a claims period of six years from the effective time of the merger with respect to directors' and officers' liability insurance covering those persons who were, as of the date of the merger agreement, covered by our directors' and officers' liability insurance policy, for acts or omissions occurring prior to the effective time of the merger, on terms that are no less favorable than our policies in effect on the date of the merger agreement. Prior to the closing of the merger, IBM will prepay such insurance for the six-year period, but in no event will IBM or the surviving corporation be required to pay, with respect to the entire six-year period following the effective time of the merger, premiums for insurance which in the aggregate exceed 300% of the aggregate premiums paid by us for the period from August 8, 2011 to, and including, August 8, 2012.

Appraisal Rights

        If you do not vote for the adoption of the merger agreement at the special meeting and otherwise comply with the applicable statutory procedures of Section 262 of the DGCL, summarized herein, you may be entitled to appraisal rights under Section 262 of the DGCL. In order to exercise and perfect appraisal rights, a record holder of our common stock must follow the steps prescribed in Section 262 of the DGCL and summarized below properly and in a timely manner.

        Section 262 of the DGCL is reprinted in its entirety as Annex C to this proxy statement. Set forth below is a summary description of Section 262 of the DGCL. The following summary describes the material aspects of Section 262 of the DGCL, and the law relating to appraisal rights and is qualified in its entirety by reference to Annex C. All references in Section 262 and this summary to "stockholder" are to the record holder of the shares of our common stock immediately prior to the effective time of the merger as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

        ANY DEMANDTEC STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX C CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, SINCE FAILURE TO TIMELY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

        Under the DGCL, holders of our common stock who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery, or the Delaware Court, and to receive payment in cash of the "fair value" of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, on the amount determined to be the fair value.

        Under Section 262 of the DGCL, where a merger agreement relating to a proposed merger is to be submitted for adoption at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice to the holders of our common stock and Section 262 of the DGCL is attached to this proxy statement as Annex C. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his right to do so should review the following discussion and Annex C carefully and should consult his, her or its legal advisor, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

        If you wish to exercise appraisal rights you must not vote for the adoption of the merger agreement and must deliver to DemandTec, before the vote on the proposal to adopt the merger agreement, a written demand for appraisal of such stockholder's shares of our common stock. If you sign and return a proxy card or vote by submitting a proxy by telephone, through the Internet or by fax, without expressly directing that your shares of our common stock be voted against the adoption of the merger agreement, you will effectively waive your appraisal rights because such shares represented by the proxy will be voted for the adoption of the merger agreement. Accordingly, if you desire to exercise and perfect appraisal rights with respect to any of your shares of common stock, you must either refrain from executing and returning the enclosed proxy card and from voting in person or by submitting a proxy by telephone, through the Internet or by fax, in favor of the proposal to adopt the merger agreement or check either the "against" or the "abstain" box next to the proposal on such card or vote in person or by submitting a proxy by telephone, through the Internet or by fax, against the proposal or register in person an abstention with respect thereto. A vote or proxy against the adoption of the merger agreement will not, in and of itself, constitute a demand for appraisal.

        A demand for appraisal will be sufficient if it reasonably informs DemandTec of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder's shares of common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. If you wish to exercise your appraisal rights you must be the record holder of such shares of our common stock on the date the written demand for appraisal is made and you must continue to hold such shares through the effective time of the merger. Accordingly, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time of the merger, will lose any right to appraisal in respect of such shares.

        Only a holder of record of shares of our common stock on [                ], the record date for the special meeting, is entitled to assert appraisal rights for such shares of our common stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the stock certificates and must state that such person intends thereby to demand appraisal of his, her or its shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners.

        A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of our common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. Where the number of shares of our common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in brokerage accounts or other nominee forms and wish to exercise your appraisal rights, you are urged to consult with your broker to determine the appropriate procedures for the making of a demand for appraisal.

        All written demands for appraisal of shares must be mailed or delivered to: DemandTec, Inc., One Franklin Parkway, Building 910, San Mateo, California 94403, Attention: Michael McAdam, General Counsel.

        Within ten days after the effective time of the merger, we will notify each stockholder of the effective time of the merger who properly asserted appraisal rights under Section 262 and has not voted for the adoption of the merger agreement. Within 120 days after the effective time of the merger, but not thereafter, we or any stockholder who has complied with the statutory requirements summarized above may commence an appraisal proceeding by filing a petition in the Delaware Court demanding a determination of the fair value of the shares held by such stockholder. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. We are not under any obligation, and we have no present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262 of the DGCL.

        Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of our common stock not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal were received by us, and the number of holders of such shares. Such statement must be mailed within ten days after the written request therefor has been received by us or within ten days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file an appraisal petition or request from us the statement described in this paragraph.

        If a petition for an appraisal is timely filed and a copy thereof served upon us, we will then be obligated, within 20 days after such service, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Delaware Court, the Delaware Court is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court may require the stockholders who demanded appraisal rights of our shares of common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder.

        After the Delaware Court determines which stockholders are entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Court shall take into account all relevant factors. Unless the Delaware Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as or less than the consideration you are entitled to receive pursuant to the merger agreement if you did not seek appraisal of your shares and that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not necessarily opinions as to fair value under Section 262 of the DGCL.

        The Delaware Court will direct the payment of the fair value of the shares of our common stock to those stockholders who have perfected appraisal rights, together with interest, if any. The Delaware Court will determine the amount of interest, if any, to be paid on the amounts to be received by persons whose shares of our common stock have been appraised. The costs of the action (which do not include attorneys' or expert fees or expenses) may be determined by the Delaware Court and taxed upon the parties as the Delaware Court deems equitable. The Delaware Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including without limitation reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

        Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, after the effective time of the merger, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of our common stock as of a date prior to the effective time of the merger.

        At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw his or her demand for appraisal and to accept the cash payment for his or her shares pursuant to the merger agreement. After this period, a stockholder may withdraw his or her demand for appraisal only with our written consent. If no petition for appraisal is filed with the Delaware Court within 120 days after the effective time of the merger, a stockholder's right to appraisal will cease and he or she will be entitled to receive the cash payment for his or her shares pursuant to the merger agreement, as if he or she had not demanded appraisal of his or her shares. No petition timely filed in the Delaware Court demanding appraisal will be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned on such terms as the Delaware Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger.

        If you properly demand appraisal of your shares of our common stock under Section 262 and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in the DGCL, your shares will be converted into the right to receive the consideration receivable with respect to such shares in accordance with the merger agreement. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time of the merger, or if you deliver to us a written withdrawal of your demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the effective time of the merger will require our written approval.

        If you desire to exercise your appraisal rights, you must not vote for the adoption of the merger agreement and must strictly comply with the procedures set forth in Section 262 of the DGCL.

        Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such rights.

        THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. THOSE INDIVIDUALS OR ENTITIES WISHING TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL SHALL GOVERN.

Treatment of Outstanding Stock Options

        Cash-Out Options.    Each outstanding option to acquire shares of our common stock to the extent (i) vested (or vesting in connection with the merger), (ii) held by any of our or our subsidiaries' non-employee directors, consultants or independent contractors (other than certain unvested options described in the following paragraph) or (iii) such option has an exercise price per share greater than or equal to the merger consideration of $13.20 per share will be cancelled at the effective time of the merger and will be converted into the right of the holder thereof to receive in consideration for such cancellation an amount in cash, without interest and less any applicable withholding taxes, payable at or as soon as practicable following the effective time of the merger, equal to the product of the number of shares of our common stock that are subject to such option and the excess, if any, of the merger consideration of $13.20 per share over the exercise price per share of the common stock subject to such option.

        Specified Stock Options.    Each outstanding option to acquire shares of our common stock that is unvested, held by certain of our or our subsidiaries' consultants or independent contractors and that has an exercise price per share less than the per share merger consideration of $13.20 will be cancelled at the effective time of the merger. IBM will pay each holder of such an option, following each applicable date after the effective time of the merger on which such option would have vested (each such date is referred to herein as a "vesting date"), an amount in cash equal to the product of the number of shares of our common stock that were subject to such option and that would have vested on the applicable vesting date, and the excess of the merger consideration of $13.20 per share over the exercise price per share of the common stock subject to such option, so long as such holder continues to provide services to IBM or its subsidiaries through the applicable vesting date. Notwithstanding the foregoing, IBM (in its sole discretion) may elect to treat an option described in this paragraph in the manner described in the preceding paragraph if it determines it is necessary to avoid adverse tax consequences under Section 409A of the Internal Revenue Code.

        Rollover Options.    Each outstanding option to acquire shares of our common stock that will not be cancelled in the manner described in the preceding two paragraphs will be converted into an option to acquire, on substantially the same terms and conditions as were applicable to such option prior to the effective time of the merger, the number of shares of IBM's common stock equal to the product of the number of shares of our common stock that are subject to such option and the exchange ratio, rounded down to the nearest whole share of IBM's common stock. The exchange ratio is a fraction, the numerator of which is the merger consideration of $13.20 per share and the denominator of which is the average closing price per share of IBM's common stock on the New York Stock Exchange Composite Transactions Tape on the 20 trading days immediately prior to the closing date of the merger. The exercise price per share of IBM's common stock as of immediately following such conversion will be equal to the per share exercise price for the shares of our common stock otherwise purchasable pursuant to such option divided by the exchange ratio, rounded up to the nearest whole cent.

Treatment of Outstanding Restricted Stock Units

        Cash-Out RSUs.    Each outstanding RSU to the extent (i) vested (or vesting in connection with the merger) or (ii) held by any of our or our subsidiaries' non-employee directors, consultants or independent contractors (other than certain unvested RSUs described in the following paragraph) will be cancelled at the effective time of the merger and will be converted into the right of the holder thereof to receive in consideration for such cancellation an amount in cash, without interest and less any applicable withholding taxes, payable at or as soon as practicable following the effective time of the merger, equal to the product of the number of shares of our common stock that are subject to such RSU and the merger consideration of $13.20 per share.

        Specified RSUs.    Each outstanding RSU that is unvested and held by certain of our or our subsidiaries' consultants or independent contractors will be cancelled at the effective time of the merger. IBM will pay each holder of such an RSU, following each applicable vesting date, an amount in cash equal to the product of the number of shares of our common stock that were subject to such RSU and that would have vested on the applicable vesting date and $13.20 per share, so long as such holder continues to provide services to IBM or its subsidiaries through the applicable vesting date. Notwithstanding the foregoing, IBM (in its sole discretion) may elect to treat an RSU described in this paragraph in the manner described in the preceding paragraph if it determines it is necessary to avoid adverse tax consequences under Section 409A of the Internal Revenue Code.

        Rollover RSUs.    Each outstanding RSU that will not be cancelled in the manner described in the preceding two paragraphs will be converted at the effective time of the merger into an RSU, subject to substantially the same terms and conditions as were applicable to the RSU prior to the effective time of the merger, with respect to a number of shares of IBM's common stock equal to the product of the number of shares our common stock subject to such RSU and the exchange ratio (as described above), rounded down to the nearest whole share of IBM's common stock. If an RSU is subject to performance-based vesting conditions for which the performance period is scheduled to end following the effective time of the merger, the number of shares underlying the converted IBM RSU will be determined based on the assumption that the performance conditions applicable to such RSU were met at 100% of target performance, and each such RSU will vest, following the effective time of the merger, based solely on the basis of the service-based vesting conditions applicable to such RSU.

Treatment of Purchase Rights under 2007 Employee Stock Purchase Plan

        If the effective time of the merger is on or prior to April 13, 2012 (the last trading day of the current offering period under our ESPP), the ESPP and the offering period in progress will terminate on the last trading day prior to the effective time of the merger after the exercise of outstanding purchase rights at a purchase price equal to 85% of the lesser of (a) the closing price on the NASDAQ Global Market of a share of our common stock on October 15, 2011 (the last trading day before the current offering period began) and (b) the closing price on the NASDAQ Global Market of a share of our common stock on the last trading day before the effective time of the merger. If the effective time of the merger is after April 13, 2012, all purchase rights under the ESPP will be exercised in accordance with the ESPP on April 13, 2012 and the ESPP will be suspended for future offering periods as of such date.

Effective Time of the Merger

        The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by IBM and us and specified in such certificate of merger. The filing of the certificate of merger will occur as soon as practicable on or after the closing, which will take place on a date to be specified by IBM, merger sub and us and which will be no later than the fifth business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement, unless IBM and we agree to hold the closing at a different time. We currently anticipate the merger to be completed in the first quarter of calendar year 2012.

Delisting and Deregistration of Our Common Stock

        If the merger is completed, our common stock will be delisted from and will no longer be traded on The NASDAQ Global Market and will be deregistered under the Securities Exchange Act. Following the closing of the merger, we will no longer be an independent public company.

Material United States Federal Income Tax Consequences of the Merger

        The following discussion summarizes the material U.S. federal income tax consequences of the merger to holders of DemandTec common stock. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

        This discussion assumes that holders of DemandTec common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of DemandTec common stock in light of such holder's particular circumstances, nor does it discuss the special considerations applicable to holders of our common stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their DemandTec common stock through the exercise of options or otherwise as compensation, holders who hold their DemandTec common stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, and holders who exercise appraisal rights. This discussion does not address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a holder.

        We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger to holders of DemandTec common stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service may not agree with the tax consequences described in this proxy statement.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds DemandTec common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding DemandTec common stock, you should consult your own tax advisor.

        All holders should consult their own tax advisor to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of DemandTec common stock pursuant to the merger.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of DemandTec common stock that is, for U.S. federal income tax purposes:

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  an individual citizen or resident of the United States;

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  a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

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  an estate the income of which is subject to U.S. federal income tax regardless of its source.

        A "non-U.S. holder" is a beneficial owner (other than a partnership) of DemandTec common stock that is not a U.S. holder.

U.S. Holders.

        The conversion of shares of DemandTec common stock into cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger and such U.S. holder's adjusted tax basis in the shares converted into cash pursuant to the merger. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder's holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of DemandTec common stock at different times or different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of DemandTec common stock.

        A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate (currently, 28%) with respect to the cash received pursuant to the merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a payee's U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Non-U.S. Holders.

        Any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

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  the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

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  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder's net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

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  the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of DemandTec's outstanding common stock at any time during the five years preceding the merger, and DemandTec is or has been a "United States real property holding corporation" for U.S. federal income tax purposes during such period. Although there can be no assurances in this regard, DemandTec does not believe that it is or was a "United States real property holding corporation" for U.S. federal income tax purposes.

        A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently, at a rate of 28%) will apply with respect to the cash received by such holder pursuant to the merger, unless such non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder's U.S. federal income tax liability, if any.

Appraisal Rights

        Under specified circumstances a holder may be entitled to appraisal rights in connection with the merger. If a holder of DemandTec common stock receives cash pursuant to the exercise of appraisal rights, such holder generally will recognize gain or loss, measured by the difference between the cash received and such holder's tax basis in such stock. Interest, if any, awarded in an appraisal proceeding by a court would be included in such holder's income as ordinary income for U.S. federal income tax purposes. Holders of DemandTec common stock who exercise appraisal rights are urged to consult their own tax advisors.

        THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES RELEVANT TO DEMANDTEC STOCKHOLDERS. THE TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER. YOU SHOULD CONSULT YOUR TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES OF THE MERGER TO YOU.

 Regulatory Matters

HSR Act

        The closing of the merger is subject to expiration or termination of the applicable waiting periods under the HSR Act and the rules thereunder. Under the HSR Act and the rules thereunder, the merger may not be completed unless certain information has been furnished to the Antitrust Division of the U.S. Department of Justice and to the Federal Trade Commission and applicable waiting periods expire or are terminated. The HSR Act requires the parties to observe a 30-day waiting period (the "initial 30-day waiting period"), during which time the merger may not be consummated, unless that initial 30-day waiting period is terminated early. If, before the expiration of the initial 30-day waiting period, the Antitrust Division of the U.S. Department of Justice or the Federal Trade Commission issues a request for additional information, the parties may not consummate the transaction until 30 days after DemandTec and IBM have each substantially complied with such request for additional information (unless this period is shortened pursuant to a grant of earlier termination). DemandTec and IBM filed their respective notification and report forms pursuant to the HSR Act with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission on December 22, 2011.

        At any time before the effective time of the merger, the Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice, state attorneys general, or private parties can file suit under the antitrust laws to enjoin consummation of the merger or to impose conditions on the merger. There can be no assurance that the merger will not be challenged on antitrust grounds or, if such a challenge is made, that the challenge will not be successful.

Other Jurisdictions

        The completion of the merger is also subject to comparable notifications and review under the antitrust laws of various foreign jurisdictions, including Italy and Brazil. DemandTec and IBM have filed or intend to file notifications with the appropriate governmental entities in each of those jurisdictions. Some of these jurisdictions do not require regulatory approval, consent or agreement prior to completing the merger. With respect to jurisdictions that do require regulatory approval, consent or agreement prior to completing the merger, DemandTec and IBM expect to observe the applicable waiting periods prior to completing the merger. It is possible that any of the governmental entities with which notifications are filed may seek, as conditions for granting approval of the merger, various regulatory concessions. There can be no assurance that DemandTec and IBM will be able or willing to satisfy or comply with these conditions.

THE MERGER AGREEMENT

        The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We urge you to read carefully the merger agreement in its entirety because this summary may not contain all the information about the merger agreement that is important to you.

        The merger agreement and the following description have been included to provide you with information regarding the terms of the merger agreement. It is not intended to provide any other factual information about DemandTec or IBM. Such information can be found elsewhere in this proxy statement and in the other public filings we and IBM make with the SEC, which are available, without charge, at http://www.sec.gov.

        The representations and warranties described below and included in the merger agreement were made for the purposes of the merger agreement by DemandTec and IBM to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by DemandTec and IBM in connection with negotiating the terms of that agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been made for the purpose of allocating risk between DemandTec and IBM rather than establishing the matters addressed by such representations and warranties as facts. The merger agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding DemandTec and IBM or their respective businesses.

The Merger

        Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, merger sub, a wholly-owned subsidiary of IBM and a party to the merger agreement, will merge with and into us. We will survive the merger as a wholly-owned subsidiary of IBM and the separate corporate existence of merger sub will cease.

Effective Time; Closing

        The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by IBM and us and specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable on or after the date of closing, which will take place on a date to be specified by IBM, merger sub and us and which will be no later than the fifth business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement, or at such other time as is agreed upon by IBM and us. Although we expect to complete the merger as soon as possible following the special meeting of our stockholders (if our stockholders adopt the merger agreement), we cannot specify when or assure that we and IBM will satisfy or waive all of the conditions to the closing of the merger. See "—Conditions to the Closing of the Merger" beginning on page 73.

Merger Consideration

        The merger agreement provides that each share of our common stock outstanding immediately prior to the effective time of the merger (other than shares held by us, IBM or by holders properly exercising appraisal rights under Delaware law) will be converted at the effective time of the merger into the right to receive $13.20 in cash, without interest and less any applicable withholding taxes.

        If any of our stockholders perfect appraisal rights with respect to any of our shares of common stock, then we will treat those shares as described under "The Merger—Appraisal Rights" beginning on page 49.

Treatment of Stock Options, Restricted Stock Units and Purchase Rights

Stock Options

        Cash-Out Options.    Each outstanding option to acquire shares of our common stock to the extent (i) vested (or vesting in connection with the merger), (ii) held by any of our or our subsidiaries' non-employee directors, consultants or independent contractors (other than certain unvested options described in the following paragraph) or (iii) such option has an exercise price per share greater than or equal to the merger consideration of $13.20 per share will be cancelled at the effective time of the merger and will be converted into the right of the holder thereof to receive, in consideration for such cancellation an amount in cash, without interest and less any applicable withholding taxes, payable at or as soon as practicable following the effective time of the merger, equal to the product of:

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  The number of shares of our common stock that are subject to such option, and

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  The excess, if any, of the merger consideration of $13.20 per share over the exercise price per share of the common stock subject to such option.

        Specified Stock Options.    Each outstanding option to acquire shares of our common stock that is unvested, held by certain of our or our subsidiaries' consultants or independent contractors and that has an exercise price per share less than the per share merger consideration of $13.20 will be cancelled at the effective time of the merger. So long as the holder of such an option continues to provide services to IBM or its subsidiaries, IBM will pay each holder of such an option, following each applicable vesting date, an amount in cash equal to the product of:

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  The number of shares of our common stock that were subject to such option and that would have vested on the applicable vesting date, and

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  The excess of the merger consideration of $13.20 per share over the exercise price per share of the common stock subject to such option.

However, IBM (in its sole discretion) may elect to treat an option described in this paragraph in the manner described in "Cash-Out Options" above if it determines it is necessary to avoid adverse tax consequences under Section 409A of the Internal Revenue Code.

        Rollover Options.    Each outstanding option to acquire shares of our common stock that will not be cancelled in the manner described in the preceding two paragraphs will be converted into an option to acquire, on substantially the same terms and conditions as were applicable to such option prior to the effective time of the merger, the number of shares of IBM's common stock equal to the product of:

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  The number of shares of our common stock that are subject to such option, and

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  The exchange ratio, as described below, rounded down to the nearest whole share of IBM's common stock.

The exchange ratio is a fraction, the numerator of which is the merger consideration of $13.20 per share and the denominator of which is the average closing price per share of IBM's common stock on the New York Stock Exchange Composite Transactions Tape on the 20 trading days immediately prior to the closing date of the merger. The exercise price per share of IBM's common stock as of immediately following such conversion will be equal to the per share exercise price for the shares of our common stock otherwise purchasable pursuant to such option divided by the exchange ratio, rounded up to the nearest whole cent.

Restricted Stock Units

        Cash-Out RSUs.    Each outstanding RSU to the extent (i) vested (or vesting in connection with the merger) or (ii) held by any of our or our subsidiaries' non-employee directors, consultants and independent contractors (other than certain unvested RSUs described in the following paragraph) will be cancelled at the effective time of the merger and will be converted into the right of the holder thereof to receive in consideration for such cancellation an amount in cash, without interest and less any applicable withholding taxes, payable at or as soon as practicable following the effective time of the merger, equal to the product of:

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  The number of shares of our common stock that are subject to such RSU, and

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  The merger consideration of $13.20 per share.

        Specified RSUs.    Each outstanding RSU that is unvested and held by certain of our or our subsidiaries' consultants or independent contractors will be cancelled at the effective time of the merger. So long as the holder of such an RSU continues to provide services to IBM or its subsidiaries, IBM will pay such holder, following each applicable vesting date, an amount in cash equal to the product of:

  •
  The number of shares of our common stock that were subject to such RSU and that would have vested on the applicable vesting date, and

  •
  The merger consideration of $13.20 per share.

However, IBM (in its sole discretion) may elect to treat an RSU described in this paragraph in the manner described in "Cash-Out RSUs" above if it determines it is necessary to avoid adverse tax consequences under Section 409A of the Internal Revenue Code.

        Rollover RSUs.    Each outstanding RSU that will not be cancelled in the manner described in the preceding two paragraphs will be converted at the effective time of the merger into an RSU, on substantially the same terms and conditions as were applicable to such RSU prior to the effective time of the merger, with respect to a number of shares of IBM's common stock equal to the product of:

  •
  The number of shares of our common stock that are subject to such RSU, and

  •
  The exchange ratio, as described above, rounded down to the nearest whole share of IBM's common stock.

If an RSU is subject to performance-based vesting conditions for which the performance period is scheduled to end following the effective time of the merger, the number of converted IBM RSUs will be determined based on the assumption that the performance conditions applicable to such RSU were met at 100% of target performance and each such RSU will vest, following the effective time of the merger, based solely on the basis of the service-based vesting conditions applicable to such RSU.

Purchase Rights under 2007 Employee Stock Purchase Plan

        If the effective time of the merger is on or prior to April 13, 2012 (the last trading day of the current offering period under our ESPP), the ESPP and the offering period in progress will terminate on the last trading day prior to the effective time of the merger after the exercise of outstanding purchase rights at a purchase price equal to 85% of the lesser of (a) the closing price of a share of our common stock on the NASDAQ Global Market on October 15, 2011 (the last trading day before the current offering period began) and (b) the closing price of a share of our common stock on the NASDAQ Global Market on the last trading day before the effective time of the merger. If the effective time of the merger is after April 13, 2012, all purchase rights under the ESPP will be exercised in accordance with the ESPP on April 13, 2012 and the ESPP will be suspended for future offering periods as of such date.

Surrender of Stock Certificates; Payment of Merger Consideration; Lost Certificates

        Prior to the effective time of the merger, IBM will designate a paying agent and, from time to time after the effective time of the merger, IBM will make available to the paying agent funds in amounts as necessary for the payment of the merger consideration.

        As soon as reasonably practicable after the effective time of the merger, the paying agent will mail to each person who was a holder of record of our common stock immediately prior to the effective time of the merger a letter of transmittal containing instructions for exchanging certificates representing such shares of our common stock. Such letter of transmittal will be accompanied by a substitute IRS Form W-9 or the applicable IRS Form W-8. After the effective time of the merger, each holder of a certificate previously representing such shares of our common stock will, upon surrender to the paying agent of a certificate, together with a properly completed letter of transmittal, be entitled to receive the merger consideration of $13.20 in cash, less any applicable withholding taxes, for each share of our common stock represented by such certificate.

        No interest will be paid or shall accrue on the cash payable upon surrender of any such certificate. The cash paid upon surrender of any such certificate will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of our common stock formerly represented by such certificate.

        If any such certificate has been lost, stolen, defaced or destroyed, the paying agent or the surviving corporation, as the case may be, will pay the merger consideration with respect to each share of our common stock formerly represented by such certificate upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen, defaced or destroyed and, if required by the surviving corporation, the posting by such person of a bond in an amount as the surviving corporation may direct as indemnity against any claim that may be made against the surviving corporation with respect to such certificate.

        At any time following the six-month anniversary of the closing date of the merger, the surviving corporation may require the paying agent to deliver to it any funds previously made available to the paying agent that have not been disbursed to holders of certificates that formerly represented shares of our common stock. After that point, stockholders will no longer be able to receive the merger consideration from the paying agent. Instead, they will be required to seek to obtain the merger consideration only from IBM and the surviving corporation and in so doing will be treated as general creditors with respect to the payment of any such merger consideration, without any interest thereon.

Directors and Officers

        The merger agreement provides that merger sub's directors and officers immediately prior to the effective time of the merger will be the directors and officers, respectively, of the surviving corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Representations and Warranties

        We have made a number of representations and warranties to IBM and merger sub in the merger agreement regarding aspects of our business and other matters pertinent to the merger. The topics covered by these representations and warranties include the following:

  •
  our and our subsidiaries' organization, good standing and qualification and similar corporate matters;

  •
  our subsidiaries;

  •
  our and our subsidiaries' capital structure;

  •
  our corporate power and authority to execute and deliver the merger agreement, to consummate the merger and the other transactions contemplated by the merger agreement and to comply with the terms of the merger agreement;

  •
  the enforceability of the merger agreement against us;

  •
  the approval of our board of directors of the merger agreement;

  •
  the recommendation of our board of directors that our stockholders vote to adopt the merger agreement;

  •
  the absence of any violation of our charter documents, certain contracts or laws or judgments to which we are subject as a result of our execution and delivery of the merger agreement and our consummation of the merger;

  •
  the consents, approvals, notices and other similar actions with respect to governmental entities required as a result of our execution and delivery of the merger agreement and our consummation of the merger;

  •
  the filing of required reports and other documents by us with the SEC, the compliance of such reports and documents with the applicable requirements of the federal securities laws, rules and regulations, the compliance of our financial statements included in such reports and documents with applicable accounting requirements and the rules and regulations of the SEC, the absence of any outstanding or unresolved comments received by us from the SEC and the absence of certain types of undisclosed liabilities;

  •
  compliance with the Sarbanes-Oxley Act of 2002;

  •
  the preparation of our financial statements included in our reports and documents filed with the SEC in accordance with GAAP;

  •
  the absence of any joint venture, off-balance sheet partnership or other similar arrangement entered into for the purpose of, intended to, or with the known result of, avoiding the disclosure of any material transaction or liability;

  •
  the maintenance by us of internal control over financial reporting and disclosure controls and procedures designed to ensure timely and adequate reporting;

  •
  the accuracy of the information supplied by us in connection with this proxy statement;

  •
  the conduct of our and our subsidiaries' respective businesses in the ordinary course of business consistent with past practice, in each case from February 28, 2011 to the date of the merger agreement;

  •
  the absence, in each case from February 28, 2011 to the date of the merger agreement, of:

  •
  any material adverse effect;

  •
  certain dividends or other distributions on our or our subsidiaries' capital stock;

  •
  any splits, combinations or reclassifications of, or issuances of securities in respect of, our or our subsidiaries' capital stock;

  •
  grants by us or our subsidiaries to our or our subsidiaries' personnel of any bonus or award opportunity, any loan or any increase in any type of compensation or benefits, except for grants of normal bonus opportunities and normal increases of base cash compensation in the ordinary course of business consistent with past practice;

  •
  any grant of any severance, separation, change in control or retention benefits;

  •
  any adoption or establishment of, or entry into, any amendment of, modification to or termination of, any employee benefit;

  •
  any grants or amendments of any award under any benefit plan or benefit agreement;

  •
  any payment of any compensation or benefit not provided for under any benefit plan or agreement, other than payment of base cash compensation, cash bonuses or cash awards made in the ordinary course of business consistent with past practice;

    •
    any action that is reasonably likely to result in the acceleration of vesting or payment of any rights, compensation, benefits or funding obligations under any benefit plan or benefit agreement;

    •
    any material change in financial or tax accounting methods, principles or practices, except as required by GAAP or law;

    •
    any material tax election or change in any material tax election;

    •
    any settlement of material tax liabilities;

    •
    any material write-down of material assets; and

    •
    any licensing or other agreement with regard to the acquisition or disposition of any material intellectual property or rights to material intellectual property, other than non-exclusive licenses granted in the ordinary course of business consistent with past practice;

  •
  the continuation of pricing, sales, receivables and payables practices in the ordinary course of business consistent with past practice and the absence of any promotional sales or discount activity, except in the ordinary course of business consistent with past practice, in each case since February 28, 2011;

  •
  certain pending and threatened litigation;

  •
  specified and material contracts;

  •
  our possession of all permits necessary to operate our business;

  •
  our compliance with all applicable laws and judgments;

  •
  the absence, since February 28, 2011, of changes in our benefit plans or employment agreements;

  •
  environmental matters;

  •
  employee benefits matters;

  •
  tax matters;

  •
  title to our material properties and tangible assets, the sufficiency of such material properties and tangible assets to operate our and our subsidiaries' respective businesses and our rights to use our leased tangible properties and assets;

  •
  our intellectual property;

  •
  our receivables;

  •
  our insurance policies;

  •
  the absence of unlawful payments;

  •
  the inapplicability of any state takeover or similar statute or regulation to the merger agreement and the merger;

  •
  the required vote of our stockholders;

  •
  our engagement of, and payment of fees to, brokers, investment bankers and financial advisors, and fees payable by us to other advisors in connection with the merger agreement and the merger;

  •
  our receipt of a fairness opinion from Union Square Advisors LLC; and

  •
  the absence of any relationship with PricewaterhouseCoopers LLP.

        Some of our representations and warranties are qualified by a material adverse effect standard. The merger agreement provides that a material adverse effect is any state of facts, change, development, event, effect, condition, occurrence, action or omission that, individually or in the aggregate, is reasonably expected to:

  •
  result in a material adverse effect on the business, assets, properties, financial condition or results of operations of us and our subsidiaries, taken as a whole; or

  •
  prevent, materially impede or materially delay the consummation by us of the merger or the other transactions contemplated by the merger agreement; or

  •
  result in a material impairment on the ability of IBM and its subsidiaries to continue operating our business and our subsidiaries' businesses after the closing of the merger in substantially the same manner as they were operated immediately prior to the date of the merger agreement;

provided that in no event will any of the following events, effects or circumstances be deemed either alone or in combination to constitute or be taken into account in determining whether there has been or would be, a material adverse effect:

  •
  any change in general, economic, business, financial, credit or market conditions that does not disproportionately affect us and our subsidiaries, taken as a whole, relative to other participants in our industry;

  •
  any change in GAAP or applicable law or the interpretation thereof that does not disproportionately affect us and our subsidiaries, taken as a whole, relative to other participants in our industry in the United States;

  •
  any act of terrorism, war (whether or not declared), national disaster or any national or international calamity affecting the United States that does not disproportionately affect us and our subsidiaries, taken as a whole, relative to other participants in our industry in the United States;

  •
  our failure to meet internal or published projections, forecasts or revenue or earnings predictions for any period (provided that the underlying causes of such failures may constitute or be taken into account in determining whether there has been, or would be, a material adverse effect);

  •
  any change in the price or trading volume of our common stock in and of itself (provided that the underlying causes of such change may constitute or be taken into account in determining whether there has been, or would be, a material adverse effect);

  •
  any effect attributable to the announcement, performance or pendency of the merger agreement or the transactions contemplated therein, including, without limitation, any loss of employees or customers resulting from the publication of the merger agreement or IBM's identity or any of its affiliates as our acquirer; or

  •
  any action or omission of us or any of our subsidiaries taken with the prior written consent of IBM.

        IBM and merger sub have made a number of representations and warranties to us regarding various matters pertinent to the merger. The topics covered by these representations and warranties include the following:

  •
  their organization and good standing;

  •
  their corporate power and authority to execute and deliver the merger agreement and consummate the merger;

  •
  the absence of any violation of IBM's charter documents, certain contracts or laws and judgments applicable to IBM as a result of IBM's execution and delivery of the merger agreement and the consummation of the merger;

  •
  the enforceability of the merger agreement against them;

  •
  the accuracy of information supplied by IBM and merger sub for inclusion in this proxy statement;

  •
  merger sub's lack of prior operating activity;

  •
  having sufficient funds for payments under the merger agreement; and

  •
  that none of IBM, merger sub or any other IBM affiliate is an "interested stockholder" under Delaware's takeover statute.

        The representations and warranties of each of the parties to the merger agreement will expire upon effective time of the merger.

Covenants

Conduct of Our Business Prior to the Merger

        In the merger agreement, we have agreed that before the effective time of the merger, subject to certain exceptions, we will carry on our, and we will cause each of our subsidiaries to carry on their, business in the ordinary course consistent with past practice and use commercially reasonable efforts to comply with all applicable laws and, to the extent consistent therewith, use commercially reasonable efforts to keep available the services of present officers, software developers and other employees, to preserve assets and technology and relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with us and our subsidiaries and to maintain franchises, rights and permits.

        In addition, we have agreed, with specified exceptions, to various restrictions, including restrictions on our and our subsidiaries' ability to:

  •
  declare, set aside or pay any dividends on, or make any other distributions in respect of, capital stock or other equity or voting interests;

  •
  split, combine or reclassify capital stock or other equity or voting interests, or issue any other securities in respect of, in lieu of or in substitution for, capital stock or other equity or voting interests;

  •
  purchase, redeem or otherwise acquire any capital stock, other equity or voting interests or any other of our or our subsidiaries' securities, or any options, warrants, calls or rights to acquire any such capital stock or other securities;

  •
  take any action that would result in any amendment, modification or change of any of our or our subsidiaries' indebtedness;

  •
  issue, deliver, sell, pledge or otherwise encumber any capital stock, other equity or voting interests or equity equivalents, subject to certain exceptions, or securities convertible into, or exchangeable or exercisable for, or any options, warrants, calls or rights to acquire, any such stock, interests or equity equivalents;

  •
  amend or propose to amend our or our subsidiaries' organizational documents;

  •
  acquire, or agree to acquire, any business or division thereof, or any assets other than immaterial assets in the ordinary course of business consistent with past practice;

  •
  sell, lease, license or encumber any of our material properties or assets, subject to certain exceptions for actions in the ordinary course of business consistent with past practice;

  •
  repurchase, prepay or incur any indebtedness;

  •
  issue or sell rights to acquire any debt securities;

  •
  guarantee any debt securities of another person;

  •
  make any loans, advances or capital contributions to, or investments in, any person, other than us or any of our direct or indirect wholly owned subsidiaries;

  •
  incur or commit to incur any capital expenditures that individually are in excess of $375,000 or in the aggregate are in excess of $750,000;

  •
  pay, discharge, settle or satisfy any claims (including any claims of stockholders or stockholder litigation relating to the merger agreement), liabilities or obligations, other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice, or as required by their terms, of claims, liabilities or obligations reserved against in our most recent audited financial statements or incurred after the date of such financial statements in the ordinary course of business consistent with past practice, or incurred in connection with the transactions contemplated by the merger agreement;

  •
  waive, relinquish, release, grant, transfer or assign any right of material value;

  •
  waive any material benefit of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matters to which our consent is required under, any confidentiality, standstill or similar contract to which we or our subsidiaries are a party or bound;

  •
  enter into, modify or amend in any material respect or exercise any right to renew, any lease or sublease of real property;

  •
  acquire any interest in real property;

  •
  modify or amend in any material respect, or accelerate, terminate or cancel, any material contract or waive any right to enforce, relinquish, release, transfer or assign any rights or claims thereunder, other than immaterial modifications or amendments made in the ordinary course of business consistent with past practice;

  •
  enter into any contract that is not in the ordinary course of business or that is inconsistent with past practice;

  •
  adopt, establish, enter into, terminate, amend or modify any benefit plan or benefit agreement; increase the compensation or benefits of our personnel; make any payments not provided for under the benefit plans and benefit agreements in effect on the date of the merger agreement; grant or amend any award under any benefit plan or remove or modify existing restrictions in any benefit plan or benefit agreement or award made thereunder; grant or pay any severance, separation, change in control, termination, retention or similar compensation or benefits to, or increase in any manner such compensation or benefits of, any personnel; enter into any trust, annuity or insurance contract or similar agreement or take any other action to fund or secure the payment of compensation or benefits under any benefit plan or benefit agreement; take any action to accelerate, or that could reasonably be expected to result in the acceleration of, the timing of payment or vesting of any rights, compensation, benefits or funding obligations under any benefit plan or benefit agreement or otherwise; or make any material determination under any benefit plan or benefit agreement that is inconsistent with the ordinary course of business or past practice;

  •
  form any subsidiary;

  •
  enter into any contract which would conflict with, or be violated by, the consummation of the merger or compliance with the merger agreement;

  •
  enter into any contract containing any restriction on our or our subsidiaries' ability to assign all or any portion of its rights, interests or obligations thereunder, unless such restriction expressly excludes any assignment to IBM;

  •
  except as required by law, adopt or enter into any collective bargaining agreement or other labor union contract applicable to our employees or the employees of any of our subsidiaries;

  •
  write-down any of our material assets, including any intellectual property, or make any change in any financial or tax accounting principle, method or practice other than as required by GAAP or applicable law;

  •
  engage in any of the following activities:

  •
  trade loading practices or any other promotional sales or discount activities with any customers or distributors with the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) sales that would otherwise be expected to occur in subsequent fiscal quarters;

  •
  any practice which would have the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) collections of receivables that would otherwise be expected to be made in subsequent fiscal quarters;

  •
  any practice which would have the effect of postponing to subsequent fiscal quarters payments by us that would otherwise be expected to be made in prior fiscal quarters (including the current fiscal quarter); or

  •
  any other promotional sales or discount activity in a manner outside the ordinary course of business or inconsistent with past practice;

  •
  take any action or fail to take any action which would result in the material loss or reduction of value of our and our subsidiaries' intellectual property, taken as a whole;

  •
  enter into, extend or renew certain types of specified contracts;

  •
  amend, modify or waive any of our existing takeover defenses or take any action to render any state takeover or similar statute inapplicable to any transaction other than the merger; and

  •
  authorize, commit, resolve or agree to take any of the foregoing actions.

No Solicitation of Acquisition Proposals

        We have agreed that we will not, and will not authorize or permit any of our subsidiaries to, nor will we authorize or permit any of our or our subsidiaries' directors, officers or employees or any of our or their investment bankers, attorneys, accountants or other advisors or representatives to, directly or indirectly:

  •
  solicit, initiate or knowingly encourage, or take any other action to knowingly facilitate, any takeover proposal or any inquiries or the making of any proposal that could reasonably be expected to lead to a takeover proposal (as defined in the merger agreement and described below under the heading "—Covenants—Board Recommendation" beginning on page 69); or

  •
  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate with any person with respect to, any takeover proposal.

        Despite these general prohibitions, at any time prior to the adoption of the merger agreement by our stockholders and subject to the conditions described below, we may, and may permit and authorize our subsidiaries and our and our subsidiaries' representatives to:

  •
  furnish information to a person making a bona fide written unsolicited takeover proposal (and its representatives) pursuant to a confidentiality agreement which contains terms that are no less restrictive than those contained in the confidentiality agreement between us and IBM, provided that all such information has been provided or made available, or is substantially concurrently provided or made available, to IBM; and

  •
  participate in discussions or negotiations with, and only with, the person making such takeover proposal (and its representatives) regarding such takeover proposal.

        We may only take these actions if:

  •
  our board of directors determines in good faith that such takeover proposal is, or could reasonably be expected to lead to, a superior proposal (as defined in the merger agreement and described below);

  •
  the takeover proposal did not result from our breach of the merger agreement;

  •
  we comply with our obligations to advise IBM, orally and in writing, as promptly as possible and in any event within 24 hours of receipt of:

  •
  any takeover proposal or request for information or inquiry that we reasonably believe could lead to or contemplates a takeover proposal; and

  •
  the identity of the person making the takeover proposal, request or inquiry and the terms and conditions of such takeover proposal, request or inquiry (or any modification thereof);

  •
  we comply with our obligations to provide to IBM promptly upon receipt or delivery thereof, copies of all documents and material written or electronic communications relating to any such takeover proposal, request or inquiry exchanged between us, our subsidiaries or any of our or our subsidiaries' directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives, on the one hand, and the person making the takeover proposal or any of its affiliates, or their respective officers, directors, employees, investment bankers, attorneys, accountants or other advisors and representatives, on the other hand; and

  •
  we comply with our obligations to (on a daily basis at mutually agreeable times) advise and confer with IBM regarding the progress of negotiations concerning any takeover proposal, the material resolved and unresolved issues related thereto and any other matters that are related to the takeover proposal identified with reasonable specificity by IBM.

Board Recommendation

        The merger agreement provides that neither our board of directors nor any committee of our board will, or will agree or resolve to:

  •
  withdraw or modify in a manner adverse to IBM or merger sub, or propose publicly to withdraw or modify in a manner adverse to IBM or merger sub, the recommendation or declaration of advisability by our board of directors or any committee of our board of the merger agreement or the merger (any such action, resolution or agreement to take such action being referred to as an "adverse recommendation change");

  •
  recommend, declare advisable or propose to recommend or declare advisable, any takeover proposal, or resolve or agree to take any such action; or

  •
  cause or permit us to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or which is intended to or is reasonably likely to lead to, any takeover proposal (other than a confidentiality agreement, as discussed above).

        Notwithstanding the foregoing, subject to the conditions described below, our board of directors may, at any time prior to the adoption of the merger agreement by our stockholders, in response to a superior proposal or an intervening event (as defined in the merger agreement and as described below under this heading), effect an adverse recommendation change. Our board of directors may only effect an adverse recommendation change if:

  •
  our board of directors determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to do so is reasonably likely to result in a breach of its fiduciary duties to our stockholders under applicable law;

  •
  our board of directors provides prior written notice to IBM (an "adverse recommendation change notice") that our board of directors is prepared to effect an adverse recommendation change and

  •
  provides to IBM the most current version of any written agreement relating to the superior proposal or provides information describing the intervening event in reasonable detail;

  •
  IBM has been given five business days to make a proposal that would, in the reasonable good faith judgment of our board of directors (after consultation with a financial advisor of national reputation and outside legal counsel), cause the superior proposal to no longer constitute a superior proposal or obviate the need for an adverse recommendation change as a result of the intervening event (any amendment or modification of such superior proposal requiring a new adverse recommendation change notice and a new five business day period); and

  •
  during the five business day period before our board of directors effects an adverse recommendation change, we negotiate in good faith with IBM regarding any revisions to the terms of the merger and the other transactions contemplated by the merger agreement proposed by IBM.

        The covenant in the merger agreement generally prohibiting us from soliciting takeover proposals does not prevent us from complying with Rule 14d-9 and 14e-2(a) promulgated under the Securities Exchange Act or from making any disclosure to our stockholders if our board of directors determines in good faith that failure to so disclose would be inconsistent with applicable law; provided, however, that in no event will we or our board of directors take, agree or resolve to take any action with respect to an adverse recommendation change that is prohibited by the merger agreement.

        A "takeover proposal" means any inquiry, proposal or offer from any person or group (other than IBM or merger sub or their affiliates) relating to, or that could reasonably be expected to lead to, in one or a series of transactions, any merger, consolidation, business combination, recapitalization, liquidation or dissolution involving us or any direct or indirect acquisition, including by way of merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition or similar transaction, of:

  •
  assets or businesses that constitute or represent 10% or more of the total revenue, net income, EBITDA or assets of us and our subsidiaries, taken as a whole; or

  •
  10% or more of the outstanding shares of our common stock or of any class of capital stock of, or other equity or voting interests in, one or more of our subsidiaries which, in the aggregate, directly or indirectly hold the assets or businesses referred to above.

        A "superior proposal" means any binding bona fide unsolicited written offer of any person (other than IBM or merger sub or their affiliates) which did not result from a breach of the non-solicitation covenants contained in the merger agreement and that, if consummated, would result in such person or its stockholders acquiring:

  •
  more than 50% of the voting power of our common stock; or

  •
  all or substantially all of our and our subsidiaries' assets, taken as a whole; and

which offer, in the good faith judgment of our board of directors, after consulting with a financial advisor of nationally recognized reputation and outside legal counsel, (i) provides consideration that is more favorable to our stockholders than the consideration payable in the merger (taking into account all of the terms and conditions of such proposal and the merger agreement (including any changes to the terms of the merger agreement proposed by IBM in response to such superior proposal or otherwise)) and (ii) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

        An "intervening event" is any event, circumstance, or fact developing after the date of the merger agreement unknown to our board of directors as of the date of the merger agreement which becomes known before our stockholders adopt the merger agreement and which causes our board of directors to conclude in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that its failure to effect an adverse recommendation change is reasonably likely to result in a breach of its fiduciary duties to our stockholders under applicable law. The term "intervening event" does not include the receipt, existence or terms of a takeover proposal or any matter relating to a takeover proposal or any consequence of a takeover proposal.

Stockholders Meeting

        We have agreed, subject to any applicable legal restraints, to convene and hold a stockholders meeting, for the purpose of the adoption of the merger agreement by our stockholders, no earlier than the 35th calendar day or no later than the 40th calendar day (or first business day thereafter) immediately following the date of mailing of the definitive proxy statement to our stockholders. Notwithstanding the foregoing, we may:

  •
  extend the date of the stockholders meeting to the extent (and only to the extent) necessary to obtain a quorum of the stockholders to vote on the adoption of the merger agreement (and we are required to use commercially reasonable efforts to obtain such a quorum as promptly as practicable);

  •
  delay the stockholders meeting to the extent (and only to the extent) we reasonably determine that such an delay is required by applicable law to comply with comments made by the SEC with respect to the proxy statement.

        We are required to hold the stockholders meeting regardless of whether our board of directors determines prior to the date of such meeting that the merger agreement is no longer advisable, recommends that our stockholders reject the merger agreement or makes any other adverse recommendation change. Further, our obligation to hold the stockholders meeting will not be affected by the commencement, public proposal, public disclosure or communication to us or any other person of any takeover proposal.

Efforts to Consummate the Merger; Regulatory Matters

        We, IBM and merger sub have each agreed to use commercially reasonable efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate the merger, including using commercially reasonable efforts to accomplish the following:

  •
  satisfying the conditions to closing, as discussed below under "—Conditions to the Closing of the Merger" beginning on page 73;

  •
  obtaining all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from, and giving of any necessary notices to, governmental entities and other persons and the making of all necessary registrations, declarations and filings (including filings under the HSR Act);

  •
  taking commercially reasonable steps to provide any supplemental information requested by a governmental entity, including participating in meetings with officials of such entity;

  •
  taking commercially reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any governmental entity or third party; and

  •
  obtaining all necessary consents, approvals or waivers from any third party.

        However, IBM is not required to agree to, or offer to, divest or hold separate, or enter into any licensing, business restriction or similar arrangement with respect to, any assets or any portion of its or its subsidiaries' businesses and we have also agreed not to agree to, or offer to, divest or hold separate or enter into any such arrangement with respect to our or our subsidiaries' assets or any portion of our or our subsidiaries' businesses without the prior written consent of IBM. Furthermore, IBM and its subsidiaries are not obligated to litigate or participate in the litigation of any suit, claim, action, investigation or proceeding brought by any governmental entity which:

  •
  challenges or seeks to restrain or prohibit the consummation of the merger or the other transactions contemplated by the merger agreement;

  •
  seeks to obtain damages from IBM or its subsidiaries in relation to the merger or the other transactions contemplated by the merger agreement;

  •
  seeks to prohibit or limit in any respect, or place any conditions on, the ownership or operation of all or any portion of our or IBM's business or assets or any of our or IBM's products or our or IBM's respective subsidiaries' business or assets or any of their products, as a result of or in connection with the merger or any of the other transactions contemplated by the merger agreement;

  •
  seeks to require any such party to dispose of, license or hold separate all or any portion of its business or assets or any product, as a result of or in connection with the merger or any of the other transactions contemplated by the merger agreement;

  •
  seeks to impose limitations on the ability of IBM or its affiliates to acquire or hold, or exercise full rights of ownership of, any shares of its subsidiaries or our or the surviving corporation's common stock; or

  •
  seeks to prohibit IBM or its affiliates from effectively controlling any of the business or operations of us, our subsidiaries or IBM's subsidiaries, or prevent us, our subsidiaries or IBM's subsidiaries from operating their respective businesses in substantially the same manner as operated immediately prior to the date of the merger agreement.

 Conditions to the Closing of the Merger

        Our, IBM's and merger sub's obligations to effect the merger are subject to the satisfaction or waiver of the following conditions:

  •
  the adoption of the merger agreement by our stockholders;

  •
  the expiration or termination of any waiting period applicable to the merger required under the HSR Act;

  •
  the receipt of any other approval or the termination or expiration of any other waiting period under any other applicable competition, merger control, antitrust or similar law that is applicable to the merger; and

  •
  the absence of any temporary restraining order, preliminary or permanent injunction, or other judgment, order or decree issued by a court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the consummation of the merger.

        IBM's and merger sub's obligations to effect the merger are further subject to the satisfaction by us or waiver by them of the following conditions:

  •
  our representations and warranties contained in the merger agreement that are qualified as to materiality or material adverse effect shall be true and correct as so qualified, and our representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of the merger agreement and as of the closing date of the merger, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of that date, in any case other than any failure to be so true and correct that do not make it inadvisable, in the reasonable judgment of IBM, to proceed with the merger, and IBM shall have received a certificate to that effect;

  •
  our performance, in all material respects, of all obligations required to be performed by us under the merger agreement at or prior to the closing date, and IBM shall have received a certificate to that effect;

  •
  the absence of any claim, suit, action or proceeding brought or threatened by a governmental entity:

  •
  challenging or seeking to restrain or prohibit the consummation of the merger or the other transactions contemplated by the merger agreement;

  •
  seeking to obtain material damages from IBM or its subsidiaries;

  •
  seeking to prohibit or limit in any respect, or place conditions on, the ownership or operation by us, IBM or our or its respective affiliates of all or any portion of the business or assets or any product, or requiring any such party to dispose of, license or hold separate all or any portion of the business or assets or any product of us, IBM or any of our or its subsidiaries, in each case, as a result of or in connection with the merger or any of the other transactions contemplated by the merger agreement;

  •
  seeking to directly or indirectly impose limitations on the ability of IBM or any of its affiliates to acquire or hold, or exercise full rights of ownership of, our common stock or the common stock of the surviving corporation or any of IBM's subsidiaries;

  •
  seeking to directly or indirectly prohibit IBM or any of its affiliates from effectively controlling any of the business or operations of us or our or IBM's subsidiaries; or

    •
    seeking to directly or indirectly prevent us or our or IBM's subsidiaries from operating our or their respective businesses in substantially the same manner as operated by us or them prior to the date of the merger agreement;

  •
  the absence of any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by a court of competent jurisdiction that is reasonably likely to result, directly or indirectly, in any of the effects described in the immediate preceding condition;

  •
  IBM shall have received evidence, in form and substance reasonably satisfactory to it, that IBM or we have obtained all material consents, approvals, authorizations, qualifications and orders of all governmental entities legally required to effect the merger and all consents, licenses, approvals and waivers agreed to by us, IBM and merger sub; and

  •
  a material adverse effect has not occurred with respect to us since the date of the merger agreement, and IBM shall have received a certificate to that effect.

        Our obligations to effect the merger are subject to the further satisfaction by IBM and/or merger sub or waiver by us of the following conditions:

  •
  IBM's and merger sub's representations and warranties contained in the merger agreement that are qualified as to materiality shall be true and correct as so qualified, and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of the merger agreement and as of the closing date of the merger, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of that date, and we shall have received a certificate to that effect; and

  •
  IBM's and merger sub's performance, in all material respects, of all obligations required to be performed by them under the merger agreement at or prior to the closing date of the merger, and we shall have received a certificate to that effect.

Termination of the Merger Agreement

        The merger agreement may be terminated under the following circumstances:

  •
  by our, IBM's and merger sub's mutual written consent;

  •
  by either IBM or us if:

  •
  the merger is not consummated by June 30, 2012, but this right to terminate the merger agreement will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to occur on or before such date and such action or failure to act constitutes a breach of the merger agreement;

  •
  any temporary restraining order, preliminary or permanent injunction, or other judgment, order or decree issued by a court of competent jurisdiction or other legal restraint or prohibition having the effect of preventing the consummation of the merger is in effect and has become final and nonappealable; or

  •
  our stockholders do not adopt the merger agreement at the stockholders meeting (or at any adjournment or postponement thereof) that we have held and completed for such purpose;

  •
  by us if IBM breaches a representation or warranty or fails to perform a covenant or other agreement contained in the merger agreement so that the related closing conditions cannot be satisfied and such breach or failure to perform cannot be cured or is not cured by IBM or merger sub within 30 business days after such breach or failure to perform, or if such breach or failure to perform is curable by such date, IBM or merger sub, as the case may be, does not commence to cure such breach or failure to perform within 10 business days after receipt of written notice from us and diligently pursue such cure thereafter; or

  •
  by IBM if:

  •
  we deliver a notice to IBM that our board of directors has withdrawn or modified its recommendation that the merger agreement or the merger or both are advisable in a manner adverse to IBM or merger sub or such an adverse recommendation change has occurred;

  •
  we breach a representation or warranty or fail to perform a covenant or other agreement contained in the merger agreement so that the related closing conditions cannot be satisfied and such breach or failure to perform cannot be cured or is not cured by us within 30 business days after such breach or failure to perform, or if such breach or failure to perform is curable by such date, we do not commence to cure such breach or failure to perform within 10 business days after receipt of written notice from IBM and diligently pursue such cure thereafter; or

  •
  any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by a court of competent jurisdiction or other legal restraint or prohibition is in effect and has become final and nonappealable that has the effect of (i) restraining or prohibiting the consummation of the merger, (ii) requiring payment of material damages from IBM or any of its subsidiaries, (iii) prohibiting or limiting in any respect, or placing conditions on, the ownership or operation by us, IBM or our or its respective affiliates of all or any portion of the business or assets or any product, or requiring any such party to dispose of, license or hold separate all or any portion of the business or assets or any product of us, IBM or any of our or its subsidiaries, in each case, as a result of or in connection with the merger or any of the other transactions contemplated by the merger agreement, (iv) directly or indirectly imposing limitations on the ability of IBM or any of its affiliates to acquire or hold, or exercise full rights of ownership of, our common stock or the common stock of the surviving corporation or any of IBM's subsidiaries, (v) directly or indirectly prohibiting IBM or any of its affiliates from effectively controlling any of the business or operations of us or our or IBM's subsidiaries, or (vi) directly or indirectly preventing us, our subsidiaries or IBM's subsidiaries from operating our or their respective businesses in substantially the same manner as operated by us or them prior to the date of the merger agreement.

Termination Fee and Expenses

        Each party will generally pay its own fees and expenses in connection with the merger agreement and the transactions contemplated by the merger agreement, whether or not the merger is consummated.

        We will be required to pay a termination fee of $14.0 million to IBM if:

  •
  prior to the vote at the stockholders meeting (or at any adjournment or postponement thereof) that we have called for the purpose adopting the merger agreement, a takeover proposal has been made to us or our stockholders, or any person has announced an intention to make a takeover proposal, or a takeover proposal otherwise becomes known to us or generally known to our stockholders and thereafter:

  •
  the merger agreement is terminated by either us or IBM because the merger has not been consummated by June 30, 2012 or the merger agreement is terminated by either us or IBM because our stockholders did not adopt the merger agreement at the stockholders meeting

      (or at any adjournment or postponement thereof) that we have held and completed for such purpose; and

    •
    within 12 months after such termination of the merger agreement, either we or one of our subsidiaries enters into an acquisition agreement with respect to any takeover proposal or any takeover proposal is consummated (solely for purposes of this provision, all references to 10% in the definition of "takeover proposal" are deemed to be references to 30%); or

  •
  IBM terminates the merger agreement because we have delivered an adverse recommendation change notice or an adverse recommendation change has occurred.

Indemnification and Insurance

        The surviving corporation will assume, and IBM will cause the surviving corporation and its successors and assigns to comply with and honor, all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger existing in favor of our and our subsidiaries' current or former directors or officers as provided in our and their respective certificates of incorporation or bylaws (or comparable organizational documents) and any indemnification or other agreements as in effect on the date of the merger agreement.

        In the event the surviving corporation consolidates with or merges into another entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its properties and assets to another entity, or if IBM dissolves the surviving corporation, IBM will cause the successors and assigns of the surviving corporation to comply with and honor the indemnification and other obligations set forth above.

        IBM will obtain or will cause to be obtained as of the effective time of the merger a "tail" insurance policy with a claims period of six years from the effective time of the merger with respect to directors' and officers' liability insurance covering those persons who were, as of the date of the merger agreement, covered by our directors' and officers' liability insurance policy, for acts or omissions occurring prior to the effective time of the merger, on terms that are no less favorable than our policies in effect on the date of the merger agreement. Prior to the closing of the merger, IBM will prepay such insurance for the six-year period, but in no event will IBM or the surviving corporation be required to pay, with respect to the entire six-year period following the effective time of the merger, premiums for insurance which in the aggregate exceed 300% of the aggregate premiums paid by us for the period from August 8, 2011 to, and including, August 8, 2012.

Additional Agreements

        Except as would violate applicable law or securities exchange rules, we and IBM have agreed to consult with each other prior to making any press release or other public statements with respect to the merger.

        Except as would violate applicable law, we have agreed to give prompt notice to IBM in writing of:

  •
  the occurrence of any matter or event that:

  •
  is, or is reasonably likely to be, material (individually or in the aggregate) to our and our subsidiaries' business, assets, properties, condition (financial or otherwise) or results of operations, taken as a whole; or

  •
  has resulted, or is reasonably likely to result, in any representation and warranty of us in the merger agreement that is qualified as to materiality becoming untrue or any such representation and warranty that is not so qualified becoming untrue in any material respect; or

    •
    has resulted, or is reasonably likely to result, in the inability to satisfy any of the conditions to IBM's and merger sub's obligations to consummate the merger;

  •
  our failure to perform in any material respect any of our obligations set forth in the merger agreement;

  •
  any notice or other communication:

  •
  from any person (other than a governmental entity) alleging that notice to or consent of such person is required in connection with the merger;

  •
  from any of our customers, distributors or resellers to the effect that such party is terminating or materially adversely modifying its relationship with us or our subsidiaries as a result of the merger; or

  •
  from any governmental entity in connection with the merger, which notice or other communication is material, including a copy of any such notice or communication;

  •
  any filing or notice made by us with any governmental entity in connection with the merger, including a copy of any such filing or notice; and

  •
  any actions, suits, claims, investigations or proceedings commenced or, to our knowledge, threatened against, relating to or involving or otherwise affecting us or our subsidiaries that, if pending on the date of the merger agreement, would have been required to have been disclosed pursuant to the merger agreement, or that relate to the consummation of the merger.

        IBM has agreed to provide us with prompt notice of:

  •
  any of the representations or warranties made by IBM or merger sub in the merger agreement becoming untrue or inaccurate such that the related condition to our obligation to consummate the merger could not be satisfied; or

  •
  the failure of IBM or merger sub to perform in any material respect any of their respective obligations under the merger agreement such that the related condition to our obligation to consummate the merger could not be satisfied.

        We have also agreed to provide IBM with the opportunity to participate in the defense of any litigation against us or our board of directors related to the merger or the other transactions contemplated by the merger agreement. While we have not agreed to give IBM the right to direct the defense of any such litigation, we have agreed to obtain the prior written consent of IBM prior to settling or satisfying any such claim.

Extension, Waiver and Amendment of the Merger Agreement

        We, IBM and merger sub may amend the merger agreement at any time prior to the closing of the merger. However, after the adoption of the merger agreement by our stockholders, no amendment can be made that by law requires approval by our stockholders without obtaining such approval.

        We, IBM or merger sub may extend the time for performance of any of the obligations or other acts of the other parties under the merger agreement, waive any inaccuracies in another party's representations and warranties and waive compliance with any of the agreements or conditions contained in the merger agreement. However, after the adoption of the merger agreement by our stockholders, no waiver can be provided that by law requires approval by our stockholders without obtaining such approval.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth information with respect to the beneficial ownership of our common stock as of December 15, 2011 (or such other date as indicated) for:

  •
  each person, entity or group whom we know to beneficially own more than 5% of our outstanding common stock;

  •
  each of our executive officers identified as "named executive officers" in our most recent proxy statement and each of our directors; and

  •
  all of our executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by footnote, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws. Securities that may be beneficially acquired within 60 days of December 15, 2011, including shares subject to options exercisable within 60 days of December 15, 2011, and restricted stock units vesting within 60 days of December 15, 2011, are deemed to be beneficially owned by the person or entity holding such securities for the purpose of computing ownership of such person or entity, but are not treated as outstanding for the purpose of computing the ownership of any other person or entity. The information as to beneficial ownership presented in the table below does not take into account any accelerated vesting that may occur in connection with the closing of the merger. The applicable percentages of beneficial ownership are based on 33,751,758 shares of common stock outstanding as of December 15, 2011.

        Unless otherwise indicated, the address of each of the individuals named below is: c/o DemandTec, Inc., One Franklin Parkway, Building 910, San Mateo, California 94403.

	Outstanding Shares(1)	Right to Acquire Within 60 Days	Total Number Beneficially Owned	% of Common Stock Outstanding
5% Stockholders(1):
FMR, LLC	3,945,382	—	3,945,382	11.7%
Cargill, Incorporated	2,329,269	—	2,329,269	6.9%
Directors and Executive Officers:
Daniel R. Fishback(2)	235,525	1,124,450	1,359,975	3.9%
Mark A. Culhane(3)	171,385	302,500	473,885	1.4%
William R. Phelps(4)	0	439,708	439,708	1.3%
Michael A. Bromme	0	0	0	*
Ronald R. Baker(5)	11,331	55,625	66,956	*
Ronald E.F. Codd(6)	0	131,331	131,331	*
Linda Fayne Levinson(7)	0	161,331	161,331	*
Victor L. Lund(8)	0	210,162	210,162	*
Joshua W.R. Pickus(9)	6,170	120,000	126,170	*
Charles J. Robel(10)	0	131,331	131,331	*
All executive officers and directors as a group (10 persons)(11)	424,411	2,676,438	3,100,849	8.5%

*
Less than 1% of the outstanding shares of common stock.

(1)
Information with respect to our 5% stockholders is based on their Schedules 13G filed with the SEC on February 14, 2011.

(2)
Represents 50,018 shares held by the Annie Fishback Separate Share Irrevocable Trust, 50,018 shares held by the Megan Fishback Separate Share Irrevocable Trust, 135,489 shares held by Daniel R. Fishback Trustee and Lady Bess Fishback Trustee U/A Dated March 5, 2001, 54,450 vested shares of common stock issuable upon the settlement of restricted stock units within 60 days of December 15, 2011, and 1,070,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of December 15, 2011.

(3)
Represents 129,185 shares held by the Culhane Family Revocable Trust dtd 12/16/99, 9,000 shares held by the Maxwell A.R. Culhane 1999 Irrevocable Trust, 9,000 shares held by the Michael D. Culhane 1999 Irrevocable Trust, 9,000 shares held by the Monica G. Culhane 1999 Irrevocable Trust, 15,200 shares held by USB Piper Jaffray as custodian FBO Mark Culhane IRA, and 302,500 shares of common stock issuable upon the exercise of options exercisable within 60 days of December 15, 2011.

(4)
Represents 439,708 shares of common stock issuable upon the exercise of options exercisable within 60 days of December 15, 2011.

(5)
Includes 55,625 shares of common stock issuable upon the exercise of options exercisable within 60 days of December 15, 2011.

(6)
Represents 11,331 vested shares of common stock issuable upon settlement of restricted stock units within 60 days of December 15, 2011 and 120,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of December 15, 2011.

(7)
Represents 11,331 vested shares of common stock issuable upon settlement of restricted stock units within 60 days of December 15, 2011 and 150,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of December 15, 2011.

(8)
Represents 22,662 vested shares of common stock issuable upon settlement of restricted stock units within 60 days of December 15, 2011 and 187,500 shares of common stock issuable upon the exercise of options exercisable within 60 days of December 15, 2011.

(9)
Includes 120,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of December 15, 2011.

(10)
Represents 11,331 vested shares of common stock issuable upon settlement of restricted stock units within 60 days of December 15, 2011 and 120,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of December 15, 2011.

(11)
Includes 111,105 vested shares of common stock issuable upon settlement of restricted stock units within 60 days of December 15, 2011 and 2,565,333 shares of common stock issuable upon the exercise of options exercisable within 60 days of December 15, 2011.

ADJOURNMENT OF THE SPECIAL MEETING

Adjournment of the Special Meeting

        In the event that the number of shares of DemandTec's common stock present in person and represented by proxy at the special meeting and voting "FOR" the merger is insufficient to adopt the merger agreement, the Company may move to adjourn the special meeting in order to enable the Company's board of directors to solicit additional proxies in favor of the adoption of the merger agreement for a period which may not exceed 60 days. In that event, the Company will ask its stockholders to vote only upon the adjournment proposal and not on the other proposals discussed in this proxy statement.

 Vote Required and Board of Directors Recommendation

        Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the special meeting and casting a vote for or against the matter.

DemandTec's board of directors unanimously recommends that you vote "FOR" approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

 ADVISORY VOTE REGARDING GOLDEN PARACHUTE COMPENSATION

"Golden Parachute" Compensation

        In accordance with Section 14A of the Securities Exchange Act, DemandTec is providing its stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be paid or become payable to its named executive officers in connection with the proposed merger pursuant to agreements and understandings with DemandTec, and the agreements and understandings with DemandTec pursuant to which such compensation may be paid or become payable. As required by those rules, the Company is asking its stockholders to adopt the following resolution:

    RESOLVED, that the compensation that may be paid or become payable to DemandTec's named executive officers in connection with the merger pursuant to agreements and understandings with DemandTec and the agreements and understandings with DemandTec pursuant to which such compensation may be paid or become payable, as disclosed in the table in this proposal and as further described under the heading "The Merger—Interests of DemandTec's Executive Officers and Directors in the Merger" beginning on page 40, is hereby APPROVED.

        Compensation that may be paid or become payable to our named executive officers in connection with the merger pursuant to agreements or understandings between our named executive officers and IBM is not subject to the advisory vote on golden parachute compensation but is described under the heading "The Merger—Interests of DemandTec's Executive Officers and Directors in the Merger", beginning on page 40 and in the table titled "Golden Parachute Compensation" beginning on page 47.

        The following table sets forth the amount of payments and benefits that may be paid or become payable to each of Messrs. Fishback, Culhane, Phelps and Bromme in connection with the merger pursuant to their DemandTec employment and consulting arrangements, assuming (i) the consummation of the merger occurred December 15, 2011 and (ii) for purposes of estimating severance and equity acceleration benefits, that the service of the named executive officer also terminated on such date under the circumstances described below.

Named Executive Officer	Cash ($)		Equity ($)(5)(6)(7)	Perquisites/Benefits ($)		Total* ($)
Daniel R.Fishback President and Chief Executive Officer	—	(1)	2,376,000.00	—		2,376,000.00
Mark A.Culhane Executive Vice President and Chief Financial Officer	175,000.00	(2)	1,380,495.60	10,452.00	(2)	1,565,947.60
William R.Phelps Executive Vice President and Chief Operating Officer	—	(3)	1,144,004.40	—		1,144,004.40
Michael Bromme Former Senior Vice President, Retail	167,670.00	(4)	—	—		167,670.00

*
The total amount is an estimate based on multiple assumptions that may or may not occur. The actual total amount received by an officer may differ in material respects from the amount reflected in this column depending on future circumstances.

(1)
As described above, pursuant to his IBM offer letter, Mr. Fishback has waived any rights to severance he was eligible to receive pursuant to his DemandTec employment arrangement. However, as described above, pursuant to his DemandTec employment arrangement, Mr. Fishback would otherwise be eligible to receive "double trigger" severance benefits if his employment terminates without cause or he resigns for good reason within 12 months after a change in control consisting of (i) a lump-sum payment equal to six months of his base salary ($225,000 using Mr. Fishback's current base salary) and (ii) reimbursement of premiums for medical and dental insurance coverage under COBRA or continued coverage under DemandTec's medical, dental, life and disability insurance programs, in either case for a period of six months ($10,452 using an assumed monthly rate of $1,742, which reflects the rates in effect with respect to DemandTec's plans for the calendar year 2011), subject to his execution of a release of claims. Pursuant to his IBM offer letter, in the event Mr. Fishback's employment is terminated by IBM without cause or due to his death or disability, in each case prior to the 12-month anniversary of the closing of the merger, he will be entitled to the full amount of a transition payment ($400,000) that would otherwise be paid to him if he remained employed by IBM on the 12-month anniversary of the closing of the merger and certain transition milestones were satisfied, subject to execution of IBM's standard release of claims. This would constitute a "double trigger" benefit as it is contingent on a qualifying termination of Mr. Fishback's employment following the merger.

(2)
As described above, pursuant to his DemandTec employment arrangement, Mr. Culhane is eligible for severance benefits if Mr. Culhane's employment is terminated without cause or he resigns for good reason within 12 months after the closing of the merger consisting of (i) a lump-sum payment equal to six months of his base salary (this amount is included in the "Cash" column and was calculated using Mr. Culhane's current base salary) and (ii) reimbursement of premiums for medical and dental insurance coverage under COBRA or continued coverage under DemandTec's medical, dental, life and disability insurance programs, in either case for a period of six months (this amount is included in the "Perquisites/Benefits" column and was calculated using an assumed monthly rate of $1,742, which reflects the rates in effect with respect to DemandTec's plans for calendar year 2011), subject to his execution of a release of claims. These would constitute "double trigger" benefits as such benefits are contingent on a qualifying termination of Mr. Culhane's employment following the merger.

(3)
As described above, pursuant to his IBM offer letter, Mr. Phelps has waived any rights to severance he was eligible to receive pursuant to his DemandTec employment agreement. However, as described above, pursuant to his DemandTec employment arrangement Mr. Phelps would otherwise be eligible to receive double trigger severance benefits if his employment is terminated without cause or he resigns for good reason within 12 months after closing of the merger, consisting of (i) continued payment of his base salary for six months ($150,000 using Mr. Phelps's current base salary) and (ii) a payment equal to six months of his COBRA premiums ($10,452 using an assumed monthly rate of $1,742, which reflects the rates in effect with respect to DemandTec's plans for calendar year 2011). Pursuant to his IBM offer letter, Mr. Phelps is eligible for a severance payment equal to $160,452 (less any amounts received or receivable pursuant to a retention program in which Mr. Phelps will participate) if his employment is terminated by IBM without cause within six months after closing of the merger and subject to his execution of IBM's release of claims. This would constitute a "double trigger" benefit as it is contingent on a qualifying termination of Mr. Phelps's employment following the merger.

(4)
As described above, pursuant to his consulting agreement with DemandTec, upon a termination of his consulting agreement for a reason other than a material breach by Mr. Bromme, Mr. Bromme would be entitled to receive a lump-sum amount equal to the monthly compensation he would have earned from the date of such termination through the 12-month anniversary of the consulting agreement. In addition, if less than 5 days advance notice of termination is provided to Mr. Bromme, he will also be entitled to a lump-sum payment of $1,000 in lieu of notice. This would constitute a "double trigger" benefit as it is contingent on a qualifying termination of Mr. Bromme's services following the merger; however, as described above, Mr. Bromme is also eligible for this benefit in connection with a qualifying termination of services prior to the merger.

(5)
As described above in "—Treatment of Outstanding Stock Options" and "—Treatment of Outstanding Restricted Stock Units," unvested stock options and RSUs held by our named executive officers will be converted into stock options and RSUs with respect to IBM's common stock. Pursuant to the terms of their DemandTec equity awards, Messrs. Fishback, Culhane and Phelps are eligible for "double trigger" acceleration of vesting if the applicable named executive officer's service is terminated without cause or the officer resigns for good reason within twelve months after a change in control. Pursuant to their IBM offer letters, Messrs. Fishback and Phelps have agreed to waive any rights to resign for good reason and to make their receipt of acceleration benefits contingent upon execution of IBM's standard release of claims. The amounts in the "Equity" column assume that a qualifying termination occurred on December 15, 2011 and reflect the maximum number of options and RSUs held by each officer that could vest.

(6)
As described above in "—Treatment of Outstanding Stock Options" and "—Treatment of Outstanding Restricted Stock Units," assuming the merger occurs before February 29, 2012, the performance conditions applicable to RSUs granted to Messrs. Fishback, Culhane and Phelps in April 2011 will be deemed to have been achieved at 100% of target performance, and, following the effective time, the RSUs will vest solely on the basis of the service-based vesting conditions applicable to such awards. This will result in the following number of RSUs becoming eligible for future vesting without regard to the achievement of otherwise applicable performance goals: 117,500 with respect to Mr. Fishback, 64,583 with respect to Mr. Culhane and 56,667 with respect to Mr. Phelps. These are single trigger benefits; however, the awards will not vest unless the service-based vesting requirements are satisfied or the acceleration benefits described in footnote 5 above are triggered.

(7)
The value of vesting acceleration has been calculated in accordance with SEC rules by multiplying the number of unvested options or RSUs accelerated by (i) the excess of the per share merger consideration of $13.20 over the option exercise price (in the case of options) or (ii) the per share merger consideration of $13.20 (in the case of RSUs). The actual value that each officer would receive in connection with a termination of employment following the merger could vary significantly based on the price per share of IBM's common stock on the date of termination.

Effect of Advisory Vote

        The vote on this proposal is a vote separate and apart from the votes on (i) the proposal to adopt the merger agreement or (ii) the proposal to approve adjournments of the special meeting. Accordingly, you may vote to approve either of the other proposals and vote not to approve this proposal on golden parachute compensation, and vice versa. Approval of this proposal is not a condition to completion of the proposed merger.

        Because the vote on "golden parachute" compensation is only advisory in nature, it will not be binding on either DemandTec or IBM regardless of whether the proposed merger is completed. Accordingly, as the compensation to be paid in connection with the proposed merger is contractual with respect to the executives, regardless of the outcome of this advisory vote, such compensation will be payable, subject only to the conditions applicable thereto, if the proposed merger is completed.

Vote Required and Board of Directors Recommendation

        The vote required to approve this proposal on executive compensation is the affirmative vote of a majority of the shares of common stock of the Company present in person or represented by proxy and casting a vote for or against the matter at the special meeting at which a quorum is present. However, if you are a shareholder of record, and you fail to vote by proxy or by ballot at the special meeting, your shares will not be counted for purposes of determining a quorum.

        An abstention, failure to submit a proxy card or vote in person or a broker non-vote will not affect whether this matter has been approved, although they will have the practical effect of reducing the number of affirmative votes required to achieve the required majority by reducing the total number of shares from which the majority is calculated.

        DemandTec's board of directors unanimously recommends that our stockholders vote "FOR" this proposal.

 OTHER MATTERS

        At this time, we know of no other matters to be submitted at the special meeting. If any other matters properly come before the special meeting, it is the intention of the persons described in the enclosed proxy card to vote the shares they represent as our board of directors may recommend.

        It is important that your shares be represented at the special meeting, regardless of the number of shares which you hold. Therefore, we urge you to complete, sign, date and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or to submit a proxy via the Internet or telephone.

HOUSEHOLDING OF PROXY STATEMENT

        As permitted by the Securities Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless our stockholders have notified us of their desire to receive multiple copies of the proxy statement. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at a shared address to which only one copy was mailed. Requests for additional copies of this proxy statement, or requests to receive multiple or single copies of proxy statements at a shared address in the future, should be directed to: DemandTec, Inc., One Franklin Parkway, Building 910, San Mateo, California 94403, Attention: Corporate Secretary, or call (650) 645-7100.

 FUTURE STOCKHOLDER PROPOSALS

        If the merger is completed, there will be no public participation in any future meetings of stockholders of DemandTec. However, if the merger is not completed, DemandTec's public stockholders will continue to be entitled to attend and participate in our stockholders meetings. If the merger is not completed, any proposal that a stockholder wishes to be considered for inclusion in our proxy statement and proxy card for our 2012 annual meeting of stockholders must comply with the requirements of Rule 14a-8 under the Securities Exchange Act and must be submitted to our Secretary, Michael McAdam, at our address set forth in the notice appearing before this proxy statement by [February 25, 2012]. If a stockholder wishes to present a proposal before the 2012 annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy in accordance with Rule 14a-8, the stockholder must give written notice to our corporate Secretary, Michael McAdam, at the address noted above. Our Secretary must receive the notice not earlier than [May 20, 2012] and not later than [June 19, 2012].

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings through the Internet at the SEC's website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

        You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

DemandTec, Inc.
One Franklin Parkway, Building 910
San Mateo, CA 94403
Attention: Investor Relations
Telephone: (650) 645-7103

        If you would like to request documents from us, please do so by [                        ], to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, promptly after we receive your request.

MISCELLANEOUS

        If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

DemandTec, Inc.
Attention: Investor Relations
One Franklin Parkway, Building 910
San Mateo, CA 94403
Telephone: (650) 645-7103

        You should not send in your DemandTec stock certificates until you receive the transmittal materials from the exchange agent. Our record stockholders who have further questions about their share certificates or the exchange of our common stock for cash should contact the exchange agent.

        You should rely only on the information contained in this proxy statement to vote on the proposals described herein. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is

dated [                        ]. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement). Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

        Your vote is important. You may vote by returning the enclosed proxy card, submitting a proxy via the Internet or telephone or attending the special meeting and voting in person. Please call our Investor Relations department at (650) 645-7103 if you have any questions about this proxy statement or the merger or need assistance with the voting procedures.

Annex A

AGREEMENT AND PLAN OF MERGER

Among

INTERNATIONAL BUSINESS MACHINES CORPORATION,

CUDGEE ACQUISITION CORP.

and

DEMANDTEC, INC.

Dated as of December 7, 2011

Page
ARTICLE I
The Merger
SECTION 1.01. The Merger	A-1
SECTION 1.02. Closing	A-1
SECTION 1.03. Effective Time of the Merger	A-1
SECTION 1.04. Effects of the Merger	A-2
SECTION 1.05. Certificate of Incorporation and Bylaws	A-2
SECTION 1.06. Directors	A-2
SECTION 1.07. Officers	A-2
ARTICLE II
Conversion of Securities
SECTION 2.01. Conversion of Capital Stock	A-2
SECTION 2.02. Appraisal Rights	A-3
SECTION 2.03. Exchange of Certificates	A-3
ARTICLE III
Representations and Warranties
SECTION 3.01. Representations and Warranties of the Company	A-5
SECTION 3.02. Representations and Warranties of Parent and Sub	A-32
ARTICLE IV
Covenants Relating to Conduct of Business
SECTION 4.01. Conduct of Business	A-33
SECTION 4.02. No Solicitation	A-37
SECTION 4.03. Conduct by Parent	A-40
ARTICLE V
Additional Agreements
SECTION 5.01. Preparation of the Proxy Statement; Stockholders Meeting	A-40
SECTION 5.02. Access to Information; Confidentiality	A-42
SECTION 5.03. Commercially Reasonable Efforts; Consultation and Notice	A-42
SECTION 5.04. Equity Awards	A-45
SECTION 5.05. Indemnification, Exculpation and Insurance	A-49
SECTION 5.06. Fees and Expenses	A-50
SECTION 5.07. Public Announcements	A-50
SECTION 5.08. Resignation of Directors	A-51

A-i

EXHIBIT A	Form of Amended and Restated Certificate of Incorporation of the Surviving Corporation

A-ii

 GLOSSARY

Term	Section
1999 Plan	3.01(c)(i)
2007 Plan	3.01(c)(i)
409A Authorities	3.01(m)(xi)
Acquisition Agreement	4.02(b)
Adverse Recommendation Change	4.02(b)
Adverse Recommendation Change Notice	4.02(b)
affiliate	8.03(a)
Agreement	Preamble
Appraisal Shares	2.02
Assumed Shares	5.04(a)(vi)
Bankruptcy and Equity Exception	3.01(d)
Baseline Financials	3.01(e)(i)
Benefit Agreements	3.01(g)(i)
Benefit Plans	3.01(k)(i)
Cash-Out RSU	5.04(a)(vii)
Cash-Out Stock Option	5.04(a)(vii)
Certificate	2.01(c)
Certificate of Merger	1.03
Closing	1.02
Closing Date	1.02
Code	2.03(f)
Commonly Controlled Entity	3.01(k)(i)
Company	Preamble
Company Affiliated Group	3.01(n)(xx)
Company Bylaws	3.01(a)
Company Certificate	3.01(a)
Company Common Stock	2.01
Company Letter	3.01
Company Personnel	3.01(g)(i)
Company Preferred Stock	3.01(c)(i)
Company Stock Plans	3.01(c)(i)
Confidentiality Agreement	4.02(a)
Contract	3.01(d)
Derivative Work	3.01(p)(iii)
DGCL	1.01
Effective Time	1.03
Environmental Claims	3.01(l)
Environmental Law	3.01(l)
Environmental Permits	3.01(1)(ii)(A)
Equity Equivalents	3.01(c)(iii)
ERISA	3.01(m)(i)
ESPP	3.01(c)(i)
Exchange Act	3.01(d)
Exchange Ratio	5.04(a)(vii)
FCC	5.02(b)
FCC Licenses	5.02(b)
FCPA	3.01(s)(iii)

A-iii

Term	Section
Filed SEC Document	3.01(e)(i)
Firmware	3.01(p)(iv)
GAAP	3.01(e)(i)
Governmental Entity	3.01(d)
GPL	3.01(p)(ii)(N)
Grant Date	3.01(c)(iii)
Hazardous Materials	3.01(l)
HSR Act	3.01(d)
indebtedness	3.01(c)(iv)
Intellectual Property	3.01(p)(iv)
Intervening Event	4.02(b)
IRS	3.01(m)(ii)
Judgment	3.01(d)
knowledge	8.03(b)
Law	3.01(d)
Leased Real Property	3.01(o)(iii)
Legal Restraints	6.01(c)
LGPL	3.01(p)(ii)(N)
Liens	3.01(b)
Major Customer	3.01(i)(i)(T)
Major Customer Contract	3.01(i)(i)(T)
Major Supplier	3.01(i)(i)(U)
Major Supplier Contract	3.01(i)(i)(U)
Material Adverse Effect	8.03(c)
Material Contract	3.01(i)(i)
Merger	Recitals
Merger Consideration	2.01(c)
Non-Affiliate Plan Fiduciary	3.01(m)(ix)
Nonqualified Deferred Compensation Plan	3.01(m)(xi)
Offer Letters	Recitals
Parent	Preamble
Parent Common Stock	5.04(a)(ii)
Paying Agent	2.03(a)
Pension Plan	3.01(m)(i)
Performance RSUs	3.01(c)(i)
Permits	3.01(j)
Permitted Liens	3.01(i)(i)(E)
person	8.03(d)
Post-Signing Returns	4.01(b)
Proxy Statement	3.01(d)
Receivables	3.01(q)
Release	3.01(l)
Residual Shares	5.04(a)(vi)
Rollover RSU	5.04(a)(vii)
Rollover RSU Holder	5.04(a)(vii)
Rollover Stock Option	5.04(a)(vii)
RSU Agreements	3.01(c)(v)
RSUs	3.01(c)(i)
SEC	3.01(d)
SEC Documents	3.01(e)(i)

A-iv

Term	Section
Section 262	2.02
Securities Act	3.01(e)(i)
Service-based RSUs	3.01(c)(i)
Software	3.01(p)(iv)
SOX	3.01(e)(ii)
Specified Contracts	3.01(i)(i)
Specified RSU	5.04(a)
Specified RSU Applicable Amount	5.04(a)
Specified RSU Holder	5.04(a)
Specified Stock Option	5.04(a)
Specified Stock Option Applicable Amount	5.04(a)
Stock Option Agreements	3.01(c)(v)
Stock Options	3.01(c)(i)
Stockholder Approval	3.01(u)
Stockholders Meeting	5.01(c)
Sub	Preamble
Subsidiary	8.03(e)
Superior Proposal	4.02(a)
Surviving Corporation	1.01
Takeover Proposal	4.02(a)
tax return	3.01(n)(xx)
taxes	3.01(n)(xx)
taxing authority	3.01(n)(xx)
Termination Date	7.01(b)(i)
Termination Fee	5.06(b)
Third Party Software	3.01(p)(iv)
UK Bribery Act	3.01(s)(iii)
Vesting Date	5.04(a)
Welfare Plan	3.01(m)(iv)

A-v

        AGREEMENT AND PLAN OF MERGER dated as of December 7, 2011 (this "Agreement"), by and among INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation ("Parent"), CUDGEE ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and DEMANDTEC, INC., a Delaware corporation (the "Company").

        WHEREAS the Board of Directors of each of the Company and Sub deems it in the best interests of their respective stockholders to consummate the merger (the "Merger"), on the terms and subject to the conditions set forth in this Agreement, of Sub with and into the Company in which the Company would become a wholly owned subsidiary of Parent, and such Boards of Directors have approved this Agreement, declared its advisability and recommended that this Agreement be adopted by the stockholders of the Company or Sub, as the case may be;

        WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

        WHEREAS concurrently with the execution and delivery of this Agreement and as a condition to the willingness of Parent to enter into this Agreement, certain employees of the Company are entering into agreements with Parent pursuant to which such employees shall agree, among other things, to certain non-competition, non-solicitation and no hire restrictions; and

        WHEREAS concurrently with the execution and delivery of this Agreement and as a condition to the willingness of Parent to enter into this Agreement, certain employees of the Company have executed offer letters (the "Offer Letters") regarding the employment of such employees following the consummation of the Merger.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

The Merger

        SECTION 1.01.    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation").

        SECTION 1.02.    Closing.    The closing of the Merger (the "Closing") will take place at 10:00 a.m., New York time, on a date to be specified by the parties, which shall be not later than the fifth business day after satisfaction or (to the extent permitted by law) waiver of the conditions set forth in Article VI (other than those that by their terms are to be satisfied or waived at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at Closing), at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to in writing by Parent and the Company; provided, however, that if all the conditions set forth in Article VI shall not have been satisfied or (to the extent permitted by law) waived on such fifth business day, then the Closing shall take place on the first business day on which all such conditions shall have been satisfied or (to the extent permitted by law) waived. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

        SECTION 1.03.    Effective Time of the Merger.    Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on or after the Closing Date, the parties shall properly file a certificate of merger (the "Certificate of Merger") in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL. The Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or, to the extent permitted by applicable Law, at such subsequent date and time as Parent and the Company shall agree and specify in the Certificate of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the "Effective Time".

        SECTION 1.04.    Effects of the Merger.    The Merger shall have the effects set forth in Section 259 of the DGCL.

        SECTION 1.05.    Certificate of Incorporation and Bylaws.    (a) The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended by virtue of the Merger at the Effective Time to read in the form of Exhibit A hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

        (b)   The bylaws of Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

        SECTION 1.06.    Directors.    The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        SECTION 1.07.    Officers.    The officers of Sub immediately prior to the Effective Time shall from and after the Effective Time be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE II

Conversion of Securities

        SECTION 2.01.    Conversion of Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock, par value $0.001 per share, of the Company (the "Company Common Stock"), or the holder of any shares of capital stock of Sub:

          (a)    Capital Stock of Sub.    Each issued and outstanding share of common stock of Sub, par value $0.01 per share, shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (b)    Cancelation of Treasury Stock and Parent-Owned Stock.    All shares of Company Common Stock that are owned as treasury stock by the Company or owned by Parent immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

          (c)    Conversion of Company Common Stock.    Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares to be canceled in accordance with Section 2.01(b) and (ii) except as provided in Section 2.02, the Appraisal Shares) shall be converted into the right to receive $13.20 in cash, without interest (the "Merger Consideration"). At the Effective Time such shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or evidence of shares in book-entry form that immediately prior to the Effective Time represented any such shares (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with the terms of this Agreement. The right of any holder of any share of Company Common Stock to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax Law, such withholding to be pursuant to the terms of Section 2.03(f) and any applicable tax Law.

        SECTION 2.02.    Appraisal Rights.    Notwithstanding anything in this Agreement to the contrary, shares (the "Appraisal Shares") of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("Section 262") shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. At the Effective Time, the Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or evidence of shares in book-entry form that immediately prior to the Effective Time represented Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, withdrawals of any such demands and any other related instruments served pursuant to the DGCL received by the Company, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

        SECTION 2.03.    Exchange of Certificates.    (a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the payment of the Merger Consideration upon surrender of Certificates (the "Paying Agent"), and, from time to time after the Effective Time, Parent shall make available, or cause the Surviving Corporation to make available, to the Paying Agent funds in amounts and at the times necessary for the payment of the Merger Consideration pursuant to Section 2.01(c) upon surrender of Certificates, it being understood that all such funds shall be invested as directed by Parent and that any and all interest or other amounts earned with respect to funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent.

        (b)    Exchange Procedure.    As soon as reasonably practicable after the Effective Time, the Surviving Corporation or Parent shall cause the Paying Agent to mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall include an accompanying substitute IRS Form W-9 or the applicable IRS Form W-8, shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions (including customary provisions regarding delivery of an "agent's message" with respect to shares held in book-entry form) as Parent may reasonably specify and which shall be reasonably acceptable to the Company) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancelation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash equal to the Merger Consideration that such holder has the right to receive pursuant to Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the stock transfer books of the Company, payment of the Merger Consideration in exchange therefor may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

        (c)    No Further Ownership Rights in Company Common Stock.    All Merger Consideration paid upon the surrender of a Certificate in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares that were outstanding immediately prior to the Effective Time. If, after the close of business on the day on which the Effective Time occurs, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article II.

        (d)    No Liability.    None of Parent, Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any Merger Consideration that would otherwise have been payable in respect of any Certificate which is delivered to a public official in accordance with any applicable abandoned property, escheat or similar Law. If any Certificates shall not have been surrendered immediately prior to the date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity, any Merger Consideration payable in accordance with this Article II in respect thereof shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

        (e)    Lost Certificates.    If any Certificate shall have been lost, stolen, defaced or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, defaced or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent or the Surviving Corporation, as the case may be, shall pay the Merger Consideration in respect of such lost, stolen, defaced or destroyed Certificate.

        (f)    Withholding Rights.    Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration and any other amounts otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock, Stock Options, RSUs or purchase rights under the ESPP such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock, Stock Options, RSUs or purchase rights under the ESPP in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

        (g)    Termination of Fund.    At any time following the six-month anniversary of the Closing Date, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) that had been made available to the Paying Agent pursuant to Section 2.03(a) and that have not been disbursed to holders of Certificates, and thereafter, subject to time limitations in Section 2.03(d), such holders shall be entitled to look only to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates held by such holders, as determined pursuant to this Agreement, without any interest thereon.

ARTICLE III

Representations and Warranties

        SECTION 3.01.    Representations and Warranties of the Company.    Except as set forth in the letter (with specific reference to the Section of this Agreement to which the information stated in such disclosure relates; provided that disclosure contained in any section of the Company Letter shall be deemed to be disclosed with respect to any other Section of this Agreement to the extent that it is readily apparent from the face of such disclosure that such disclosure is applicable to such other Section of this Agreement) delivered by the Company to Parent at least one business day prior to the date of this Agreement (the "Company Letter"), the Company represents and warrants to Parent and Sub as follows:

          (a)    Organization, Standing and Corporate Power.    Each of the Company and its Subsidiaries (i) is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization (except, in the case of good standing, for entities organized under the Laws of any jurisdiction that does not recognize such concept), (ii) has all requisite corporate, company, partnership or other organizational power and authority to carry on its business as currently conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction (except, in the case of good standing, any jurisdiction that does not recognize such concept) in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing (except, in the case of clause (i) above, with respect to the Company), individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect. The Company has made available to Parent complete and correct copies of the certificate of incorporation of the Company, as amended to the date of this Agreement (the "Company Certificate"), and the bylaws of the Company, as amended to the date of this Agreement (the "Company Bylaws"), and the certificate of incorporation and bylaws (or similar organizational documents) of each of its Subsidiaries, in each case as amended to the date of this Agreement. The Company has made available to Parent complete and correct copies of the minutes (or, in the case of draft minutes, the most recent drafts thereof) of all meetings of the stockholders, the Board of Directors and each committee of the Board of Directors of the Company and each of its Subsidiaries held since March 1, 2008 (other than portions of any minutes (or drafts thereof) related to the transactions contemplated by this Agreement or any Takeover Proposal). The Company has made available to Parent complete and correct copies of all resolutions of the Board of Directors of the Company, and each committee thereof, in respect of this Agreement and the transactions contemplated hereby.

          (b)    Subsidiaries.    Section 3.01(b) of the Company Letter sets forth a complete and correct list of each Subsidiary of the Company, its place and form of organization, its address and each jurisdiction in which it is authorized to conduct or actually conducts business. All the outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary are owned by the Company, by one or more wholly owned Subsidiaries of the Company or by the Company and one or more wholly owned Subsidiaries of the Company, free and clear of all pledges, claims, liens, charges, options, security interests or other encumbrances of any kind or nature whatsoever (collectively, "Liens"), except for transfer restrictions imposed by applicable securities Laws, and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any person.

          (c)    Capital Structure.    (i) The authorized capital stock of the Company consists of 175,000,000 shares of Company Common Stock and 10,000,000 shares of Preferred Stock, par value $0.001 per share, of the Company (the "Company Preferred Stock"). At the close of business on December 5, 2011, (A) 33,482,475 shares of Company Common Stock (excluding treasury shares) were issued and outstanding, (B) no shares of Company Common Stock were held by the Company as treasury shares, (C) 9,755,714 shares of Company Common Stock were reserved and available for issuance in the aggregate pursuant to the 2007 Equity Incentive Plan (the "2007 Plan"), the 1999 Equity Incentive Plan (the "1999 Plan") and the 2007 Employee Stock Purchase Plan (the "ESPP", and together with the 2007 Plan and the 1999 Plan, the "Company Stock Plans"), of which (x) 6,159,388 shares of Company Common Stock were subject to outstanding options (other than rights under the ESPP) to acquire shares of Company Common Stock from the Company (such options, together with any other stock options granted after December 5, 2011, in each case whether granted pursuant to the Company Stock Plans or otherwise, the "Stock Options") and (y) a maximum of 2,012,272 shares of Company Common Stock were subject to outstanding restricted share units (such restricted share units, together with any other restricted share units granted after December 5, 2011, in each case whether granted pursuant to the Company Stock Plans or otherwise, the "RSUs"), of which (1) 1,053,122 shares of Company Common Stock were subject to RSUs with service-based, but not performance-based, vesting or delivery requirements (such RSUs, "Service-based RSUs") and (2) a maximum of 959,150 shares of Company Common Stock were subject to RSUs with performance-based vesting or delivery requirements (such RSUs, "Performance RSUs") and (D) 740,912 shares of Company Common Stock were reserved and available for issuance pursuant to the ESPP. As of the date of this Agreement, none of the issued and outstanding Company Common Stock is subject to vesting or forfeiture conditions or a right of repurchase by the Company. All outstanding Stock Options and RSUs have been granted under the Company Stock Plans. Other than the Company Stock Plans, there is no plan, Contract or arrangement providing for the grant of Stock Options or RSUs. No shares of Company Preferred Stock are issued or outstanding. No shares of Company Common Stock are owned by any Subsidiary of the Company. Section 3.01(c)(i) of the Company Letter sets forth (1) a complete and correct list, as of the close of business on December 5, 2011, of all outstanding Stock Options, the number of shares of Company Common Stock subject to each such Stock Option, the grant date, exercise price per share, vesting schedule and expiration date of each such Stock Option, the name of the holder thereof, an indication of whether or not each such holder is a current director, employee or consultant of the Company or any of its Subsidiaries, whether or not such Stock Option (or any portion thereof) is intended to qualify as an "incentive stock option" under Section 422 of the Code and the name of the Company Stock Plan pursuant to which each such Stock Option was granted and (2) a complete and correct list, as of the close of business on December 5, 2011, of all outstanding RSUs, the maximum number of shares of Company Common Stock subject to each such RSU, the grant date and vesting schedule of each such RSU, an indication of whether such RSU is a Service-based RSU or a Performance RSU, the name of the holder thereof, an indication of whether or not each such holder is a current director, employee or consultant of the Company or any of its Subsidiaries and the name of the Company Stock Plan pursuant to which such RSU was granted. As of the date of this Agreement, other than the outstanding Stock Options and the outstanding RSUs and the rights under the ESPP, there are no outstanding rights of any person to receive Company Common Stock under the Company Stock Plans or otherwise, on a deferred basis or otherwise. As of the close of business on December 5, 2011, there were outstanding Stock Options to purchase 6,024,763 shares of Company Common Stock with exercise prices on a per share basis lower than the Merger Consideration, and the weighted average exercise price of such Stock Options was equal to $6.64 per share. As of the close of business on December 5, 2011, there were outstanding rights to purchase 62,779 shares of Company Common Stock on the last day of the current offering period in effect under the ESPP (assuming the fair market value per share of Company Common Stock on the last day of the current offering period in effect under the ESPP will be equal to the Merger Consideration). As of the last day of the most recent payroll period ending prior to the date of this Agreement, the aggregate amount credited to the accounts of participants in the ESPP was approximately $378,371 and the aggregate amount credited to such accounts for such payroll period was approximately $130,383.

             (ii)  Except for outstanding shares of Company Common Stock, Stock Options and RSUs set forth in Section 3.01(c)(i), as of the close of business on December 5, 2011, no shares of capital stock of, or other equity or voting interests in, the Company, or securities convertible into, or exchangeable or exercisable for, or options, warrants, shares of deferred stock, restricted stock awards, stock appreciation rights, phantom stock awards or other rights to acquire any such capital stock of, or other equity or voting interests in, the Company, or other rights that are linked to the value of Company Common Stock or the value of the Company or any part thereof, were issued, reserved for issuance or outstanding. From the close of business on December 5, 2011 to the date of this Agreement, (A) there have been no issuances by the Company of shares of capital stock of, or other equity or voting interests in, the Company, other than issuances of shares of Company Common Stock pursuant to the exercise of Stock Options or rights under the ESPP or the settlement of RSUs, in each case outstanding as of December 5, 2011, and only if and to the extent required by their respective terms as in effect on such date and (B) there have been no issuances by the Company of securities convertible into, or exchangeable or exercisable for, or options, warrants, shares of deferred stock, restricted stock awards, stock appreciation rights, phantom stock awards, other rights to acquire shares of capital stock of, or other equity or voting interests in, the Company, or other rights that are linked to the value of Company Common Stock or the value of the Company or any part thereof, other than rights under the ESPP.

            (iii)  All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.01(c), there are no (A) bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries and (B) securities or other instruments or rights (including stock appreciation rights, phantom stock awards or other similar rights) issued by, or other obligations of, the Company or any of its Subsidiaries, in each case, that are linked to, or the value of which is in any way based upon or derived from, the value of any class of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, the value of the Company, any of its Subsidiaries or any part thereof, or any dividends or other distributions declared or paid on any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, or which have or which by their terms may have at any time (whether actual or contingent) the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or any of its Subsidiaries may vote (the items referred to in clauses (A) and (B) collectively, "Equity Equivalents"). Except as set forth in this Section 3.01(c), there are no securities, options, warrants, calls, rights or Contracts of any kind to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or Contract. With respect to the Stock Options, (1) each Stock Option intended to qualify as an "incentive stock option" under Section 422 of the Code so qualifies, (2) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the "Grant Date") by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (3) each such grant was made in accordance with the terms of the applicable Company Stock Plan, the Exchange Act and all other applicable Laws and regulatory rules or requirements, including the rules of The NASDAQ Stock Market LLC and any other exchange on which Company securities are traded, (4) the per share exercise price of each Stock Option was not less than the fair market value (within the meaning of Section 422 of the Code, in the case of each Stock Option intended to qualify as an "incentive stock option" and within the meaning of Section 409A of the Code, in the case of each other Stock Option) of a share of Company Common Stock on the applicable Grant Date and (5) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company's SEC Documents in accordance with the Exchange Act and all other applicable Laws. Except pursuant to the forfeiture conditions of the Stock Options and RSUs outstanding as of the date of this Agreement and except pursuant to the cashless exercise or tax withholding provisions of such Stock Options and RSUs, in each case as in effect on the date of this Agreement, there are no outstanding contractual or other obligations of the Company or any of its Subsidiaries to (I) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or (II) vote or dispose of any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. The Company is not a party to any voting agreement with respect to any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries and, to the knowledge of the Company, as of the date of this Agreement there are no irrevocable proxies and no voting agreements with respect to any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. The Company has not knowingly granted, and there is no and has been no Company policy or practice to grant, Stock Options prior to, or otherwise coordinate the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

            (iv)  Neither the Company nor any of its Subsidiaries has any (A) indebtedness for borrowed money, (B) indebtedness evidenced by any bond, debenture, note, mortgage, indenture or other debt instrument or debt security, (C) accounts payable to trade creditors and accrued expenses not arising in the ordinary course of business, (D) amounts owing as deferred purchase price for the purchase of any property, (E) capital lease obligations or (F) guarantees with respect to any indebtedness or obligation of a type described in clauses (A) through (E) above of any other person (other than, in the case of clauses (A), (B) and (D), accounts payable to trade creditors and accrued expenses, in each case arising in the ordinary course of business) (collectively, "indebtedness").

             (v)  All Stock Options and RSUs may, by their terms, be treated in accordance with Section 5.04(a), and all rights to purchase shares of Company Common Stock under the ESPP may, by their terms, be treated in accordance with Section 5.04(b). No holder of any Stock Option, RSU or right under the ESPP is entitled to any treatment of such Stock Option, RSU or right under the ESPP other than as provided with respect to such Stock Option, RSU or right under the ESPP in Section 5.04(a) or Section 5.04(b), as applicable, and after the Closing no holder of a Stock Option, RSU or right under the ESPP (or former holder of a Stock Option, RSU or right under the ESPP) or any current or former participant in the Company Stock Plans or any other Benefit Plan or Benefit Agreement shall have the right thereunder to acquire any capital stock of the Company or any other equity interest therein (including phantom stock or stock appreciation rights). All outstanding Stock Options are evidenced by individual written stock option agreements (the "Stock Option Agreements") and all outstanding RSUs are evidenced by individual written restricted share unit agreements (the "RSU Agreements"), in each case substantially identical to the applicable forms set forth in Section 3.01(c)(v) of the Company Letter, copies of which individual agreements have previously been made available in complete and correct form to Parent and its counsel, and no Stock Option Agreement or RSU Agreement contains terms that are inconsistent with, or in addition to, the terms contained in such forms.

          (d)    Authority; Noncontravention.    The Company has the requisite corporate power and authority to execute and deliver this Agreement, to consummate the Merger and the other transactions contemplated by this Agreement and to comply with the provisions of this Agreement, subject, in the case of the consummation of the Merger, to obtaining the Stockholder Approval. Assuming the accuracy of Section 3.02(f), the execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger and the other transactions contemplated by this Agreement and the compliance by the Company with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, to comply with the terms of this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement, subject, in the case of the consummation of the Merger, to obtaining the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity (the "Bankruptcy and Equity Exception"). The Board of Directors of the Company, at a meeting duly called and held at which all of the directors of the Company were present, duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) declaring that it is advisable and in the best interests of the Company's stockholders that the Company enter into this Agreement and consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement, (iii) declaring that the consideration to be paid to the Company's stockholders in the Merger is fair to such stockholders, (iv) directing that the adoption of this Agreement be submitted to a vote at a meeting of the Company's stockholders to be held as set forth in Section 5.01(c) and (v) recommending that the Company's stockholders adopt this Agreement, which resolutions, except to the extent expressly permitted by Section 4.02, have not been rescinded, modified or withdrawn in any way. The execution and delivery of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement and compliance by the Company with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under (including any right of a holder of a security of the Company or any of its Subsidiaries to require the Company or any of its Subsidiaries to acquire such security), any provision of (A) the Company Certificate or the Company Bylaws or the certificate of incorporation or bylaws (or similar organizational documents) of any of its Subsidiaries, (B) any loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, binding arrangement or understanding, obligation, undertaking or license, whether oral or written (each, including all amendments thereto, a "Contract"), or Permit to or by which the Company or any of its Subsidiaries is a party or bound or to or by which any of their respective properties or assets are subject or bound or (C) subject to the governmental filings and other matters referred to in the following sentence, any (1) Federal, state or local, domestic or foreign, statute, law, code, ordinance, rule or regulation of any Governmental Entity (each, a "Law"), assuming receipt of the Stockholder Approval and the adoption of this Agreement by Parent, as the sole stockholder of Sub, or (2) Federal, state or local, domestic or foreign, judgment, injunction, order, writ or decree of any Governmental Entity (each, a "Judgment"), in each case, applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, breaches, defaults, terminations, cancelations, accelerations, losses, Liens, rights or entitlements that, individually or in the aggregate, are not reasonably likely to (x) have a Material Adverse Effect or (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement. No consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Federal, state or local, domestic or foreign, government or any court, administrative agency or commission or other governmental, quasi-governmental or regulatory authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger and the other transactions contemplated by this Agreement or the compliance by the Company with the provisions of this Agreement, except for (I) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods required under any other applicable competition, merger control, antitrust or similar Law, (II) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the adoption of this Agreement by the Company's stockholders (as amended or supplemented from time to time, the "Proxy Statement") and such reports under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), as may be required in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement, (III) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (IV) any filings required under the rules and regulations of The NASDAQ Stock Market LLC and (V) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices the failure of which to be obtained or made, individually or in the aggregate, are not reasonably likely to (x) have a Material Adverse Effect or (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement.

          (e)    SEC Documents.    (i) To the extent complete and correct copies are not available on the SEC's website, the Company has made available to Parent complete and correct copies of all reports, schedules, forms, statements and other documents filed with or furnished to the SEC by the Company since March 1, 2008 (such documents available on the SEC's website or made available to Parent, together with all information incorporated therein by reference, the "SEC Documents"). Since March 1, 2008, the Company has filed with or furnished to the SEC each report, schedule, form, statement or other document or filing required by Law to be filed or furnished by the Company at or prior to the time so required. No Subsidiary of the Company is required to file or furnish any report, schedule, form, statement or other document with, or make any other filing with, or furnish any other material to, the SEC. As of their respective dates, each of the SEC Documents complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act") and the Exchange Act, in each case, applicable to such SEC

  Document, and none of the SEC Documents at the time it was filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document filed or furnished and publicly available prior to the date of this Agreement (a "Filed SEC Document") has been revised or superseded by a later filed or furnished Filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the extent complete and correct copies are not available on the SEC's website, the Company has made available to Parent copies of all comment letters received by the Company from the SEC since March 1, 2008 and relating to the SEC Documents, together with all written responses of the Company thereto. As of the date of this Agreement, there are no outstanding or unresolved comments in such comment letters received by the Company from the SEC. As of the date of this Agreement, to the knowledge of the Company none of the SEC Documents is the subject of any ongoing review by the SEC. The financial statements (including the related notes) of the Company included in the SEC Documents complied, at the time the respective statements were filed, as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles in effect from time to time in the United States of America ("GAAP") (except, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly financial statements, to normal and recurring year-end audit adjustments). Except as set forth in the most recent audited financial statements (including the notes thereto) included in the Filed SEC Documents (the "Baseline Financials"), the Company and its Subsidiaries have no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than such liabilities or obligations (A) with respect to or arising from the transactions contemplated by this Agreement, (B) incurred in the ordinary course of business consistent with past practice after the date of the Baseline Financials but prior to the date of this Agreement, (C) incurred on or after the date of this Agreement that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or (D) clearly disclosed in the unaudited financial statements (including the notes thereto) included in the Company's Form 10-Q for the period ended August 31, 2011, filed with the SEC on October 4, 2011.

             (ii)  The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (collectively, "SOX") applicable to it. The Company has promptly disclosed, by filing a Form 8-K, any change in or waiver of the Company's code of ethics, as required by Section 406(b) of SOX. To the knowledge of the Company, there have been no violations of provisions of the Company's code of ethics since the adoption of such code of ethics, including any minor violations not material to the Company's business.

            (iii)  The principal executive officer of the Company and the principal financial officer of the Company each has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of SOX, as applicable, with respect to the SEC Documents, and the statements contained in such certifications were accurate as of the date they were made. For purposes of this Agreement, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in SOX. Neither the Company nor any of its Subsidiaries has outstanding, or has arranged any outstanding, "extension of credit" to directors or executive officers within the meaning of Section 402 of SOX.

            (iv)  Neither the Company nor any of its Subsidiaries is a party to or bound by, or has any commitment to become a party to or bound by, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC)), where the purpose or intended or known result or effect of such joint venture, partnership or Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company's or any of its Subsidiaries' published financial statements or other SEC Documents.

             (v)  The Company maintains "internal control over financial reporting" (as defined in Rule 13a-15(f) of the Exchange Act) in compliance with the Exchange Act.

            (vi)  The Company maintains "disclosure controls and procedures" (as defined in Rule 13a-15(e) of the Exchange Act) in compliance with the Exchange Act.

          (f)    Information Supplied.    None of the information included or incorporated by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders, at the time of the Stockholders Meeting or at the time of any amendment or supplement thereof, as amended or supplemented at such date or time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

          (g)    Absence of Certain Changes or Events.    (i) From February 28, 2011 to the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent in all material respects with past practice and there has not been (A) any Material Adverse Effect (including any Material Adverse Effect resulting from an occurrence prior to February 28, 2011), (B) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its Subsidiaries' capital stock or other equity or voting interests, except for dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent, (C) any split, combination or reclassification of any of the Company's or any of its Subsidiaries' capital stock or other equity or voting interests or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, (D)(1) any grant by the Company or any of its Subsidiaries to any current or former director, officer, employee, contractor or consultant of the Company or any of its Subsidiaries (collectively, "Company Personnel") of any bonus or award opportunity, any loan or any increase in any type of compensation or benefits, except for grants of normal bonus opportunities and normal increases of base cash compensation, in each case, in the ordinary course of business consistent with past practice, or (2) any payment by the Company or any of its Subsidiaries to any Company Personnel of any bonus or award, except for bonuses or awards paid in the ordinary course of business consistent with past practice, (E) any grant by the Company or any of its Subsidiaries to any Company Personnel of any severance, separation, change in control, retention, termination or similar compensation or benefits or increase therein or of the right to receive any severance, separation, change in control, retention, termination or similar compensation or benefits or increase therein, (F) any adoption or establishment of or entry by the Company or any of its Subsidiaries into, any amendment of, modification to or termination of, or agreement to amend, modify or terminate, or any termination of (or announcement of an intention to amend, modify or terminate), (1) any employment, deferred compensation, change in control, severance, termination, employee benefit, loan, indemnification, retention, equity or equity-based compensation, consulting, restrictive covenant or similar Contract between the Company or any of its Subsidiaries, on the one hand, and any Company Personnel, on the other hand, (2) any Contract between the Company or any of its Subsidiaries, on the one hand, and any Company Personnel, on the other hand, the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement (alone or in combination with any other event) or (3) any trust or insurance Contract or other agreement to fund or otherwise secure payment of any compensation or benefit to be provided to any Company Personnel (all such Contracts under this clause (F), including any such Contract that is entered into on or after the date of this Agreement, collectively, "Benefit Agreements"), (G) any grant or amendment of any award under any Benefit Plan or Benefit Agreement (including the grant or amendment of Stock Options, RSUs, restricted stock, stock appreciation rights, performance units, stock repurchase rights or other equity or equity-based compensation) or the removal or modification of any restrictions in any such award, (H) any payment to any Company Personnel of any compensation or benefit not provided for under any Benefit Plan or Benefit Agreement, other than the payment of base cash compensation, cash bonuses or cash awards in the ordinary course of business consistent with past practice, (I) other than the execution and delivery of this Agreement, the taking of any action to accelerate, or that is reasonably likely to result in the acceleration of, the time of vesting or payment of any rights, compensation, benefits or funding obligations under any Benefit Plan or Benefit Agreement or otherwise, (J) any material change in financial or tax accounting methods, principles or practices by the Company or any of its Subsidiaries, except insofar as may have been required by GAAP or applicable Law, (K) any material tax election or change in any material tax election or any settlement or compromise of any material tax liability, (L) any material write-down by the Company or any of its Subsidiaries of any of the material assets of the Company or any of its Subsidiaries or (M) any licensing or other agreement with regard to the acquisition or disposition of any material Intellectual Property or rights thereto, other than nonexclusive licenses granted in the ordinary course of the business of the Company and its Subsidiaries consistent with past practice.

             (ii)  From February 28, 2011 to the date of this Agreement, each of the Company and its Subsidiaries has continued all pricing, sales, receivables and payables practices in accordance with the ordinary course of business consistent with past practice and has not engaged, except in the ordinary course of business consistent with past practice, in (A) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) sales to the trade or otherwise that would otherwise be expected to occur in subsequent fiscal quarters, (B) any practice that would have the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) collections of receivables that would otherwise be expected to be made in subsequent fiscal quarters, (C) any practice that would have the effect of postponing to subsequent fiscal quarters payments by the Company or any of its Subsidiaries that would otherwise be expected to be made in prior fiscal quarters (including the current fiscal quarter) or (D) any other promotional sales or discount activity.

          (h)    Litigation.    Section 3.01(h) of the Company Letter sets forth, as of the date of this Agreement, a complete and correct list of each claim, action, suit or judicial, administrative or regulatory proceeding or investigation pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries (i) for money damages (other than for immaterial amounts), (ii) that seeks injunctive relief, (iii) that may give rise to any legal restraint on or prohibition against or limit the material benefits to Parent of the Merger or the other transactions contemplated by this Agreement or (iv) that, if resolved in accordance with plaintiff's demands, is reasonably likely to have a Material Adverse Effect. There is no Judgment of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, investigation, proceeding, notice of violation, order of forfeiture or complaint by any Governmental Entity involving, the Company or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

              (i)  Contracts.    (i) Section 3.01(i) of the Company Letter sets forth as of the date of this Agreement (with specific reference to the subsection of this Section 3.01(i) to which such Contract relates) a complete and correct list of:

              (A)  each Contract pursuant to which the Company or any of its Subsidiaries has agreed not to compete with any person in any area or to engage in any activity or business, or pursuant to which any benefit or right is required to be given or lost, or any penalty or detriment is incurred, as a result of so competing or engaging;

              (B)  each Contract to or by which the Company or any of its Subsidiaries is a party or bound providing for exclusivity or any similar requirement or pursuant to which the Company or any of its Subsidiaries is restricted in any way, or which after the Effective Time could restrict Parent or any of its Subsidiaries in any way, with respect to the development, manufacture, marketing or distribution of their respective products or services or otherwise with respect to the operation of their businesses, or pursuant to which any benefit or right is required to be given or lost, or any penalty or detriment is incurred, as a result of noncompliance with any such exclusive or restrictive requirements or which requires the Company or any of its Subsidiaries to refrain from granting license or franchise rights to any other person;

              (C)  each Contract to or by which the Company or any of its Subsidiaries is a party or bound or with respect to which the Company or any of its Subsidiaries has any obligation with (1) any affiliate of the Company or any of its Subsidiaries (excluding Contracts entered into between the Company and any of its Subsidiaries), (2) any Company Personnel, (3) any union or other labor organization or (4) any affiliate of any such person (other than, in each case, (I) offer letters or employment agreements that are terminable at will by the Company or any of its Subsidiaries both without any penalty and without any obligation of the Company or any of its Subsidiaries to pay severance or other compensation or benefits (other than accrued base salary, accrued commissions, accrued bonuses, accrued vacation pay, accrued floating holidays and legally mandated benefits), (II) invention assignment and confidentiality agreements relating to the assignment of inventions to the Company or any of its Subsidiaries not involving the payment of money (other than compensation for the service of employees and non-employee directors) and (III) Benefit Plans and Benefit Agreements other than offer letters or employment agreements);

              (D)  each Contract under which the Company or any of its Subsidiaries has incurred any indebtedness having an aggregate principal amount in excess of $100,000;

              (E)  each Contract to or by which the Company or any of its Subsidiaries is a party or bound creating or granting a Lien (including Liens upon properties or assets acquired under conditional sales, capital leases or other title retention or security devices), other than (1) Liens for taxes not yet due and payable, that are payable without penalty or that are being contested in good faith and for which adequate reserves have been established, (2) Liens for assessments and other governmental charges or landlords', carriers', warehousemen's, mechanics', repairmen's, workers' or similar Liens incurred in the ordinary course of business, consistent with past practice, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, (3) Liens incurred in the ordinary course of business, consistent with past practice, in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations and (4) Liens incurred in the ordinary course of business consistent with past practice that are not reasonably likely to adversely interfere in a material way with the use of the properties or assets encumbered thereby (collectively, "Permitted Liens");

              (F)  each Contract to or by which the Company or any of its Subsidiaries is a party or bound (other than Benefit Plans and Benefit Agreements) containing any provisions (1) contemplating or relating in any way to a "change in control" or similar event with respect to the Company or one or more of its Subsidiaries, or prohibiting or imposing any restrictions on the assignment of all or any portion of such Contract by the Company or its Subsidiaries, including provisions requiring consent or approval of, or notice to, any Governmental Entity or other person in the event of a change in control of the Company or one or more of its Subsidiaries, or otherwise having the effect of providing that the consummation of the Merger or any of the other transactions contemplated by this Agreement or the execution, delivery or effectiveness of this Agreement will materially conflict with, result in a material violation or material breach of, or constitute a default (with or without notice or lapse of time or both) under, such Contract, or give rise under such Contract to any right of, or result in, a termination, right of first refusal, material amendment, revocation, cancelation or material acceleration of any obligation, or a loss of a material benefit or the creation of any material Lien upon any of the properties or assets of the Company, Parent or any of their respective Subsidiaries, or to any increased, guaranteed, accelerated or additional material rights or material entitlements of any person, or (2) having the effect of providing that the consummation of the Merger or any of the other transactions contemplated by this Agreement or the execution, delivery or effectiveness of this Agreement will require that a third party be provided with access to source code or that any source code be released from escrow and provided to any third party;

              (G)  each Contract to or by which the Company or any of its Subsidiaries is a party or bound providing for payments of royalties or other license fees to third parties in excess of $20,000 annually, that is not terminable without penalty on 90 days' or less notice;

              (H)  each Contract to or by which the Company or any of its Subsidiaries is a party or bound granting a third party any license to Intellectual Property that is not limited to the internal use of such third party;

              (I)   each Contract pursuant to which the Company or any of its Subsidiaries has been granted any license to Intellectual Property used in the operation of the business of the Company and its Subsidiaries, other than standard, non-negotiated software licenses for generally commercially available software in object code format that can be replaced with substantially similar software without material efforts or expense;

              (J)   each Contract to or by which the Company or any of its Subsidiaries is a party or bound granting the other party to such Contract or a third party "most favored nation" pricing or terms that (1) applies to the Company or any of its Subsidiaries or (2) following the Effective Time, would apply to Parent or any of its Subsidiaries other than the Surviving Corporation or its Subsidiaries;

              (K)  each Contract pursuant to which the Company or any of its Subsidiaries has agreed or is required to provide any third party with access to source code, to provide for source code to be put in escrow or to grant a contingent license to source code;

              (L)  each Contract to or by which the Company or any of its Subsidiaries is a party or bound for any joint venture (whether in partnership, limited liability company or other organizational form) or alliance or similar arrangement;

              (M) each Contract to or by which the Company or any of its Subsidiaries is a party or bound for any development, marketing, resale, distribution or similar arrangement relating to any product or service;

              (N)  each Contract to or by which the Company or any of its Subsidiaries is a party or bound with any Governmental Entity;

              (O)  each material Contract to or by which the Company or any of its Subsidiaries is a party or bound entered into in the last five years in connection with the settlement or other resolution of any suit, claim, action, investigation or proceeding that has any material continuing obligations, liabilities or restrictions;

              (P)   each Contract to or by which the Company or any of its Subsidiaries is a party or bound providing for future performance by the Company or any of its Subsidiaries in consideration of amounts previously paid;

              (Q)  each Contract to or by which the Company or any of its Subsidiaries is a party or bound providing for liquidated damages (other than in an immaterial amount);

              (R)  each material Contract to or by which the Company or any of its Subsidiaries is a party or bound for professional services engagements for a fixed fee that guarantees a specific result;

              (S)   each Contract between the Company or any of its Subsidiaries and any of the 20 largest customers of the Company and its Subsidiaries (determined on the basis of revenues received by the Company or any of its Subsidiaries in the four consecutive fiscal quarter period ended August 31, 2011 (each such customer, a "Major Customer", and each such Contract, a "Major Customer Contract"));

              (T)  each Contract between the Company or any of its Subsidiaries and any of the 10 largest licensors or other suppliers to the Company and its Subsidiaries (determined on the basis of amounts paid by the Company or any of its Subsidiaries in the four consecutive fiscal quarter period ended August 31, 2011 (each such licensor or other supplier, a "Major Supplier", and each such Contract, a "Major Supplier Contract"));

              (U)  except for the Contracts disclosed above, each Contract (other than Benefit Plans and Benefit Agreements) which has aggregate future sums due to or from the Company or any of its Subsidiaries, taken as a whole, (i) during the period commencing on the date of this Agreement and ending on the 12-month anniversary of this Agreement, in excess of $150,000 or (ii) of more than $500,000 during the life of the Contract; and

              (V)  except for the Contracts disclosed above, each material Contract (other than Benefit Plans and Benefit Agreements) to or by which the Company or any of its Subsidiaries is a party or bound not made in the ordinary course of business consistent with past practice.

  The Contracts of the Company or any of its Subsidiaries of the type referred to in clauses (A) through (V) of this subsection (i) are collectively referred to in this Agreement as "Specified

  Contracts". The Company has made available to Parent a complete and correct copy of each of the Specified Contracts, including all amendments thereto. Each Contract of the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries (a "Material Contract"), as well as each Specified Contract, is in full force and effect (except for those Contracts that have expired in accordance with their terms) and is a legal, valid and binding agreement of the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, of each other party thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms, subject to the Bankruptcy and Equity Exception. Each of the Company and its Subsidiaries has performed or is performing all material obligations required to be performed by it under the Material Contracts and Specified Contracts and is not (with or without notice or lapse of time or both) in breach in any material respect or default thereunder, and has not knowingly waived or failed to enforce any material rights or benefits thereunder (other than in the ordinary course of business consistent with past practice), and, to the knowledge of the Company, no other party to any of the Material Contracts or Specified Contracts is (with or without notice or lapse of time or both) in breach in any material respect or default thereunder. To the knowledge of the Company, as of the date of this Agreement, there has occurred no event giving (with or without notice or lapse of time or both) to others any right of termination, material amendment or cancelation of any Material Contract or Specified Contract. To the knowledge of the Company, there are no circumstances that are reasonably likely to occur that would reasonably be expected to adversely affect the ability of the Company or any of its Subsidiaries to perform its material obligations under any Material Contract or Specified Contract.

             (ii)  None of the Major Customers or Major Suppliers has terminated, failed to renew or requested any material amendment to any of its Major Customer Contracts or Major Supplier Contracts, or any of its existing relationships (other than amendments in the ordinary course of business not adverse in any material respect to the Company or its Subsidiaries, taken as a whole), with the Company or any of its Subsidiaries.

          (j)    Permits; Compliance with Laws.    The Company and its Subsidiaries have in effect all certificates, permits, licenses, franchises, approvals, concessions, qualifications, registrations, certifications and similar authorizations from any Governmental Entity (collectively, "Permits") that are necessary for them to own, lease or operate their properties and assets and to carry on their businesses in all material respects as currently conducted. Section 3.01(j) of the Company Letter sets forth, as of the date of the Agreement, a complete and correct list of the Permits that are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole. Each of the Company and its Subsidiaries is, and since March 1, 2008 has been, in compliance in all material respects with all applicable Laws and Judgments, and no condition or state of facts exists that is reasonably likely to give rise to a material violation of, or a material liability or default under, any such applicable Law or Judgment. The execution and delivery of this Agreement by the Company does not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the terms hereof are not reasonably likely to, cause the revocation or cancelation of any material Permit. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written communication during the past three years from any person that alleges that the Company or any of its Subsidiaries is not in compliance in all material respects with, or is subject to liability under, any Permit, Law or Judgment or relating to the revocation or modification of any material Permit. Neither the Company nor any of its Subsidiaries has received any notice that any investigation or review by any Governmental Entity is pending with respect to the Company or any of its Subsidiaries or any of the material assets or operations of the Company or any of its Subsidiaries or that any such investigation or review is contemplated.

          (k)    Absence of Changes in Benefit Plans; Employment Agreements; Labor Relations.    (i) Except as disclosed in the Filed SEC Documents, since February 28, 2011, none of the Company or any of its Subsidiaries has adopted, entered into, established, terminated, amended or modified or agreed to adopt, enter into, establish, terminate, amend or modify (or announced an intention to adopt, enter into, establish, terminate, amend or modify) any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, equity or equity-based compensation, performance, retirement, thrift, savings, cafeteria, paid time off, perquisite, fringe benefit, vacation, unemployment, severance, change in control, termination, retention, disability, death benefit, hospitalization, medical or other welfare benefit or other similar plan, program, policy, arrangement or understanding (whether oral or written, formal or informal, funded or unfunded and whether or not legally binding or subject to the Laws of the United States) sponsored, maintained, contributed to or required to be sponsored, maintained or contributed to by the Company, any of its Subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or with respect to which the Company is otherwise jointly or severally liable under applicable Law (each, a "Commonly Controlled Entity"), in each case, providing compensation or benefits to any Company Personnel, including the Company Stock Plans, but not including the Benefit Agreements (all such plans, programs, policies, arrangements and understandings, including any such plan, program, policy, arrangement or understanding entered into, adopted or established on or after the date of this Agreement, collectively, "Benefit Plans"), or has made any change in any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plan, or any change in the manner in which contributions to any Pension Plan are made or the basis on which such contributions are determined.

             (ii)  There are no collective bargaining or other labor union agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound. Since March 1, 2008, neither the Company nor any of its Subsidiaries has encountered any labor union organizing activity, or had any actual or, to the knowledge of the Company, threatened employee strikes, work stoppages, slowdowns or lockouts and, to the knowledge of the Company, no labor union organizing activity, strike, work stoppage, slowdown or lockout is threatened. None of the employees of the Company or any of its Subsidiaries is represented by any labor union, works council or similar organization with respect to his or her employment by the Company or such Subsidiary. The Company and its Subsidiaries do not have any obligation (including to inform or consult with any such employees or their representatives in respect of the Merger or the other transactions contemplated by this Agreement) with respect to any such organization. Each of the Company and its Subsidiaries is, and since March 1, 2008 has been, in compliance in all material respects with all applicable Laws and Judgments relating to labor relations, employment and employment practices, occupational safety and health standards, terms and conditions of employment, payment of wages, classification of employees, immigration, visa, work status, human rights, pay equity and workers' compensation, and is not, and since March 1, 2008 has not, engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened, in each case before the National Labor Relations Board or any comparable Governmental Entity. No question concerning representation has been raised or is, to the knowledge of the Company, threatened respecting the employees of the Company or any of its Subsidiaries. No grievance or arbitration proceeding arising out of a collective bargaining agreement is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries.

          (l)    Environmental Matters.    (i) Each of the Company and its Subsidiaries is, and has been, in compliance in all material respects with all Environmental Laws, and neither the Company nor any of its Subsidiaries has received any (A) communication alleging that the Company or such

  Subsidiary is in violation of, or may have liability under, any Environmental Law or (B) currently outstanding written request by any Governmental Entity for information pursuant to any Environmental Law; (ii) (A) each of the Company and its Subsidiaries possesses and is in compliance in all material respects with all Permits required under Environmental Laws ("Environmental Permits") for the conduct of its operations, (B) all such Environmental Permits are valid and in good standing and (C) neither the Company nor any of its Subsidiaries has been advised in writing by any Governmental Entity of any actual or potential change in any material respect in the status or terms and conditions of any such Environmental Permit; (iii) there are no material Environmental Claims pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries; (iv) there has been no Release of or exposure to any Hazardous Material that is reasonably likely to form the basis of any material Environmental Claim against the Company or any of its Subsidiaries; (v) neither the Company nor any of its Subsidiaries has retained or assumed, either contractually or by operation of Law, any liabilities or obligations that are reasonably likely to form the basis of any material Environmental Claim against the Company or any of its Subsidiaries; (vi) there are no underground or aboveground storage tanks, generators or known or suspected asbestos-containing materials on, at, under or about any property owned, operated or leased by the Company or any of its Subsidiaries, nor, to the knowledge of the Company, were there any underground storage tanks on, at, under or about any such property in the past; (vii) neither the Company nor any of its Subsidiaries stores, generates or disposes of Hazardous Materials (excluding office, cleaning or similar supplies used in the ordinary course of the Company's or any of its Subsidiaries' operations) at, on, under, about or from property owned or leased by the Company or any of its Subsidiaries; and (viii) there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that are reasonably likely to form the basis of a material Environmental Claim against the Company or any of its Subsidiaries.

          For all purposes of this Agreement, (A) "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, Judgments, demands, directives, claims, Liens, investigations, proceedings or written or oral notices of noncompliance or violation by or from any person alleging liability of any kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resource damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (1) the presence or Release of, or exposure to, any Hazardous Material at any location, or (2) the failure to comply with any Environmental Law; (B) "Environmental Law" means any Law, Judgment, legally binding agreement or Permit issued, promulgated or entered into by or with any Governmental Entity relating to pollution, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), natural resources, the climate, human health and safety or the protection of endangered or threatened species; (C) "Hazardous Materials" means any petroleum or petroleum products, radioactive materials or wastes, asbestos in any form, polychlorinated biphenyls, hazardous or toxic substances and any other chemical, material, substance or waste that is prohibited, limited or regulated under any Environmental Law; and (D) "Release" means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within any building, structure, facility or fixture.

          (m)    Employee Benefits Matters.    (i) Section 3.01(m)(i) of the Company Letter sets forth a complete and correct list of all "employee welfare benefit plans" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all "employee pension benefit plans" (as defined in Section 3(2) of ERISA) (each, a "Pension Plan") and all other Benefit Plans and Benefit Agreements that, in each case, are in effect as of the date of this Agreement. The Company has made available to Parent complete and correct copies of (A) each

  Benefit Plan and each Benefit Agreement (or, in the case of any unwritten Benefit Plans or Benefit Agreements, written descriptions thereof), including any amendments thereto, (B) the two most recent annual reports, or such similar reports, statements, information returns or material correspondence required to be filed with or delivered to any Governmental Entity, if any, with respect to each Benefit Plan (including reports filed on Form 5500 with accompanying schedules and attachments), (C) the most recent summary plan description (if any), and any summary of material modifications, prepared for each Benefit Plan for which a summary plan description is required under applicable Law, (D) each trust agreement and group annuity or insurance Contract and other documents relating to the funding or payment of compensation or benefits under each Benefit Plan and Benefit Agreement (if any) and (E) the two most recent actuarial valuations for each Benefit Plan (if any). Each Benefit Plan and Benefit Agreement has been administered, funded and invested in all material respects in accordance with its terms. The Company and its Subsidiaries, with respect to compensation, benefits and employment-related matters, and each Benefit Plan and Benefit Agreement are in compliance in all material respects with applicable Law, including ERISA and the Code, and the terms of any collective bargaining agreements or other labor union Contracts.

             (ii)  Each Pension Plan intended to be tax qualified under the Code has been the subject of a favorable determination, qualification or opinion letter from the U.S. Internal Revenue Service (the "IRS") with respect to all tax Law changes with respect to which the IRS is currently willing to provide a determination letter to the effect that such Pension Plan is qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such letter has been revoked (nor, as of the date of this Agreement, has revocation been threatened) and no event has occurred since the date of the most recent such letter or application therefor relating to any such Pension Plan that is reasonably likely to adversely affect the qualification of such Pension Plan or materially increase the costs relating thereto or require security under Section 307 of ERISA. Each Benefit Plan required to have been approved by any non-United States Governmental Entity (or permitted to have been approved to obtain any beneficial tax or other status) has been so approved or timely submitted for approval, no such approval has been revoked (nor, as of the date of this Agreement, has revocation been threatened) and no event has occurred since the date of the most recent approval or application therefor relating to any such Pension Plan that is reasonably likely to affect any such approval relating thereto or increase the costs relating thereto. The Company has made available to Parent a complete and correct copy of the most recent determination, qualification, opinion or approval letter or similar document received from a Governmental Entity with respect to each Benefit Plan intended to qualify for favorable tax treatment or other status, as well as a complete and correct copy of each pending application for a determination, qualification, opinion or approval letter or similar document, if any, and a complete and correct list of all amendments to any such Benefit Plans as to which a favorable determination, qualification, opinion or approval letter has not yet been received.

            (iii)  Neither the Company nor any Commonly Controlled Entity has sponsored, maintained, contributed to or been obligated to sponsor, maintain or contribute to, or has any actual or contingent liability under, any Benefit Plan that is a "defined benefit plan" (as defined in Section 3(35) of ERISA) or a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA), or that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code or that is otherwise a defined benefit pension plan or that provides for the payment of termination indemnities, other than any such plan that is sponsored by a Governmental Entity, and neither the Company nor any Commonly Controlled Entity could incur any liability with respect to any such plan (under Title IV of ERISA or otherwise).

            (iv)  No Benefit Plan or Benefit Agreement that provides welfare benefits, whether or not subject to ERISA (each, a "Welfare Plan"), is funded through a "welfare benefits fund" (as such term is defined in Section 419(e) of the Code), or is unfunded or self-insured. There are no understandings, agreements or undertakings, written or oral, that would prevent any Welfare Plan (including any Welfare Plan covering retirees or other former employees) from being amended or terminated without material liability to the Company or any of its Subsidiaries at or at any time after the Effective Time. No Welfare Plan provides benefits, and there are no understandings, written or oral, with respect to the provision of welfare benefits, after termination of employment, except where the cost thereof is borne entirely by the former employee (or his or her eligible dependents or beneficiaries) or as required by Section 4980B(f) of the Code or any similar state statute or foreign Law. The Company and its Subsidiaries have complied in all material respects with the applicable requirements of Section 4980B(f) of the Code, Sections 601-609 of ERISA and any similar state statute or foreign Law with respect to each Benefit Plan that is a "group health plan" (as defined in Section 5000(b)(1) of the Code or any similar state statute).

             (v)  Section 3.01(m)(v) of the Company Letter sets forth, as of the date of this Agreement, a complete and correct list of (A) each Benefit Plan and each Benefit Agreement pursuant to which any Company Personnel could become entitled to any additional compensation, severance or other benefits or any acceleration of the time of payment or vesting of any compensation, severance or other benefits as a result of the Merger and the other transactions contemplated by this Agreement (alone or in combination with any other event, including any termination of employment on or following the Closing), or any compensation or benefits the value of which would be calculated on the basis of the Merger and the other transactions contemplated by this Agreement (alone or in combination with any other event, including any termination of employment on or following the Closing), (B) the names of all Company Personnel entitled to any such compensation or benefits actually payable as of the Closing Date or upon termination of employment after the Closing Date, (C) the category or type of each such form of compensation or benefit to which such Company Personnel is entitled, (D) the aggregate value of each such form of compensation or benefit actually payable as of the Closing Date and each such form of compensation or benefit that would be payable upon termination of employment or otherwise after the Closing Date, in each case, to all Company Personnel and (E) the aggregate value of any such compensation or benefits that would be paid to each individual set forth in Section 3.01(m)(v) of the Company Letter as of the Closing Date and upon termination of employment. Except as expressly set forth in Section 5.04, no Company Personnel will be entitled to any severance, separation, change in control, termination, bonus, retention or other additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits as a result of the Merger and the other transactions contemplated by this Agreement (alone or in combination with any other event, including any termination of employment on or following the Closing) or any compensation or benefits related to or contingent upon, or the value of which will be calculated on the basis of, the Merger and the other transactions contemplated by this Agreement (alone or in combination with any other event, including any termination of employment on or following the Closing). The execution and delivery of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement (alone or in combination with any other event, including any termination of employment on or following the Closing) and compliance by the Company with the provisions of this Agreement do not and will not (A) trigger any funding (through a grantor trust or otherwise) of, or increase the cost of, or give rise to any other obligation under, any Benefit Plan, Benefit Agreement or any other employment arrangement, (B) trigger the forgiveness of indebtedness owed by any Company Personnel to the Company or any of its affiliates or

    (C) result in any violation or breach of, or a default (with or without notice or lapse of time or both) under, or limit to the Company's or any of its Subsidiaries' ability to amend, modify or terminate, any Benefit Plan or Benefit Agreement.

            (vi)  No deduction of any amount payable pursuant to the terms of the Benefit Plans or Benefit Agreements has been disallowed or is subject to disallowance under Section 162(m) of the Code.

           (vii)  All reports, returns and similar documents with respect to each Benefit Plan required to be filed with any Governmental Entity or distributed to any Benefit Plan participant have been duly and timely filed or distributed. All participant data necessary to administer each Benefit Plan and Benefit Agreement is in the possession of the Company or its Subsidiaries and is in a form that is sufficient for the proper administration of the Benefit Plans and Benefit Agreements in accordance with their terms and all applicable Laws and such data is complete and correct in all material respects. Neither the Company nor any of its Subsidiaries has received notice of any, and, to the knowledge of the Company, there are no, pending investigations by any Governmental Entity with respect to, or pending termination proceedings or other material claims (except claims for benefits payable in the normal operation of the Benefit Plans and Benefit Agreements), suits or proceedings against or involving or asserting any rights or claims to benefits under, any Benefit Plan or Benefit Agreement.

          (viii)  All material contributions, premiums and benefit payments under or in connection with each Benefit Plan and Benefit Agreement that are required to have been made by the Company or any of its Subsidiaries in accordance with the terms of such Benefit Plan and Benefit Agreement and applicable Laws have been timely made. No Benefit Plan, or any insurance Contract related thereto, requires or permits a retroactive increase in premiums or payments on termination of such Benefit Plan or such insurance Contract. Neither the Company nor any of its Subsidiaries has incurred, or could reasonably be expected to incur, any unfunded liabilities in relation to any Benefit Plan or Benefit Agreement.

            (ix)  With respect to each Benefit Plan, (A) there has not occurred any prohibited transaction in which the Company, any of its Subsidiaries or any of their respective directors, officers or employees or, to the knowledge of the Company, any trustee, administrator or other fiduciary of such Benefit Plan or trust created thereunder, in each case, who is not a director, officer or employee of the Company or any of its Subsidiaries (a "Non-Affiliate Plan Fiduciary"), has engaged that could subject the Company, any of its Subsidiaries or any of their respective directors, officers or employees or any Non-Affiliate Plan Fiduciary to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA or any other applicable Law and (B) none of the Company, any of its Subsidiaries or any of their respective directors, officers or employees or, to the knowledge of the Company, any Non-Affiliate Plan Fiduciary, or any agent of any of the foregoing, has engaged in any transaction or acted in a manner, or failed to act in a manner, that could subject the Company, any of its Subsidiaries or any of their respective directors, officers or employees or any Non-Affiliate Plan Fiduciary to any material liability for breach of fiduciary duty under ERISA or any other applicable Law. No Benefit Plan or related trust has been terminated, nor has there been any "reportable event" (as such term is defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived with respect to any Benefit Plan during the last five years, and no notice of a reportable event will be required to be filed in connection with the Merger or the other transactions contemplated by this Agreement.

             (x)  Neither the Company nor any of its Subsidiaries has any liability or obligations, including under or on account of a Benefit Plan or Benefit Agreement, arising out of the hiring of persons to provide services to the Company or any of its Subsidiaries and treating such persons as consultants or independent contractors and not as employees of the Company or any of its Subsidiaries.

            (xi)  Each Benefit Plan and each Benefit Agreement that is a "nonqualified deferred compensation plan" within the meaning of Treas. Reg. Section 1.409A-1(a)(1)(a) (a "Nonqualified Deferred Compensation Plan") (A) was operated in compliance with Section 409A of the Code between January 1, 2005 and December 31, 2008, based upon a good faith, reasonable interpretation of (1) Section 409A of the Code and (2) the final Treasury Regulations and other guidance issued by the IRS thereunder, to the extent applicable (clauses (1) and (2), together, the "409A Authorities") and (B) has been operated in compliance with the 409A Authorities since January 1, 2009. Each Nonqualified Deferred Compensation Plan has been in documentary compliance with the 409A Authorities since January 1, 2009.

          (n)    Taxes.    (i) Each of the Company, its Subsidiaries and any Company Affiliated Group has timely filed all tax returns required to be filed by it in the manner prescribed by applicable Law. All such tax returns are complete and correct in all material respects. Each of the Company, its Subsidiaries and any Company Affiliated Group has timely paid all material amounts of taxes due, and the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve, in accordance with GAAP, for all material amounts of taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

             (ii)  No tax return of the Company, any of its Subsidiaries or any Company Affiliated Group is currently, or has been, under audit or examination by any taxing authority, and no written, or to the knowledge of the Company unwritten, notice of such an audit or examination has been received by the Company or any of its Subsidiaries. There is no material deficiency, refund litigation, proposed adjustment in writing or matter in controversy with respect to any taxes due and owing by the Company, any of its Subsidiaries or any Company Affiliated Group. Each material deficiency resulting from any completed audit or examination or concluded litigation relating to taxes by any taxing authority has been timely paid. No issues relating to taxes were raised by the relevant taxing authority during any presently pending audit or examination, and no issues relating to taxes were raised by the relevant taxing authority in any completed audit or examination that could reasonably be expected to recur in a later taxable period. The relevant statute of limitations is closed with respect to the tax returns of the Company and its Subsidiaries for all years.

            (iii)  There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes, and no power of attorney (other than powers of attorney authorizing employees of the Company to act on behalf of the Company) with respect to any taxes has been executed or filed with any taxing authority.

            (iv)  No Liens for taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for statutory Liens for taxes not yet due and payable or being contested in good faith through appropriate proceedings and for which adequate reserves in accordance with GAAP have been established on the Company's books and records and included in the Baseline Financials or in the unaudited quarterly financial statements included in the Company's Form 10-Q for the period ended August 31, 2011, filed with the SEC on October 4, 2011.

             (v)  None of the Company or any of its Subsidiaries is a party to or bound by or currently has any liability under any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement (including pursuant to Section 7121 of the Code) or other agreement relating to taxes with any taxing authority).

            (vi)  None of the Company or any of its Subsidiaries will be required to include in a taxable period ending after the Effective Time (i) taxable income attributable to income that accrued (for purposes of the financial statements of the Company included in the Filed SEC Documents) in a prior taxable period but was not recognized for tax purposes in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of any tax Law (as a result of prepaid amounts or deferred revenue received on or prior to the Effective Time) or (ii) income deferred under Section 108(i) of the Code in a taxable period beginning prior to the Effective Time.

           (vii)  Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code or made an election under Section 897(i) of the Code to be treated as a domestic corporation for purposes of Sections 897, 1445 and 6039C of the Code.

          (viii)  No property owned by the Company or any of its Subsidiaries (A) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, (B) constitutes "tax exempt use property" within the meaning of Section 168(h) of the Code or (C) is tax exempt bond financed property within the meaning of Section 168(g) of the Code. Neither the Company nor any of its Subsidiaries is a party to any lease made pursuant to Section 168(f)(8) of the Code, as in effect prior to the date of enactment of the Tax Equity and Fiscal Responsibility Act of 1982, and none of the assets of the Company or any of its Subsidiaries is subject to a lease under Section 7701(h) of the Code or under any predecessor section.

            (ix)  Neither the Company nor any of its Subsidiaries has ever (A) made an election under Treasury Regulation Section 301.7701-3(c) to be treated as a partnership or disregarded entity for U.S. Federal income tax purposes or (B) made a similar election under any comparable provision of any Federal, state or local, domestic or foreign tax Law.

             (x)  Section 3.01(n)(x) of the Company Letter sets forth the following information with respect to the Company and its Subsidiaries as of the most recent practicable date: (A) the amount of any net operating losses, unused investment or other credits, unused foreign tax credits or excess charitable contributions of the Company or any of its Subsidiaries for Federal income tax, alternative minimum tax or any other tax purposes (including dates of expiration of such items, any limitations on such items and all Schedules M-1 and M-3 prepared or filed by the Company or any of its Subsidiaries) and (B) a list of all tax audits or examinations that are ongoing by any taxing authority and an estimate of the amount of taxes at issue in each such audit or examination.

            (xi)  Since the earliest date of incorporation of the Company, its Subsidiaries or any of their predecessors, there has been no change in ownership, within the meaning of Section 382(g) of the Code, of the Company or any of its Subsidiaries.

           (xii)  No amount, economic benefit or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of the Merger and the other transactions contemplated by this Agreement (alone or in combination with any other event, including any termination of employment on or following the Closing) by any person who is a

    "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1) with respect to the Company would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). Section 3.01(n)(xii) of the Company Letter sets forth (A) the Company's reasonable, good faith estimate of the maximum amount that could be paid to each such "disqualified individual" as a result of the Merger and the other transactions contemplated by this Agreement (alone or in combination with any other event, including any termination of employment on or following the Closing) and (B) the "base amount" (as such term is defined in Section 280G(b)(3) of the Code) for each such "disqualified individual", in each case calculated as of the date of this Agreement. No person is entitled to any gross-up, make-whole or other additional payment from the Company or any of its Subsidiaries in respect of any tax (including Federal, state, local and foreign income, excise and other taxes (including taxes imposed under Section 4999 or 409A of the Code)) or interest or penalty related thereto.

          (xiii)  The Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3102 and 3402 of the Code or similar provisions under any other Law) and have, within the time and the manner prescribed by applicable Law, withheld from and paid over to the proper taxing authorities all amounts required to be so withheld and paid over under applicable Laws.

          (xiv)  Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (A) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement or (B) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger or any of the other transactions contemplated by this Agreement.

           (xv)  Each of the Company and its Subsidiaries has disclosed on its U.S. Federal income tax returns all positions taken therein that could give rise to a substantial understatement of U.S. Federal income tax within the meaning of Section 6662 of the Code.

          (xvi)  All related party transactions involving the Company or any of its Subsidiaries are at arm's length in compliance with Section 482 of the Code and the Treasury Regulations promulgated thereunder and any comparable provision of any tax Law. None of the Company or any of its Subsidiaries is a party to or bound by any cost-sharing agreement or similar arrangement that is not in compliance with U.S. Treasury Regulation Section 1.482-7T and any comparable provision of any tax Law. All intercompany payments to which the Company or any of its Subsidiaries is a party have been calculated in accordance with U.S. Treasury Regulation Section 1.482-7T (or U.S. Treasury Regulation Section 1.482-7, as applicable) and any comparable provision of any tax Law. Each of the Company and its Subsidiaries has maintained all necessary documentation (including any applicable transfer pricing studies) in connection with such related party transactions in accordance with Sections 482 and 6662 of the Code and the Treasury Regulations promulgated thereunder and any comparable provision of any tax Law. Section 3.01(n)(xvi) of the Company Letter sets forth a list of the Company's transfer pricing studies relevant to any taxes or tax return for any period for which the relevant statute of limitations is open.

         (xvii)  Neither the Company nor any of its Subsidiaries (A) owns any interest in any person that is treated as a "passive foreign investment company" within the meaning of Section 1297(a) of the Code with respect to the Company or such Subsidiary or (B) has ever made an election under Section 1362 of the Code to be treated as an S corporation for U.S. Federal income tax purposes or made a similar election under any comparable provision of any tax Law.

        (xviii)  Each of the Company and its Subsidiaries has conducted all aspects of its business in accordance with the terms and conditions of all tax rulings and tax concessions that were provided by any relevant taxing authority.

          (xix)  Neither the Company nor any of its Subsidiaries has ever participated in any "reportable transaction", as defined in Treasury Regulation Section 1.6011-4(b).

            (xx)  For purposes of this Agreement, (A) "taxes" means all (1) Federal, state and local, domestic and foreign income, franchise, property, sales, excise, employment, payroll, social security, value-added, ad valorem, transfer, withholding and other taxes, including taxes based on or measured by gross receipts, profits, sales, use or occupation, tariffs, levies, impositions, assessments or governmental charges of any nature whatsoever, including any interest, penalties or additions with respect thereto, and any obligations under any Contracts with any other person with respect to such amounts, (2) liability for the payment of any amounts of the types described in clause (1) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group and (3) liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (1) or (2); (B) "Company Affiliated Group" means each affiliated, combined, consolidated, unitary or aggregate group of which the Company or any of its Subsidiaries is or has been a member; (C) "taxing authority" means any Governmental Entity exercising regulatory authority in respect of any taxes; and (D) "tax return" means any Federal, state or local, domestic or foreign return, declaration, report, estimate, form, claim for refund, information return, statement (including any statement pursuant to Treasury Regulation Section 1.6011-4(a)) or other document relating to taxes, including (1) any certificate, schedule or attachment thereto and (2) any amendment thereof.

          (o)    Properties.    (i) Each of the Company and its Subsidiaries has good and marketable title to, or in the case of leased tangible property and leased tangible assets has valid and enforceable leasehold interests in, all of its material properties and tangible assets, free and clear of all Liens, except for Permitted Liens.

             (ii)  The material properties and tangible assets owned or leased by the Company and its Subsidiaries, or which they otherwise have the right to use, are sufficient (subject to normal wear and tear) to operate their businesses in substantially the same manner as they are currently conducted. The tangible assets and properties (including the electrical, power, cooling and mechanical infrastructure) of the Company and each of its Subsidiaries are each in good working order, and have been maintained in accordance with prudent industry practice.

            (iii)  Section 3.01(o)(iii) of the Company Letter sets forth a complete and correct list of all real property and interests in real property leased by the Company or any of its Subsidiaries (each such property, a "Leased Real Property"). Neither the Company nor any of its Subsidiaries currently owns, or has previously owned, in fee any real property or interests in real property.

            (iv)  With respect to each Leased Real Property, (A) the Merger and the other transactions contemplated by this Agreement do not require the consent of any party to any lease, (B) neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted anyone the right to use or occupy such Leased Real Property or any portion thereof and (C) neither the Company nor any of its Subsidiaries has collaterally assigned or granted any other security interest in any such leasehold estate or any interest therein.

             (v)  Each of the Company and its Subsidiaries is in compliance in all material respects with the terms of all material leases of Leased Real Property to which it is a party and under which it is in occupancy, and each such lease is a legal, valid and binding agreement of the

    Company or its Subsidiary, as the case may be, and, to the knowledge of the Company, of each other party thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms, subject to the Bankruptcy and Equity Exception. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession in all material respects under all the leases to the material Leased Real Property to which it is a party and under which it is in occupancy.

          (p)    Intellectual Property.    (i) Section 3.01(p)(i) of the Company Letter sets forth a complete and correct list of all issued patents, patent applications, registered trademarks, registered tradenames and registered service marks and, in each case, applications therefor, registered copyrights and applications therefor, and domain names and applications therefor, if any, owned by or licensed to the Company or any of its Subsidiaries as of the date of this Agreement. The Company has made available to Parent complete and correct copies of, and Section 3.01(p)(i) of the Company Letter sets forth a complete and correct list of, all license agreements relating to Intellectual Property to or by which the Company or any of its Subsidiaries is a party or bound as of the date of this Agreement, other than (except with respect to licenses or rights referred to in clause (ii)(L) below) nonexclusive licenses granted in the ordinary course of the business of the Company and its Subsidiaries consistent with past practice.

             (ii)  (A) The Company and each of its Subsidiaries owns, or is licensed or otherwise has the right to use (in each case, without payments to third parties and free and clear of any Liens) all Intellectual Property necessary for or material to the conduct of its business as currently conducted and such rights are not subject to termination by any third party.

              (B)  All issued patents, patent applications, registered trademarks, tradenames and service marks and, in each case, applications therefor, registered copyrights and applications therefor and domain names and applications therefor owned by the Company or any of its Subsidiaries have been duly registered and/or filed, as applicable, with or issued by each applicable Governmental Entity in each applicable jurisdiction, all necessary affidavits of continuing use have been filed, and all necessary maintenance fees that are due have been paid to continue all such rights in effect.

              (C)  To the knowledge of the Company, none of the Company or any of its Subsidiaries or any of its or their products or services has infringed upon or otherwise violated, or is infringing upon or otherwise violating, the Intellectual Property rights of any person.

              (D)  There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened with respect to, and neither the Company nor any of its Subsidiaries has been notified in writing of, any possible infringement or other violation in any material respect by the Company or any of its Subsidiaries or any of its or their products or services of the Intellectual Property rights of any person. Since March 1, 2007, the Company has not been notified in writing of any possible infringement or other violation in any material respect by the Company or any of its Subsidiaries or any of its or their products or services of the Intellectual Property rights of any person. To the knowledge of the Company, there is no investigation pending or threatened with respect to any possible infringement or other violation in any material respect by the Company or any of its Subsidiaries or any of its or their products or services of the Intellectual Property rights of any person.

              (E)  To the knowledge of the Company, no person or any product or service of any person is infringing upon or otherwise violating in any material respect any Intellectual Property rights of the Company or any of its Subsidiaries.

              (F)  The Company and its Subsidiaries have taken reasonable measures to maintain the confidentiality of their Intellectual Property. Each of the former or current members of management or key personnel of the Company or any of its Subsidiaries, including all former and current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of Intellectual Property owned, intended to be owned or used by the Company or any of its Subsidiaries, have assigned or otherwise transferred to the Company or any of its Subsidiaries all ownership and other rights of any nature whatsoever (to the extent permitted by Law) of such person in any material Intellectual Property owned, intended to be owned or used by the Company or any of its Subsidiaries, and none of the former or current members of management or key personnel of the Company or any of its Subsidiaries, including all former and current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of Intellectual Property owned, intended to be owned or used by the Company or any of its Subsidiaries, have a valid claim against the Company or any of its Subsidiaries in connection with the involvement of such persons in the conception and development of any material Intellectual Property owned, intended to be owned or used by the Company or any of its Subsidiaries, and no such claim has been asserted or, to the knowledge of the Company, threatened. To the knowledge of the Company, none of the current employees of the Company or any of its Subsidiaries has any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by the Company or any of its Subsidiaries in furtherance of their business as currently conducted, which patents or applications have not been assigned to the Company or any of its Subsidiaries.

              (G)  The execution and delivery of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement and the compliance with the provisions of this Agreement do not and will not conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to any right, license or encumbrance relating to, any material Intellectual Property owned or used by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries now has or has had any agreement with any third party, or any right of termination, cancelation or acceleration of any material Intellectual Property right or obligation set forth in any agreement to or by which the Company or any of its Subsidiaries is a party or bound, or the loss or encumbrance of any material Intellectual Property or material benefit related thereto, or result in the creation of any Lien in or upon any material Intellectual Property or right.

              (H)  To the extent Third Party Software is distributed or utilized in services provided to customers of the Company or any of its Subsidiaries together with the Intellectual Property of the Company or any of its Subsidiaries, (1) the rights of any third party licensing or otherwise providing such Third Party Software to the Company or its Subsidiaries have been identified in Section 3.01(p)(ii)(H)(1) of the Company Letter, (2) all necessary licenses have been obtained, (3) no royalties or payments are due (or such royalties and payments are identified in Section 3.01(p)(ii)(H)(3) of the Company Letter) and (4) there are no obligations as a result of such Third Party Software to provide access to any third party to, or permit any third party to copy, modify or distribute, any Intellectual Property owned or distributed by the Company or any of its Subsidiaries.

              (I)   None of the source code or other material trade secrets of the Company or any of its Subsidiaries has been published or disclosed by the Company or any of its Subsidiaries, except pursuant to a non-disclosure agreement that is, in all material respects, in the standard form used by the Company that has been made available to

      Parent prior to the date of this Agreement, or, to the knowledge of the Company, by any other person to any person except pursuant to licenses or Contracts requiring such other person to keep such trade secrets confidential.

              (J)   No person has any marketing or distribution rights to any material Intellectual Property of the Company or any of its Subsidiaries.

              (K)  Neither the Company nor any of its Subsidiaries has assigned, sold or otherwise transferred ownership of any material issued patent, patent application, registered trademark or application therefor, service mark, registered copyright or application therefor or any other material Intellectual Property since March 1, 2007.

              (L)  No licenses or rights have been granted by or through the Company or any of its Subsidiaries to a third party to distribute the source code for, or to use any such source code to create Derivative Works of, any product currently marketed by, commercially available from or under development by the Company or any of its Subsidiaries for which the Company or one of its Subsidiaries possesses the source code.

              (M) The Company and each of its Subsidiaries has (1) created and has safely stored back-up copies of all their material computer programs and Software (including object code, source code and associated data and documentation) and (2) taken reasonable steps to protect their material Intellectual Property and their rights thereunder, and to the knowledge of the Company, no such rights to any material Intellectual Property have been lost or are in jeopardy of being lost through failure to act by the Company or any of its Subsidiaries.

              (N)  Section 3.01(p)(ii)(N) of the Company Letter identifies any and all open source, public source or freeware Software or any modification or derivative thereof, including any version of any Software licensed pursuant to any GNU General Public License ("GPL"), GNU Lesser General Public License ("LGPL") or limited general public license, that is used in, incorporated into, integrated or bundled with any Intellectual Property, product or service of the Company or any of its Subsidiaries.

              (O)  The Company and its Subsidiaries are in compliance with all Contracts pursuant to which any source code of the Company or any of its Subsidiaries has been placed into escrow (other than any noncompliance which would not (with or without notice or lapse of time or both) affect whether such source code would be released from such escrow), neither the Company nor any of its Subsidiaries is in material breach or default under any such Contract and no source code has been released from escrow pursuant to any such Contract.

            (iii)  For purposes of this Agreement, "Derivative Work" shall have the meaning set forth in 17 U.S.C. Section 101.

            (iv)  For purposes of this Agreement, (A) "Intellectual Property" means Software, trademarks, service marks, brand names, certification marks, trade dress, assumed names, domain names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents (including divisions, provisionals, continuations, continuations in-part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; non-public information, trade secrets, know-how, formulae, processes, procedures, research records, records of invention, test information, market surveys, Software and confidential information, whether patentable or not in any jurisdiction and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action (pending, threatened or which could be filed) arising out of any infringement or misappropriation of any of the foregoing; (B) "Software" means all types of computer software programs, including operating systems, application programs, software tools, Firmware and software imbedded in equipment, including both object code and source code; the term "Software" shall also include all written or electronic data, documentation and materials that explain the structure or use of Software or that were used in the development of Software, including software specifications, or are used in the operation of the Software, including logic diagrams, flow charts, procedural diagrams, error reports, manuals and training materials, look-up tables and databases; the term "Firmware" shall include all types of firmware, firmware specifications, mask works, circuit layouts and hardware descriptions; and (C) "Third Party Software" means Software with respect to which a third party holds any copyright or other ownership right (and, therefore, such Software is not owned exclusively by the Company or any of its Subsidiaries).

          (q)    Receivables.    As of the date of this Agreement, all the Receivables (i) represent actual indebtedness or other obligations incurred by the applicable account debtors and (ii) have arisen from bona fide transactions in the ordinary course of business. For purposes of this Agreement, "Receivables" means all receivables constituting the right of the Company or any of its Subsidiaries to receive payments in respect of goods or services.

          (r)    Insurance.    The Company or its Subsidiaries maintain policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are customary for businesses in the Company's and its Subsidiaries' business. Section 3.01(r) of the Company Letter sets forth, as of the date of this Agreement, a complete and correct list of the insurance policies maintained by the Company and its Subsidiaries and the annualized premium payable with respect to each such policy. All such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancelation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancelation. There is no material claim pending under any such policies as to which coverage has been questioned, denied or disputed.

          (s)    Unlawful Payments.    (i) Neither the Company nor any of its affiliates, nor any director, officer, employee, agent or representative of the Company or any of its affiliates, nor any other person acting for or on behalf of the Company or any of its affiliates:

              (A)  has directly or indirectly (I) made, offered or promised to make, or authorized the making of, any unlawful payment to any person, (II) given, offered or promised to give, or authorized the giving of, any unlawful gift, political or charitable contribution or other thing of value or advantage to any person, (III) requested or received any unlawful payment, gift, political or charitable contribution or other thing of value or advantage or (IV) violated any provision of the FCPA, the UK Bribery Act or any other Law that prohibits corruption or bribery; or

              (B)  has been investigated by a Governmental Entity, or been the subject of any allegation, with respect to conduct within the scope of subsection (A) above.

             (ii)  There have been no false or fictitious entries made in the books or records of the Company or any of its affiliates relating to any secret or unrecorded fund or any unlawful payment, gift, political or charitable contribution or other thing of value or advantage and neither the Company nor any of its affiliates has established or maintained a secret or unrecorded fund for use in connection with any such payment, gift, political or charitable contribution or other thing of value or advantage.

            (iii)  For the avoidance of doubt, any reference to "other thing of value" in this Section 3.01(s) includes meals, entertainment, travel and lodging. For purposes of this Agreement, the "FCPA" means the Foreign Corrupt Practices Act of 1977, as amended, and any rules, regulations and guidance promulgated thereunder, and "UK Bribery Act" means Bribery Act 2010 (c.23), as amended, and any rules, regulations and guidance promulgated thereunder.

          (t)    State Takeover Statutes.    Assuming the accuracy of Section 3.02(f), the approval of the Merger by the Board of Directors of the Company referred to in Section 3.01(d) constitutes the only action necessary to render inapplicable to this Agreement, the Merger, the other transactions contemplated by this Agreement, and compliance with the terms of this Agreement, the restrictions on "business combinations" (as defined in Section 203 of the DGCL) set forth in Section 203 of the DGCL to the extent, if any, such restrictions would otherwise be applicable to this Agreement, the Merger, the other transactions contemplated by this Agreement or compliance with the terms of this Agreement. No other state takeover or similar statute or regulation is applicable to this Agreement, the Merger, the other transactions contemplated by this Agreement or compliance with the terms of this Agreement.

          (u)    Voting Requirements.    The affirmative vote at the Stockholders Meeting or any adjournment or postponement thereof of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon in favor of adopting this Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve or adopt this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement.

          (v)    Brokers; Schedule of Fees and Expenses.    No broker, investment banker, financial advisor or other person, other than Union Square Advisors LLC, the fees and expenses of which will be paid by the Company or one or more of its Subsidiaries, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has delivered to Parent complete and correct copies of all agreements under which such fee or commission is payable and all indemnification and other agreements related to the engagement of the persons to whom such fee is payable. The fees and expenses of any accountant, broker, financial advisor, consultant, legal counsel or other person retained by the Company or any of its Subsidiaries in connection with this Agreement or the Merger and the other transactions contemplated by this Agreement incurred or to be incurred by the Company or any of its Subsidiaries in connection with this Agreement or the Merger and the other transactions contemplated by this Agreement will not exceed the fees and expenses set forth in Section 3.01(v) of the Company Letter.

          (w)    Opinion of Financial Advisor.    The Board of Directors of the Company has received a written opinion from the Company's financial advisor, Union Square Advisors LLC, to the effect that, as of the date of such opinion, and based upon and subject to the various procedures, factors, qualifications, limitations and assumptions set forth therein, the Merger Consideration to be received by the holders of Company Common Stock pursuant to this Agreement is fair to such holders from a financial point of view. A signed copy of such opinion has been delivered to Parent as of the date hereof for information purposes only.

          (x)    Auditor Relationship.    Section 3.01(x) of the Company Letter sets forth a complete and correct list of all relationships, audit or otherwise (including a description of services that the Company or any of its Subsidiaries has received, or is receiving, in connection with each such relationship), between the Company or any of its Subsidiaries, on the one hand, and PricewaterhouseCoopers LLP or any of its affiliates, on the other hand.

        SECTION 3.02.    Representations and Warranties of Parent and Sub.    Parent and Sub represent and warrant to the Company as follows:

          (a)    Organization.    Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as currently conducted.

          (b)    Authority; Noncontravention.    Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement, to consummate the Merger and the other transactions contemplated by this Agreement and to comply with the provisions of this Agreement (subject, in the case of the Merger, to the adoption of this Agreement by Parent, as the sole stockholder of Sub). The execution and delivery of this Agreement by Parent and Sub, the consummation by Parent and Sub of the Merger and the other transactions contemplated by this Agreement and the compliance by Parent and Sub with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub, and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement, to comply with the terms of this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (subject, in the case of the Merger, to the adoption of this Agreement by Parent, as the sole stockholder of Sub). This Agreement has been duly executed and delivered by Parent and Sub, as applicable, and, assuming the due execution and delivery of this Agreement by the Company, constitutes a valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms, subject to the Bankruptcy and Equity Exception. The execution and delivery of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement and the compliance by Parent and Sub with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Parent or Sub under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the certificate of incorporation or bylaws of Parent or Sub, (ii) any Contract or Permit to or by which Parent or Sub is a party or bound or to or by which their respective properties or assets are subject or bound or otherwise under which Parent or Sub has rights or benefits or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Law (assuming receipt of the Stockholder Approval and the adoption of this Agreement by Parent, as the sole stockholder of Sub) or Judgment, in each case, applicable to Parent or Sub or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, terminations, cancelations, accelerations, losses, Liens, rights or entitlements that, individually or in the aggregate, are not reasonably likely to impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or prevent or materially impede or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement. No consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub, the consummation by Parent and Sub of the Merger or the other transactions contemplated by this Agreement or the compliance by Parent and Sub with the provisions of this Agreement, except for (A) the filing of a premerger notification and report form under the HSR Act and the filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods required under any other applicable competition, merger control, antitrust or similar Law, (B) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business and (C) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices, the failure of which to be obtained or made, individually or in the aggregate, are not reasonably likely to impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or prevent or materially impede or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement.

          (c)    Information Supplied.    None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders, at the time of the Stockholders Meeting or at the time of any amendment or supplement thereof, as amended or supplemented at such date or time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (d)    Interim Operations of Sub.    Sub was formed solely for the purpose of engaging in the Merger and the other transactions contemplated by this Agreement and has engaged in no business other than in connection with the Merger and the other transactions contemplated by this Agreement.

          (e)    Financing.    Parent and Sub have, and will have available to them upon the Effective Time, sufficient funds to perform all of their respective obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby, including payment in full of the Merger Consideration and the amounts payable to the holders of Cash-Out Options and Cash-Out RSUs, and to pay all associated fees, costs and expenses.

          (f)    State Takeover Statutes.    None of Parent, Sub or any other affiliate of Parent has been an "interested stockholder" with respect to the Company at any time within three years of the date of this Agreement, as those terms are used in Section 203 of DGCL.

ARTICLE IV

Covenants Relating to Conduct of Business

        SECTION 4.01.    Conduct of Business.    (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, except with the prior written consent of Parent (which shall not be unreasonably delayed) or as specifically contemplated by this Agreement or as set forth in Section 4.01(a) of the Company Letter, the Company shall, and shall cause each of its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and use commercially reasonable efforts to comply with all applicable Laws and, to the extent consistent therewith, use commercially reasonable efforts to keep available the services of their present officers, software developers and other employees, to preserve their assets and technology, their relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with them and to maintain their franchises, rights and Permits. Without in any way limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except with the prior written consent of Parent (which shall not be unreasonably delayed) or as specifically contemplated by this Agreement or as set forth in Section 4.01(a) of the Company Letter (with specific reference to the subsection of this Section 4.01 to which the information stated in such disclosure relates), the Company shall not, and shall not permit any of its Subsidiaries to:

            (i)  (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity or voting interests, except for dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interests, (C) purchase, redeem or otherwise acquire any shares of capital stock, other equity or voting interests or any other securities of the Company or any of its Subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities (including any Stock Options or RSUs, except pursuant to the forfeiture conditions of such Stock Options or RSUs or the cashless exercise or tax withholding provisions of such Stock Options or RSUs, in each case only if and to the extent required by the terms of such awards as in effect on the date of this Agreement) or (D) take any action that would result in any amendment, modification or change of any term of any indebtedness of the Company or any of its Subsidiaries;

           (ii)  issue, deliver, sell, pledge or otherwise encumber any (A) shares of its capital stock, other equity or voting interests or Equity Equivalents (other than the issuance of shares of Company Common Stock upon the exercise of Stock Options or rights under the ESPP and the settlement of RSUs, in each case outstanding as of the date of this Agreement and only if and to the extent required by the terms of the Company Stock Plans, as in effect on the date of this Agreement), or (B) securities convertible into, or exchangeable or exercisable for, or any options, warrants, calls or rights to acquire, any such stock, interests or Equity Equivalents;

          (iii)  amend or propose to amend its certificate of incorporation or bylaws (or similar organizational documents);

          (iv)  acquire or agree to acquire (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, any business or person or division thereof or (B) any other assets other than immaterial assets acquired in the ordinary course of business consistent with past practice;

           (v)  sell, lease, license, sell and lease back, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its material properties or assets (including any shares of capital stock, equity or voting interests or other rights, instruments or securities), except for (i) grants of nonexclusive licenses in the ordinary course of business consistent with past practice, (ii) sales of inventory or used equipment in the ordinary course of business consistent with past practice and (iii) Permitted Liens incurred in the ordinary course of business consistent with past practice;

          (vi)  (A) repurchase, prepay or incur any indebtedness, including by way of a guarantee or an issuance or sale of debt securities, or issue and sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, enter into any "keep well" or other Contract to maintain any financial statement or similar condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than (1) to the Company or any direct or indirect wholly owned Subsidiary of the Company and (2) advances of travel and similar expenses to employees in the ordinary course of business consistent with past practice;

         (vii)  incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith, that individually are in excess of $375,000 or in the aggregate are in excess of $750,000;

        (viii)  (A) pay, discharge, settle or satisfy any claims (including any claims of stockholders and any stockholder litigation relating to this Agreement, the Merger or any other transaction contemplated by this Agreement or otherwise), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice, or as required by their terms on the date of this Agreement, of claims, liabilities or obligations reserved against in the Baseline Financials (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice or incurred in connection with the transactions contemplated in this Agreement, in each case, the payment, discharge, settlement or satisfaction of which does not include any obligation (other than the payment of money) to be performed by the Company or its Subsidiaries following the Closing Date, (B) waive, relinquish, release, grant, transfer or assign any right of material value or (C) waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar Contract to or by which the Company or any of its Subsidiaries is a party or bound;

          (ix)  enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee), or modify or amend in any material respect, or exercise any right to renew, any lease or sublease of real property or acquire any interest in real property;

           (x)  modify or amend in any material respect, or accelerate, terminate or cancel, any Material Contract or waive any right to enforce, relinquish, release, transfer or assign any rights or claims thereunder, other than any immaterial modifications or amendments made in the ordinary course of business consistent with past practice;

          (xi)  enter into any Contract that is not in the ordinary course of business or that is inconsistent with past practice;

         (xii)  except as required to ensure that any Benefit Plan or Benefit Agreement in effect on the date of this Agreement is not then out of compliance with applicable Law, (A) adopt, establish, enter into, terminate, amend or modify any Benefit Plan or Benefit Agreement, (B) increase in any manner the compensation or benefits of, or pay any bonus or award to, or grant any loan to, any Company Personnel (other than advances of travel in the ordinary course of business consistent with past practice), (C) pay or provide to any Company Personnel any compensation or benefit not provided for under a Benefit Plan or Benefit Agreement as in effect on the date of this Agreement, other than the payment of base compensation in the ordinary course of business consistent with past practice, (D) grant or amend any award under any Benefit Plan (including the grant or amendment of Stock Options, RSUs, restricted stock, stock appreciation rights, performance units, stock purchase rights or other equity or equity-based compensation) or remove or modify existing restrictions in any Benefit Plan or Benefit Agreement or awards made thereunder, (E) grant or pay any severance, separation, change in control, termination, retention or similar compensation or benefits to, or increase in any manner the severance, separation, change in control, termination, retention or similar compensation or benefits of, any Company Personnel, (F) enter into any trust, annuity or insurance Contract or similar agreement or take any other action to fund or in any other way secure the payment of compensation or benefits under any Benefit Plan or Benefit Agreement, (G) take any action to accelerate, or that could reasonably be expected to result in the acceleration of, the time of payment or vesting of any rights, compensation, benefits or funding obligations under any Benefit Plan or Benefit Agreement or otherwise or (H) make any material determination under any Benefit Plan or Benefit Agreement that is inconsistent with the ordinary course of business or past practice;

        (xiii)  form any Subsidiary of the Company;

        (xiv)  enter into any Contract containing any provisions having the effect of providing that the consummation of the Merger or the other transactions contemplated by this Agreement or compliance by the Company with the provisions of this Agreement will conflict with, result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, such Contract, or give rise under such Contract to any right of, or result in, a termination, right of first refusal, material amendment, revocation, cancelation or material acceleration, or a loss of a material benefit or the creation of any material Lien upon any of the properties or assets of the Company, Parent or any of their respective subsidiaries, or to any increased, guaranteed, accelerated or additional rights or entitlements of any person, except to the extent such conflicts, results, defaults, rights, losses or entitlements are required by applicable Law;

         (xv)  enter into any Contract containing any restriction on the ability of the Company or any of its Subsidiaries to assign all or any portion of its rights, interests or obligations thereunder, unless such restriction expressly excludes any assignment to Parent and any of its Subsidiaries;

        (xvi)  except as required by applicable Law, adopt or enter into any collective bargaining agreement or other labor union Contract applicable to the employees of the Company or any of its Subsidiaries;

       (xvii)  write-down any of its material assets, including any Intellectual Property, or make any change in any financial or tax accounting principle, method or practice, other than as required by GAAP or applicable Law;

      (xviii)  engage in (A) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) sales to the trade or otherwise that would otherwise be expected to occur in subsequent fiscal quarters, (B) any practice which would have the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) collections of receivables that would otherwise be expected to be made in subsequent fiscal quarters, (C) any practice which would have the effect of postponing to subsequent fiscal quarters payments by the Company or any of its Subsidiaries that would otherwise be expected to be made in prior fiscal quarters (including the current fiscal quarter) or (D) any other promotional sales or discount activity, in each case in this clause (D) in a manner outside the ordinary course of business or inconsistent with past practice;

        (xix)  take any action or fail to take any action which action or failure to act would result in the material loss or reduction in value of the Intellectual Property of the Company and its Subsidiaries, taken as a whole;

         (xx)  enter into, extend or renew (A) any Contract or amendment thereof which, if executed prior to the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.01(i)(i)(A), (B), (C), (E), (F), (H), (J), (L), (N), (P), or (R), (B) any Contract or amendment thereof that grants any person the right or ability to access, license or use all or a material portion of the Intellectual Property of the Company and its Subsidiaries, other than in the ordinary course of business consistent with past practice or (C) any Contract providing for the services of any dealer, distributor, sales representative or similar representative; provided, however, that solely for purposes of this clause (C) (and not clauses (A) or (B) above) the Company may enter into, extend or renew any Contract providing for the services of any dealer, distributor, sales representative or similar representative; provided that, with respect to this clause (C), in each case (x) such entry, extension or renewal is in the ordinary course of business and is not inconsistent with past practice and (y) if the entry, extension or renewal is other than on standard terms and conditions, including any terms and conditions relating to geographic exclusivity, the Company shall have provided Parent with prior written notice of the material terms of the proposed Contract, extension or renewal and not less than 48 hours to comment on such terms;

        (xxi)  enter into any Contract or material amendment thereof which, if executed prior to the date of this Agreement, would have been disclosed pursuant to Section 3.01(i)(i)(G), (I), (K) or (Q), other than any Contract pursuant to which the Company or any of its Subsidiaries has been or is being granted a license to source code in the ordinary course of business of the Company and its Subsidiaries consistent with past practice;

       (xxii)  amend, modify or waive any of the Company's existing takeover defenses or take any action to render any state takeover or similar statute inapplicable to any transaction other than the Merger; or

      (xxiii)  authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

          (b)    Certain Tax Matters.    During the period from the date of this Agreement to the Effective Time, (i) the Company and each of its Subsidiaries shall timely file all tax returns ("Post-Signing Returns") required to be filed by each such entity (after taking into account any extensions), and all Post-Signing Returns shall be complete and correct in all material respects and shall be prepared on a basis consistent with the past practice of the Company and in a manner that does not distort taxable income (e.g., by deferring income or accelerating deductions); provided that no Post-Signing Returns shall be filed with any taxing authority without Parent's written consent, which consent shall not be unreasonably delayed; (ii) the Company and each of its Subsidiaries shall timely pay all taxes due and payable other than any being contested in good faith through appropriate proceedings and for which adequate reserves in accordance with GAAP have been established on the Company's books and records and included in the Baseline Financials or in the unaudited quarterly financial statements included in the Company's Form 10-Q for the period ended August 31, 2011, filed with the SEC on October 4, 2011; (iii) the Company will accrue a reserve in its books and records and financial statements in accordance with GAAP and past practice for all taxes payable by the Company or any of its Subsidiaries for which no Post-Signing Return is due prior to the Effective Time; (iv) the Company and each of its Subsidiaries will promptly notify Parent of any suit, claim, action, investigation, proceeding or audit pending against or with respect to the Company or any of its Subsidiaries in respect of any material amounts of tax and will not settle or compromise any such suit, claim, action, investigation, proceeding or audit without Parent's prior written consent; (v) none of the Company or any of its Subsidiaries will make or change any material tax election without Parent's prior written consent; and (vi) the Company and each of its Subsidiaries will retain all books, documents and records necessary for the preparation of tax returns and reports and tax audits.

          (c)    Additional Tax Matters.    (i) The Company and each of its Subsidiaries shall cooperate, and, to the extent within its control, shall cause its respective affiliates, directors, officers, employees, contractors, consultants, agents, auditors and representatives reasonably to cooperate, with Parent in all tax matters, including by maintaining and making available to Parent and its affiliates all books and records relating to taxes.

             (ii)  The Company shall deliver to Parent at or prior to the Closing a certificate, in form and substance satisfactory to Parent, duly executed and acknowledged, certifying that the payment of the Merger Consideration and any payments made in respect of Appraisal Shares pursuant to the terms of this Agreement are exempt from withholding pursuant to the Foreign Investment in Real Property Tax Act.

            (iii)  No later than five business days prior to the Closing Date, the Company shall deliver to the Parent a list of the Company's stockholders and holders of Stock Options and RSUs, in each case along with such stockholders' or holders' taxpayer identification numbers for U.S. Federal income tax purposes. The Company acknowledges and consents that Parent shall be entitled to deliver such list to the Paying Agent for the purpose of facilitating the payment of the Merger Consideration and the treatment of Stock Options and RSUs as contemplated by Section 5.04.

        SECTION 4.02.    No Solicitation.    (a) Notwithstanding any provision in this Agreement to the contrary, the Company shall not, nor shall it authorize or permit any of its Subsidiaries to, nor shall it authorize or permit any director, officer or employee of the Company or any of its Subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its

Subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage, or take any other action to knowingly facilitate, any Takeover Proposal or any inquiries or the making of any proposal that could reasonably be expected to lead to a Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person (or any representative thereof) any information with respect to, or otherwise cooperate in any way with any person (or any representative thereof) with respect to, any Takeover Proposal; provided, however, that at any time prior to obtaining the Stockholder Approval, in response to a bona fide written unsolicited Takeover Proposal that the Board of Directors of the Company determines in good faith constitutes or could reasonably be expected to lead to a Superior Proposal, and which Takeover Proposal did not result from a breach of this Section 4.02 or any other provision of this Agreement, the Company may, and may permit and authorize its Subsidiaries and its representatives and its Subsidiaries' representatives to, in each case subject to compliance with Section 4.02(c) and the other provisions of this Agreement, (A) furnish information with respect to the Company and its Subsidiaries to the person making such Takeover Proposal (and its representatives) pursuant to a confidentiality agreement which contains terms that are no less restrictive than those contained in the Agreement for Exchange of Confidential Information, Agreement Number CDG000811, dated as of September 6, 2011 between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement"); provided that all such information had been provided or made available, or is substantially concurrently provided or made available, to Parent, and (B) participate in discussions or negotiations with, and only with, the person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal. Without limiting the generality of the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director, officer or employee of the Company or any of its Subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 4.02(a) by the Company.

        For purposes of this Agreement, the term "Takeover Proposal" means any inquiry, proposal or offer from any person or group (other than Parent or Sub or any of their affiliates) relating to, or that could reasonably be expected to lead to, in one transaction or a series of transactions, any merger, consolidation, business combination, recapitalization, liquidation or dissolution involving the Company or any direct or indirect acquisition, including by way of any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture, license agreement or similar transaction, of (i) assets or businesses that constitute or represent 10% or more of the total revenue, net income, EBITDA or assets of the Company and its Subsidiaries, taken as a whole, or (ii) 10% or more of the outstanding shares of Company Common Stock or of any class of capital stock of, or other equity or voting interests in, one or more of the Subsidiaries of the Company which, in the aggregate, directly or indirectly hold the assets or businesses referred to in clause (i) above.

        For purposes of this Agreement, the term "Superior Proposal" means any binding bona fide unsolicited written offer which did not result from a breach of Section 4.02(a) made by any person (other than Parent or Sub or any of their affiliates) that, if consummated, would result in such person (or, in the case of a direct merger between such person and the Company, the stockholders of such person) acquiring, directly or indirectly, more than 50% of the voting power of the Company Common Stock or all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, and which offer, in the good faith judgment of the Board of Directors of the Company (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel), (i) provides consideration that is more favorable to the stockholders of the Company than the consideration payable in the Merger (taking into account all of the terms and conditions of such proposal and this Agreement (including any changes to the terms of this Agreement proposed by Parent in response to such Superior Proposal or otherwise)) and (ii) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

        (b)   Neither the Board of Directors of the Company nor any committee thereof shall (or shall agree or resolve to) (i) withdraw or modify in a manner adverse to Parent or Sub, or propose publicly to withdraw or modify in a manner adverse to Parent or Sub, the recommendation or declaration of advisability by such Board of Directors or any such committee of this Agreement or the Merger (any such action, resolution or agreement to take such action being referred to herein as an "Adverse Recommendation Change"), (ii) recommend, declare advisable or propose to recommend or declare advisable, the approval or adoption of any Takeover Proposal or resolve or agree to take any such action, or adopt or approve any Takeover Proposal or (iii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (each, an "Acquisition Agreement") constituting or related to, or which is intended to or is reasonably likely to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 4.02(a)), or resolve or agree to take any such action. Notwithstanding the foregoing, at any time prior to the Stockholder Approval, the Board of Directors of the Company may, in response to a Superior Proposal or an Intervening Event, effect an Adverse Recommendation Change; provided that the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to do so is reasonably likely to result in a breach of its fiduciary duties to the stockholders of the Company under applicable Law; and provided further that the Board of Directors of the Company may not effect such an Adverse Recommendation Change unless (A) the Board of Directors of the Company shall have first provided prior written notice to Parent (an "Adverse Recommendation Change Notice") that it is prepared to effect an Adverse Recommendation Change in response to a Superior Proposal or an Intervening Event, which notice shall, in the case of a Superior Proposal, attach the most current version of any written agreement relating to the transaction that constitutes such Superior Proposal, and, in the case of an Intervening Event, attach information describing such Intervening Event in reasonable detail, and (B) Parent does not make, within five business days after the receipt of such notice, a proposal that would, in the reasonable good faith judgment of the Board of Directors of the Company (after consultation with a financial advisor of national reputation and outside legal counsel), (x) cause the offer previously constituting a Superior Proposal to no longer constitute a Superior Proposal or (y) obviate the need for an Adverse Recommendation Change as a result of an Intervening Event (it being understood and agreed that any amendment or modification of such Superior Proposal shall require a new Adverse Recommendation Change Notice and a new five business day period). The Company agrees that, during the five business day period prior to its effecting an Adverse Recommendation Change, the Company and its officers, directors and representatives shall negotiate in good faith with Parent and its officers, directors and representatives regarding any revisions to the terms of the Merger and the other transactions contemplated by this Agreement proposed by Parent.

        For purposes of this Agreement, the term "Intervening Event" means any event, circumstance or fact developing after the date of this Agreement, unknown to the Board of Directors of the Company as of the date of this Agreement, which becomes known prior to the Stockholder Approval and which causes the Board of Directors of the Company to conclude in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that its failure to effect an Adverse Recommendation Change is reasonably likely to result in a breach of its fiduciary duties to the stockholders of the Company under applicable Law; provided, however, that in no event shall the receipt, existence or terms of a Takeover Proposal or any matter relating thereto or consequence thereof constitute an Intervening Event.

        (c)   In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company shall, as promptly as possible and in any event within 24 hours after the receipt thereof, advise Parent orally and in writing of (i) any Takeover Proposal or any request for information or inquiry that the Company reasonably believes could lead to or contemplates a Takeover Proposal and (ii) the terms and conditions of such Takeover Proposal, request or inquiry (including any subsequent amendment or other modification to such terms and conditions) and the identity of the person making any such Takeover Proposal, request or inquiry. Commencing upon the provision of any notice referred to above, the Company (or its outside counsel) shall (A) on a daily basis at mutually agreeable times, advise and confer with Parent (or its outside counsel) regarding the progress of negotiations concerning any Takeover Proposal, the material resolved and unresolved issues related thereto and any other matters identified with reasonable specificity by Parent (or its outside counsel) and the material details (including material amendments or proposed amendments as to price and other material terms) of any such Takeover Proposal, request or inquiry and (B) promptly upon receipt or delivery thereof, provide Parent (or its outside counsel) with copies of all documents and material written or electronic communications relating to any such Takeover Proposal (including the financing thereof), request or inquiry exchanged between the Company, its Subsidiaries or any of their respective officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives, on the one hand, and the person making a Takeover Proposal or any of its affiliates, or their respective officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives, on the other hand.

        (d)   Nothing contained in this Section 4.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if, in the good faith judgment of the Board of Directors of the Company, failure so to disclose would be inconsistent with applicable Law; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, agree or resolve to take any action prohibited by Section 4.02(b).

        SECTION 4.03.    Conduct by Parent.    During the period from the date of this Agreement to the Effective Time, except as consented to in writing by the Company prior to such action or as specifically contemplated by this Agreement, Parent shall not, and shall not permit any of its Subsidiaries to, take any action that could reasonably be expected to result in (a) any representation and warranty of Parent or Sub set forth in this Agreement that is qualified as to materiality becoming untrue (as so qualified) or (b) any such representation and warranty that is not so qualified becoming untrue in any material respect.

ARTICLE V

Additional Agreements

        SECTION 5.01.    Preparation of the Proxy Statement; Stockholders Meeting.    (a) As promptly as practicable following the date of this Agreement, the Company shall use its commercially reasonable efforts to prepare and file with the SEC the preliminary Proxy Statement. Each of the Company and Parent shall furnish all information concerning such person to the other as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between it and its representatives, on the one hand, and the SEC, on the other hand. Each of the Company and Parent shall use commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by Parent and (iii) if the Board of Directors of the Company shall not have made an Adverse Recommendation Change, shall not file or mail such document, or respond to the SEC, prior to receiving the approval of

Parent, which approval shall not be unreasonably withheld, conditioned or delayed. If, at any time prior to the Stockholders Meeting, any information relating to the Company, Parent or any of their respective affiliates, officers or directors should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company.

        (b)   The Company agrees that the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and that none of the information included or incorporated by reference in the Proxy Statement will, at the date the Proxy Statement is filed with the SEC or mailed to the stockholders of the Company or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made in the Proxy Statement based on information supplied in writing by or on behalf of Parent specifically for inclusion or incorporation for reference therein. Parent agrees that none of such information will, at the date the Proxy Statement is filed with the SEC or mailed to the stockholders of the Company or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        (c)   The Company shall, as promptly as practicable after the date of this Agreement, establish a record date (which will be as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders, which meeting the Company shall, absent any Legal Restraint that has the effect of preventing such action, cause to occur no earlier than the 35th calendar day or later than the 40th calendar day (or, if such calendar day is not a business day, on the first business day subsequent to such calendar day) immediately following the date of mailing of the Proxy Statement (the "Stockholders Meeting"), for the purpose of obtaining the Stockholder Approval, regardless of whether the Board of Directors of the Company determines at any time that this Agreement is no longer advisable or recommends that the stockholders of the Company reject it or any other Adverse Recommendation Change has occurred at any time; provided, however, that (i) if the Company is unable to obtain a quorum of its stockholders at such time, the Company may extend the date of the Stockholders Meeting to the extent (and only to the extent) necessary in order to obtain a quorum of its stockholders and the Company shall use its commercially reasonable efforts to obtain such a quorum as promptly as practicable and (ii) the Company may delay the Stockholders Meeting to the extent (and only to the extent) the Company reasonably determines that such delay is required by applicable Law to comply with comments made by the SEC with respect to the Proxy Statement. The notice of such Stockholders Meeting shall state that a resolution to adopt this Agreement will be considered at the Stockholders Meeting. Subject to Section 4.02(b), (x) the Board of Directors of the Company shall recommend to holders of Company Common Stock that they adopt this Agreement and shall include such recommendation in the Proxy Statement and (y) the Company shall use its commercially reasonable efforts to solicit the Stockholder Approval. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 5.01(c) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Takeover Proposal. The Company shall provide updates to Parent with respect to the proxy solicitation for the Stockholders Meeting (including interim results) as reasonably requested by Parent.

        SECTION 5.02.    Access to Information; Confidentiality.    (a) Subject to compliance with applicable Laws, the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and to Parent's officers, employees, investment bankers, attorneys, accountants, consultants and other representatives and advisors full access upon reasonable advance notice and during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all their respective properties, assets, books, records, Contracts, Permits, documents, information, directors, officers and employees, and during such period the Company shall, and shall cause each of its Subsidiaries to, make available to Parent any information concerning its business as Parent may reasonably request (including the work papers of Ernst & Young LLP). Following the date of this Agreement and prior to the Effective Time, Parent may (but shall not be required to), following reasonable notice to the Company, contact and interview any Company Personnel and review the personnel records and such other information concerning the Company Personnel as Parent may reasonably request. No investigation by Parent or any of its officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives and no other receipt of information by Parent or any of its officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives shall operate as a waiver or otherwise affect any representation, warranty, covenant, agreement or other provision of this Agreement, or the obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under the Agreement. Except as required by any applicable Law or Judgment, Parent will hold, and will direct its officers, employees, investment bankers, attorneys, accountants and other advisors and representatives to hold, any and all information received from the Company confidential in accordance with the Confidentiality Agreement.

        (b)   Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, as and to the extent reasonably requested by Parent, provide Parent, to the extent applicable, with (i) a complete and correct list of all licenses issued by the Federal Communications Commission (the "FCC") and held by the Company or any of its Subsidiaries (the "FCC Licenses"), (ii) complete and correct copies of each FCC License, (iii) the address and physical location of the device(s) covered by each FCC License, (iv) a written description of the purpose of the device(s) covered by each FCC License, (v) complete and correct copies of any Notices of Apparent Liability for Forfeiture issued by the FCC against the Company or any of its Subsidiaries and (vi) all reasonably available information in the possession of the Company or any of its Subsidiaries necessary for Parent to make an independent determination that the Company and its Subsidiaries have complied with FCC rules regarding changes of ownership control of the FCC Licenses (including descriptions of any transactions that effected a change of ownership or control of the FCC Licenses (including any intracompany reorganizations) and corporate organizational charts depicting the ownership structure of the holder of the FCC Licenses before and after any such change of ownership or control).

        (c)   Subject to applicable law, the Company and Parent shall, and shall cause each of their respective Subsidiaries to, cooperate to ensure an orderly transition and integration process in connection with the Merger and the other transactions contemplated by this Agreement in order to minimize the disruption to, and preserve the value of, the business of the Surviving Corporation and its Subsidiaries.

        SECTION 5.03.    Commercially Reasonable Efforts; Consultation and Notice.    (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including using its commercially reasonable efforts to accomplish the following: (i) the satisfaction of the conditions precedent set forth in Article VI, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from, and the giving of any necessary notices to, Governmental Entities and other persons and the making of all necessary registrations, declarations and filings (including filings under the HSR Act and other registrations, declarations and filings with, or notices to, Governmental Entities, if any), (iii) the taking of commercially reasonable steps to provide any supplemental information requested by a Governmental Entity, including participating in meetings with officials of such entity in the course of its review of this Agreement, the Merger or the other transactions contemplated by this Agreement, (iv) the taking of commercially reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity or third party and (v) the obtaining of all necessary consents, approvals or waivers from any third party. In connection with and without limiting the generality of the foregoing, each of the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of the Merger and the other transactions contemplated by this Agreement, take all commercially reasonable actions necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall Parent or Sub be obligated to, and the Company and its Subsidiaries shall not without the prior written consent of Parent, agree or proffer to divest or hold separate, or enter into any licensing, business restriction or similar arrangement with respect to, any assets (whether tangible or intangible) or any portion of any business of Parent, the Company or any of their respective Subsidiaries. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall Parent or any of its Subsidiaries be obligated to litigate or participate in the litigation of any suit, claim, action, investigation or proceeding, whether judicial or administrative, brought by any Governmental Entity (A) challenging or seeking to restrain or prohibit the consummation of the Merger or the other transactions contemplated by this Agreement, or seeking to obtain from Parent or any of its Subsidiaries any damages in relation therewith; (B) seeking to prohibit or limit in any respect, or place any conditions on, the ownership or operation by the Company, Parent or any of their respective affiliates of all or any portion of the business or assets or any product of the Company or its Subsidiaries or Parent or its Subsidiaries or to require any such person to dispose of, license (whether pursuant to an exclusive or nonexclusive license) or hold separate all or any portion of the business or assets or any product of the Company or its Subsidiaries or Parent or its Subsidiaries, in each case as a result of or in connection with the Merger or any of the other transactions contemplated by this Agreement; (C) seeking to directly or indirectly impose limitations on the ability of Parent or any of its affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock or any shares of common stock of the Surviving Corporation or any of Parent's Subsidiaries, including the right to vote Company Common Stock or the shares of common stock of the Surviving Corporation or any of Parent's Subsidiaries on all matters properly presented to the stockholders of the Company, the Surviving Corporation or any of Parent's Subsidiaries, respectively; or (D) seeking to (1) directly or indirectly prohibit Parent or any of its affiliates from effectively controlling in any respect any of the business or operations of the Company or its or Parent's Subsidiaries or (2) directly or indirectly prevent the Company or its or Parent's Subsidiaries from operating any of their respective businesses in substantially the same manner as operated by the Company and its or Parent's Subsidiaries immediately prior to the date of this Agreement. The Company and Parent shall provide such assistance, information and cooperation to each other as is reasonably required to obtain any such actions, nonactions, waivers, consents, approvals, orders and authorizations and, in connection therewith, shall notify the other person promptly following the receipt of any comments from any Governmental Entity and of any request by any Governmental Entity for amendments, supplements or additional information in respect of any registration, declaration or filing with, or notice to, such Governmental Entity.

        (b)   (i) In connection with the continuing operation of the business of the Company and its Subsidiaries between the date of this Agreement and the Effective Time, subject to applicable Law, the

Company shall consult in good faith on a reasonably regular basis with Parent to report material, individually or in the aggregate, operational developments, material changes in the status of relationships with customers and resellers, material changes in the status of ongoing operations and other matters reasonably requested by Parent pursuant to procedures reasonably requested by Parent; provided, however, that no such consultation shall operate as a waiver or otherwise affect any representation, warranty, covenant, agreement or other provision in this Agreement, or the obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

           (ii)  Except as prohibited by applicable Law, the Company shall promptly notify Parent in writing of:

            (A)  the occurrence of any matter or event that (1) is, or is reasonably likely to be, material (individually or in the aggregate) to the business, assets, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (2) has resulted, or is reasonably likely to result, in (I) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality becoming untrue, (II) any such representation and warranty that is not so qualified becoming untrue in any material respect or (III) any condition to the transactions contemplated hereby and set forth in Section 6.02 not being satisfied;

            (B)  the failure of the Company to perform in any material respect any obligation to be performed by it under this Agreement;

            (C)  any notice or other communication from any person (other than a Governmental Entity) alleging that notice to or consent of such person is required in connection with the Merger or the other transactions contemplated by this Agreement;

            (D)  any notice or other communication from any customer, distributor or reseller to the effect that such customer, distributor or reseller is terminating or otherwise materially adversely modifying its relationship with Company or any of its Subsidiaries as a result of the Merger or the other transactions contemplated by this Agreement;

            (E)  any material notice or other material communication from any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement, and a copy of any such notice or communication shall be furnished to Parent, together with the Company's written notice;

            (F)  any filing or notice made by the Company with any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement, and a copy of any such filing or notice shall be furnished to Parent together with the Company's written notice; and

            (G)  any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of the Company, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.01(h) or that relate to the consummation of the Merger or the other transactions contemplated by this Agreement;

provided, however, that no such notification shall operate as a waiver or otherwise affect any representation, warranty, covenant, agreement or other provision in this Agreement, or the obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

          (iii)  Parent shall give prompt notice to the Company of (A) any representation or warranty made by Parent or Sub contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.03(a) could not be satisfied or (B) the failure of Parent or Sub to perform in any material respect any obligation to be performed by such party under this Agreement such that the condition set forth in Section 6.03(b) could not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

        (c)   Without limiting the generality of the foregoing, the Company shall give Parent the opportunity to participate in the defense of any litigation against the Company and/or its directors relating to the Merger or the other transactions contemplated by this Agreement and will obtain the prior written consent of Parent prior to settling or satisfying any such claim, it being understood and agreed that this Section 5.03(c) shall not give Parent the right to direct such defense.

        (d)   Immediately following the execution and delivery of this Agreement by each of the parties hereto, Parent, as the sole stockholder of Sub, will adopt this Agreement.

        SECTION 5.04.    Equity Awards.    (a) As soon as practicable following the date of this Agreement and in any event prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions (including obtaining any required consents) as may be required to effect the following:

            (i)  at the Effective Time, each Cash-Out Stock Option shall, in accordance with any applicable Company Stock Plan or any applicable award agreement thereunder, be canceled and each holder thereof shall be entitled to receive in consideration for such cancelation an amount in cash equal to the product of (A) the number of shares of Company Common Stock that are subject to such Cash-Out Stock Option immediately prior to the Effective Time and (B) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Cash-Out Stock Option, which amount shall be payable to such holder at or as soon as practicable following the Effective Time;

           (ii)  each Rollover Stock Option shall, in accordance with any applicable Company Stock Plan or any applicable award agreement thereunder, be converted at the Effective Time into an option to acquire, on substantially the same terms and conditions as were applicable under such Rollover Stock Option (other than with respect to exercisability prior to vesting or the ability to pay the exercise price by tendering previously owned shares of Company Common Stock), the number of shares of Parent common stock, par value $0.20 per share ("Parent Common Stock") (rounded down to the nearest whole share), determined by multiplying the number of shares of Company Common Stock subject to such Rollover Stock Option immediately prior to the Effective Time by the Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded up to the nearest whole cent) equal to (A) the exercise price per share of Company Common Stock otherwise purchasable pursuant to such Rollover Stock Option divided by (B) the Exchange Ratio (each Rollover Stock Option as so adjusted, an "Adjusted Option");

          (iii)  at the Effective Time, each Specified Stock Option shall, in accordance with any applicable Company Stock Plan or any applicable award agreement thereunder, be canceled and the holder thereof shall be entitled to receive in consideration for such cancelation an amount in cash equal to the Specified Stock Option Applicable Amount, which amount shall be payable promptly, and in no event later than 20 business days following each applicable Vesting Date; provided that, if the holder of such Specified Stock Option ceases such holder's service with Parent and its Subsidiaries for any reason on or before any such Vesting Date, Parent shall have no obligation to pay, and such holder shall have no right to receive, such Specified Stock Option Applicable Amount attributable to any subsequent Vesting Date; and provided further that, to the extent that Parent, in its sole discretion, determines that it is necessary in order to avoid the imposition on the holder of any additional taxes or penalties as a result of Section 409A of the Code, Parent may provide that any Specified Stock Option may be deemed to be a Cash-Out Stock Option;

          (iv)  at the Effective Time, each Cash-Out RSU outstanding immediately prior to the Effective Time shall, in accordance with any applicable Company Stock Plan or any applicable award agreement thereunder, be canceled and the holder thereof shall be entitled to receive in consideration for such cancelation an amount in cash equal to the product of (A) the number of shares of Company Common Stock that are subject to such Cash-Out RSU immediately prior to the Effective Time and (B) the Merger Consideration, which amount shall be payable to such holder at or as soon as practicable following the Effective Time;

           (v)  each Rollover RSU shall, in accordance with any applicable Company Stock Plan or any applicable award agreement thereunder, be converted at the Effective Time into a restricted stock unit, subject to substantially the same terms and conditions as were applicable under such Rollover RSU, with respect to a number of shares of Parent Common Stock determined by multiplying the number of shares of Company Common Stock subject to such Rollover RSU immediately prior to the Effective Time by the Exchange Ratio (rounded down to the nearest whole share); provided that, with respect to any Rollover RSUs that are Performance RSUs for which the performance period is scheduled to end following the Effective Time, the number of Rollover RSUs held by the applicable Rollover RSU Holder at the Effective Time shall be determined on the assumption that, for each such performance period, the performance conditions with respect thereto are met at 100% of target performance and each such Rollover RSU shall vest, following the Effective Time, based solely on the basis of the service-based vesting conditions applicable to such Rollover RSU (each Rollover RSU as so adjusted, an "Adjusted RSU");

          (vi)  at the Effective Time, each Specified RSU shall, in accordance with any applicable Company Stock Plan or any applicable award agreement thereunder, be canceled and each Specified RSU Holder shall be entitled to receive, in consideration for such cancellation, an amount in cash equal to the Specified RSU Applicable Amount, which amount shall be payable promptly, and in no event later than 20 business days following each applicable Vesting Date; provided that, if such Specified RSU Holder ceases his or her service with Parent and its Subsidiaries for any reason on or before any such Vesting Date, Parent shall have no obligation to pay, and such Specified RSU Holder shall have no right to receive, such Specified RSU Applicable Amount attributable to any subsequent Vesting Date; and provided further that, to the extent that Parent, in its sole discretion, determines that it is necessary in order to avoid the imposition on the Specified RSU Holder of any additional taxes or penalties as a result of Section 409A of the Code, Parent may provide that any Specified RSU may be deemed to be a Cash-Out RSU;

         (vii)  each provision in each Benefit Plan and Benefit Agreement providing for the issuance, transfer or grant of any shares of Company Common Stock or any Stock Options, RSUs, purchase rights under the ESPP or any other interests in respect of any capital stock (including any phantom stock or stock appreciation rights) of the Company shall, in accordance with the terms of such Benefit Plan or Benefit Agreement, as applicable, be deleted prior to the Effective Time, and the Company shall ensure prior to the Effective Time that, following the Effective Time, there shall be no rights to acquire shares of Company Common Stock, Stock Options, RSUs, purchase rights under the ESPP or any other interests in respect of any capital stock (including any phantom stock or stock appreciation rights) of the Company or the Surviving Corporation;

        (viii)  any shares of Company Common Stock that remain available for issuance pursuant to any Company Stock Plan (other than the ESPP) as of the Effective Time (the "Residual Shares") shall be converted at the Effective Time into the number of shares of Parent Common Stock equal to the product of the number of such Residual Shares and the Exchange Ratio (such shares of Parent Common Stock, the "Assumed Shares"); and

          (ix)  as used in this Agreement, the following terms shall have the meanings specified below:

            "Cash-Out RSU" means (a) any RSU that is outstanding immediately prior to the Effective Time to the extent vested and unsettled as of immediately prior to the Effective Time (taking into account any acceleration of vesting resulting from the transactions contemplated by this Agreement (alone or in combination with any other event) pursuant to the terms of such RSU as in effect on the date of this Agreement) and (b) any RSU other than a Specified RSU (whether vested or unvested) that is outstanding immediately prior to the Effective Time and is held by any Person who, as of immediately prior to the Effective Time, is a non-employee director, consultant or independent contractor of the Company or any of its Subsidiaries.

            "Cash-Out Stock Option" means (a) any Stock Option that is outstanding immediately prior to the Effective Time to the extent vested and unexercised as of immediately prior to the Effective Time (taking into account any acceleration of vesting resulting from the transactions contemplated by this Agreement (alone or in combination with any other event) pursuant to the terms of such Stock Option as in effect on the date of this Agreement), (b) any Stock Option (whether vested or unvested) that is outstanding immediately prior to the Effective Time that has an exercise price per share of Company Common Stock subject to such Stock Option greater than or equal to the Merger Consideration and (c) any Stock Option other than a Specified Stock Option (whether vested or unvested) that is outstanding immediately prior to the Effective Time and is held by any Person who, as of immediately prior to the Effective Time, is a non-employee director, consultant or independent contractor of the Company or any of its Subsidiaries.

            "Exchange Ratio" means a fraction, the numerator of which is the Merger Consideration and the denominator of which is the average closing price per share of Parent Common Stock on the New York Stock Exchange Composite Transactions Tape on the 20 trading days immediately preceding the date on which the Effective Time occurs.

            "Rollover RSU" means any RSU other than a Cash-Out RSU or a Specified RSU that is outstanding immediately prior to the Effective Time.

            "Rollover RSU Holder" means any person who is a holder of Rollover RSUs.

            "Rollover Stock Option" means any Stock Option other than a Cash-Out Stock Option or a Specified Stock Option that is outstanding immediately prior to the Effective Time.

            "Specified RSU" means any RSU that is outstanding immediately prior to the Effective Time to the extent unvested as of immediately prior to the Effective Time (taking into account any acceleration of vesting resulting from the transactions contemplated by this Agreement (alone or in combination with any other event) pursuant to the terms of such RSU as in effect on the date of this Agreement) and that is held by any Person listed in Section 5.04(a)(i) of the Company Letter.

            "Specified RSU Applicable Amount" means, with respect to any Vesting Date for a Specified RSU, an amount in cash equal to the product of (A) the number of shares of Company Common Stock that are subject to such Specified RSU immediately prior to the Effective Time that, on such Vesting Date, would have vested pursuant to the Company Stock Plan or any other terms of such Specified RSU as in effect immediately prior to the Effective Time and (B) the Merger Consideration.

            "Specified RSU Holder" means any Person who, at the Effective Time, is a holder of Specified RSUs.

            "Specified Stock Option" means any Stock Option that is outstanding immediately prior to the Effective Time to the extent unvested as of immediately prior to the Effective Time (taking into account any acceleration of vesting resulting from the transactions contemplated by this Agreement (alone or in combination with any other event) pursuant to the terms of such Stock Option as in effect on the date of this Agreement) and that has an exercise price per share of Company Common Stock subject to such Stock Option less than the Merger Consideration and that is held by any Person listed in Section 5.04(a)(ii) of the Company Letter.

            "Specified Stock Option Applicable Amount" means, with respect to any Vesting Date for a Specified Stock Option, an amount in cash equal to the product of (A) the number of shares of Company Common Stock that are subject to such Specified Stock Option immediately prior to the Effective Time that, on such Vesting Date, would have vested pursuant to the Company Stock Plan or any other terms of such Specified Stock Option as in effect immediately prior to the Effective Time and (B) the excess of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Specified Stock Option.

            "Vesting Date" means, with respect to any Specified Stock Option or Specified RSU, any date following the Closing Date on which such Specified Stock Option or Specified RSU, as applicable, would have vested, pursuant to the Company Stock Plans or any other terms of such Specified Stock Option or Specified RSU, as applicable, in effect immediately prior to the Effective Time.

        (b)   As soon as practicable following the date of this Agreement and in any event prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee administering the ESPP) shall adopt such resolutions or take such other actions as may be required so that (i) participation in the ESPP shall be limited to those employees who are participants on the date of this Agreement, (ii) except to the extent necessary to maintain the status of the ESPP as an "employee stock purchase plan" within the meaning of Section 423 of the Code and the Treasury Regulations thereunder, participants may not increase their payroll deduction elections or rate of contributions from those in effect on the date of this Agreement, (iii) no offering period shall be commenced after the date of this Agreement, (iv) the ESPP shall terminate, effective upon the earlier of the first purchase date following the date of this Agreement and the last trading day before the Effective Time, but subsequent to the exercise of purchase rights on such purchase date (in accordance with the terms of the ESPP) and (v) if the ESPP remains in effect on the last trading day before the Effective Time, each purchase right under the ESPP outstanding at such time shall be exercised and shares of Company Common Stock shall be purchased in accordance with the terms of the ESPP at a purchase price per share equal to 85% of the lesser of (1) the closing price of a share of Company Common Stock on the NASDAQ Global Market on the last trading day before the commencement of the last offering period and (2) the closing price of a share of Company Common Stock on the NASDAQ Global Market on the last trading day before the Effective Time; provided that the number of shares of Company Common Stock any participant in the ESPP acquires on such date shall be subject to the limitations under the ESPP regarding the maximum number and value of shares of Company Common Stock purchasable per participant with respect to any offering period.

        (c)   The adjustments provided in Section 5.04(a)(ii) are intended to be effected in a manner that is consistent with Section 424(a) of the Code whether or not a particular Stock Option is an "incentive stock option" (as defined in Section 422 of the Code).

        (d)   All amounts payable pursuant to this Section 5.04 shall be subject to any required withholding of taxes and shall be paid without interest.

        (e)   The Company shall take all reasonable steps as may be required to cause the transactions contemplated by this Section 5.04 and any other dispositions of Company equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        (f)    At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Parent shall assume the Company Stock Plans (other than the ESPP), with the result that Parent may issue the Assumed Shares after the Effective Time pursuant to the exercise of options or other equity awards granted under the Company Stock Plans or any other plan of Parent or any its affiliates.

        (g)   As soon as practicable following the Effective Time, Parent shall either (i) prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock equal to the number of shares subject to the Adjusted Options and Adjusted RSUs and/or (ii) assume such Adjusted Options and Adjusted RSUs under an existing equity incentive plan of Parent or any of its Affiliates with respect to which a registration statement on Form S-8 (or another appropriate form) is currently effective. To the extent permitted by the Federal securities Laws, Parent shall use commercially reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses required thereby) as long as any Adjusted Option or Adjusted RSU may remain outstanding.

        SECTION 5.05.    Indemnification, Exculpation and Insurance.    (a) Parent and Sub agree that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective certificates of incorporation or bylaws (or comparable organizational documents) and any indemnification or other agreements of the Company as in effect on the date of this Agreement and set forth in Section 5.05 of the Company Letter shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time, and shall survive the Merger and shall continue in full force and effect in accordance with their terms, and Parent shall cause the Surviving Corporation and its successors and assigns to comply with and honor the foregoing obligations without modification thereof.

        (b)   In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person, or if Parent dissolves the Surviving Corporation, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.05.

        (c)   Parent shall obtain, or cause to be obtained, as of the Effective Time a "tail" insurance policy with a claims period of six years from the Effective Time with respect to directors' and officers' liability insurance covering each person currently covered by the Company's directors' and officers' liability insurance policy for acts or omissions occurring prior to the Effective Time on terms that are no less favorable than those of such policy of the Company in effect on the date of this Agreement, which insurance shall, prior to the Closing, be in effect and prepaid for such six-year period; provided that in no event shall Parent or the Surviving Corporation be required to pay, with respect to the entire six-year period following the Effective Time, premiums for insurance under this Section 5.05(c) which in the aggregate exceed 300% of the aggregate premiums paid by the Company for the period from August 8, 2011 to, and including, August 8, 2012, for such purpose (which premiums for such period are hereby represented and warranted by the Company to be $248,901); provided that Parent shall nevertheless be obligated to provide such coverage, with respect to the entire six-year period following the Effective Time, as may be obtained for such 300% amount. For the avoidance of doubt, nothing in this Section 5.05(c) shall require Parent to make expenditures exceeding $746,703 in the aggregate. If requested by Parent, the Company shall issue a broker of record letter naming the insurance broker selected by Parent to effect such runoff coverage, and the Company shall provide all cooperation and information reasonably requested by Parent and the selected insurance broker with respect to the procurement of such runoff coverage.

        (d)   The provisions of this Section 5.05 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives, and shall be binding on Parent and the Surviving Corporation and its successors and assigns and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 5.05 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect the rights of any indemnified party to whom this Section 5.05 applies without the consent of such affected indemnified party.

        SECTION 5.06.    Fees and Expenses.    (a) Except as expressly set forth in this Section 5.06, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

        (b)   In the event that (i) prior to the vote the Stockholders Meeting or any postponement or adjournment thereof, a Takeover Proposal has been made to the Company or its stockholders or any person has announced an intention to make a Takeover Proposal or a Takeover Proposal otherwise becomes known to the Company or generally known to the stockholders of the Company and thereafter (A) this Agreement is terminated by either Parent or the Company pursuant to Section 7.01(b)(i) or Section 7.01(b)(iii) and (B) prior to the date that is 12 months after such termination, (x) the Company or any of its Subsidiaries enters into any Acquisition Agreement with respect to any Takeover Proposal or (y) any Takeover Proposal is consummated (solely for purposes of this Section 5.06(b)(i)(B), the term "Takeover Proposal" shall have the meaning set forth in the definition of Takeover Proposal contained in Section 4.02(a) except that all references to 10% shall be deemed references to 30%) or (ii) this Agreement is terminated by Parent pursuant to Section 7.01(c), then, in each such case, the Company shall pay Parent a fee equal to $14,000,000 (the "Termination Fee") by wire transfer of same-day funds (A) in the case of a termination by Parent pursuant to Section 7.01(c), within two business days after such termination and (B) in the case of a payment as a result of any event referred to in Section 5.06(b)(i)(B), no later than the first to occur of the events referred to in clauses (x) and (y) above, in each case to an account designated by Parent.

        (c)   The Company acknowledges that the agreements contained in this Section 5.06 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent would not have entered into this Agreement. Accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 5.06 and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amounts set forth in this Section 5.06, the Company shall pay to Parent its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit and any appeal relating thereto, together with interest on the amounts set forth in this Section 5.06 at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

        SECTION 5.07.    Public Announcements.    The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties. The Company shall, to the extent at all reasonably practicable, consult with Parent before making, and give Parent a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such reasonably practicable consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

        SECTION 5.08.    Resignation of Directors.    At the Closing, if reasonably requested by Parent, the Company shall deliver to Parent evidence reasonably satisfactory to Parent of the resignation of any or all the directors of any Subsidiary of the Company, effective at the Effective Time.

        SECTION 5.09.    Sub Compliance.    Parent shall cause Sub to comply with all of Sub's obligations under this Agreement.

        SECTION 5.10.    Certain Pre-Closing Actions.    Prior to the Closing, the Company shall take each of the actions set forth in Section 5.10 of the Company Letter.

ARTICLE VI

Conditions Precedent

        SECTION 6.01.    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)    Stockholder Approval.    The Stockholder Approval shall have been obtained.

          (b)    Antitrust.    Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired. Any other approval or waiting period under any other applicable competition, merger control, antitrust or similar Law shall have been obtained or terminated or shall have expired.

          (c)    No Injunctions or Legal Restraints.    No temporary restraining order, preliminary or permanent injunction or other Judgment issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "Legal Restraints") that has the effect of preventing the consummation of the Merger shall be in effect.

        SECTION 6.02.    Conditions to Obligations of Parent and Sub.    The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of the Company contained herein that are qualified as to materiality or Material Adverse Effect shall be true and correct (as so qualified), and the representations and warranties of the Company contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date, in each case other than any failures to be so true and correct that do not make it inadvisable, in the reasonable judgment of Parent, to proceed with the Merger. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect.

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c)    No Litigation.    There shall not be pending any claim, suit, action or proceeding brought or threatened by any Governmental Entity, (i) challenging or seeking to restrain or prohibit the consummation of the Merger or the other transactions contemplated by this Agreement or seeking to obtain from Parent or any of its Subsidiaries any damages that are material, individually or in the aggregate, in relation to the value of the Company and its Subsidiaries, taken as a whole, (ii) seeking to prohibit or limit in any respect, or place any conditions on, the ownership or operation by the Company, Parent or any of their respective affiliates of all or any portion of the business or assets or any product of the Company or its Subsidiaries or Parent or its Subsidiaries or to require any such person to dispose of, license (whether pursuant to an exclusive or nonexclusive license) or hold separate all or any portion of the business or assets or any product of the Company or its Subsidiaries or Parent or its Subsidiaries, in each case as a result of or in connection with the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to directly or indirectly impose limitations on the ability of Parent or any of its affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock or any shares of common stock of the Surviving Corporation or any of Parent's Subsidiaries, including the right to vote Company Common Stock or the shares of common stock of the Surviving Corporation or any of Parent's Subsidiaries on all matters properly presented to the stockholders of the Company, the Surviving Corporation or any of Parent's Subsidiaries, respectively, or (iv) seeking to (A) directly or indirectly prohibit Parent or any of its affiliates from effectively controlling in any respect any of the business or operations of the Company or its or Parent's Subsidiaries or (B) directly or indirectly prevent the Company or its or Parent's Subsidiaries from operating any of their respective businesses in substantially the same manner as operated by the Company and its or Parent's Subsidiaries prior to the date of this Agreement.

          (d)    Legal Restraint.    No Legal Restraint that is reasonably likely to result, directly or indirectly, in any of the effects referred to in clauses (i) through (iv) of Section 6.02(c) shall be in effect.

          (e)    Consents.    Parent shall have received evidence, in form and substance reasonably satisfactory to it, that Parent or the Company shall have obtained (i) all material (individually or in the aggregate) consents, approvals, authorizations, qualifications and orders of all Governmental Entities legally required to effect the Merger and (ii) all consents, licenses (whether exclusive or nonexclusive), approvals and waivers set forth in Section 6.02(e) of the Company Letter.

          (f)    No Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred a Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

        SECTION 6.03.    Conditions to Obligation of the Company.    The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent and Sub contained herein that are qualified as to materiality shall be true and correct (as so qualified), and the representations and warranties of Parent and Sub contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. The Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

          (b)    Performance of Obligations of Parent and Sub.    Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

        SECTION 6.04.    Frustration of Closing Conditions.    None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.03, or by such party's breach of any other provision of this Agreement.

ARTICLE VII

Termination, Amendment and Waiver

        SECTION 7.01.    Termination.    This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Stockholder Approval has been obtained, upon written notice (other than in the case of Section 7.01(a) below) from the terminating party to the non-terminating party specifying the subsection of this Section 7.01 pursuant to which such termination is effected:

          (a)   by mutual written consent of Parent, Sub and the Company;

          (b)   by either Parent or the Company, if:

              (i)  the Merger shall not have been consummated by June 30, 2012 (the "Termination Date") for any reason; provided, however, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

             (ii)  any Legal Restraint having the effect set forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable; or

            (iii)  the Stockholders Meeting shall have been held and completed and the Stockholder Approval shall not have been obtained thereat or at any adjournment or postponement thereof;

          (c)   by Parent, in the event the Company has delivered an Adverse Recommendation Change Notice or an Adverse Recommendation Change has occurred;

          (d)   by Parent, if (i) the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) and (B) is incapable of being cured or is not cured by the Company by the date that is 30 business days after such breach or failure or, if capable of being cured by the Company by such date, the Company does not commence to cure such breach or failure within 10 business days after its receipt of written notice thereof from Parent and diligently pursue such cure thereafter, or (ii) if any Legal Restraint having any of the effects referred to in clauses (i) through (iv) of Section 6.02(c) shall be in effect and shall have become final and nonappealable; or

          (e)   by the Company, if Parent shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b) and (ii) is incapable of being cured or is not cured by Parent or Sub by the date that is 30 business days after such breach or failure or, if capable of being cured by Parent or Sub by such date, Parent or Sub, as the case may be, does not commence to cure such breach or failure within 10 business days after its receipt of written notice thereof from the Company and diligently pursue such cure thereafter.

        SECTION 7.02.    Effect of Termination.    In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.01(v), the last sentence of Section 5.02(a), Section 5.06, this Section 7.02 and Article VIII and except for any material and intentional breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement (which material and intentional breach and liability therefor shall not be affected by termination of this Agreement or any payment of the Termination Fee pursuant to Section 5.06(b)).

        SECTION 7.03.    Amendment.    This Agreement may be amended by the parties hereto at any time, whether before or after the Stockholder Approval has been obtained; provided, however, that after the Stockholder Approval has been obtained, there shall be made no amendment that by Law requires further approval by stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        SECTION 7.04.    Extension; Waiver.    At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after the Stockholder Approval has been obtained, there shall be made no waiver that by Law requires further approval by stockholders of the Company without the further approval of such stockholders. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party which specifically sets forth the terms of such extension or waiver. The failure or delay by any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

ARTICLE VIII

General Provisions

        SECTION 8.01.    Nonsurvival of Representations and Warranties.    None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        SECTION 8.02.    Notices.    All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or sent by facsimile, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows (or at such other address for a party as shall be specified by notice given in accordance with this Section 8.02):

    if to Parent or Sub, to:

    International Business Machines Corporation
    New Orchard Road
    Armonk, NY 10504
    Facsimile: (914) 499-7803

    Attention: Kevin J. Reardon
                       Vice President, Corporate Development

    with a copy to:

    International Business Machines Corporation
    New Orchard Road
    Armonk, NY 10504
    Facsimile: (914) 499-6006

    Attention: Mark Goldstein
                       Associate General Counsel

    and with a copy to:

    Cravath, Swaine & Moore LLP
    Worldwide Plaza
    825 Eighth Avenue
    New York, NY 10019
    Facsimile: (212) 474-3700

    Attention: George F. Schoen, Esq.

    if to the Company, to:

    DemandTec, Inc.
    1 Franklin Parkway, Building 910
    San Mateo, CA 94403
    Facsimile: (650) 645-7383

    Attention: Michael J. McAdam
                       General Counsel

    with a copy to:

    Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
    1200 Seaport Blvd.
    Redwood City, CA 94063
    Facsimile: (650) 321-2800

    Attention: Robert V. Gunderson, Jr., Esq.

        SECTION 8.03.    Definitions.    For purposes of this Agreement:

          (a)   "affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such first person;

          (b)   as it relates to the Company, "knowledge" means, with respect to any matter in question, the actual knowledge, after reasonable inquiry, of any officer or employee of the Company identified in Section 8.03(b) of the Company Letter;

          (c)   "Material Adverse Effect" means any state of facts, change, development, event, effect, condition, occurrence, action or omission that, individually or in the aggregate, is reasonably expected to (i) result in a material adverse effect on the business, assets, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, (ii) prevent, materially impede or materially delay the consummation by the Company of the Merger or the other transactions contemplated by this Agreement or (iii) result in a material impairment on the ability of Parent and its Subsidiaries to continue operating the business of the Company and its Subsidiaries after the Closing in substantially the same manner as it was operated immediately prior to the date of this Agreement; provided, however, that in no event shall any of the following events, effects or circumstances, alone or in combination, be deemed to constitute, or be taken into account, in determining whether there has been, or would be, a Material Adverse

  Effect: (A) any change in general economic, business, financial, credit or market conditions that does not disproportionately affect the Company and its Subsidiaries, taken as a whole, relative to other participants in its industry; (B) any change in GAAP or applicable Law or the interpretation thereof that does not disproportionately affect the Company and its Subsidiaries, taken as a whole, relative to other participants in its industry in the United States; (C) any act of terrorism, war (whether or not declared), national disaster or any national or international calamity affecting the United States that does not disproportionately affect the Company and its Subsidiaries, taken as a whole, relative to other participants in its industry in the United States; (D) any failure to meet internal or published projections, forecasts or revenue or earnings predictions for any period (provided that the underlying causes of such failures may constitute or be taken into account in determining whether there has been, or would be, a Material Adverse Effect); (E) any change in the price or trading volume of the Common Stock in and of itself (provided that the underlying causes of such change may constitute or be taken into account in determining whether there has been, or would be, a Material Adverse Effect); (F) any effect attributable to the announcement, performance or pendency of this Agreement or the transactions contemplated hereby, including, without limitation, any loss of employees or customers resulting from the publication of the Agreement or the identity of Parent or any of its affiliates as the acquirer of the Company; or (G) any action or omission of the Company or any of its Subsidiaries taken with the prior written consent of Parent.

          (d)   "person" means any natural person, corporation, limited liability company, partnership, joint venture, trust, business association, Governmental Entity or other entity; and

          (e)   a "Subsidiary" of any person means any other person (i) more than 50% of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority of such other person are, now or hereafter, owned or controlled, directly or indirectly, by such first person, but such other person shall be deemed to be a Subsidiary only so long as such ownership or control exists, or (ii) which does not have outstanding shares or securities with such right to vote, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest representing the right to make the decisions for such other person is, now or hereafter, owned or controlled, directly or indirectly, by such first person, but such other person shall be deemed to be a Subsidiary only so long as such ownership or control exists.

        SECTION 8.04.    Exhibits; Interpretation.    The headings contained in this Agreement or in any Exhibit hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. For all purposes hereof, the terms "include", "includes" and "including" shall be deemed followed by the words "without limitation". The words "hereof", "hereto", "hereby", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" means the degree to which a subject or other thing extends, and such phrase does not mean simply "if". Except as otherwise provided, any information "made available" to Parent by the Company or its Subsidiaries shall include only that information contained in such documents stored on the hard disk reflecting the contents of that certain virtual data room maintained by the Company through IntraLinks, Inc. and that Parent's representatives have been granted access to as of 12:00 p.m., New York City time, on December 7, 2011, a copy of which has been provided to Parent prior to the date of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

        SECTION 8.05.    Counterparts.    This Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

        SECTION 8.06.    Entire Agreement; No Third-Party Beneficiaries.    This Agreement (a) together with any Exhibit hereto and the Company Letter, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, except for the Confidentiality Agreement, and (b) except for the provisions of Section 5.05, is not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) any rights (legal, equitable or otherwise) or remedies, whether as third party beneficiaries or otherwise.

        SECTION 8.07.    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

        SECTION 8.08.    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

        SECTION 8.09.    Consent to Jurisdiction; Service of Process; Venue.    Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any Delaware State court and the Federal court of the United States of America sitting in the State of Delaware) for the purposes of any suit, action or other proceeding arising out of this Agreement or the Merger or any other transaction contemplated by this Agreement (and agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its Subsidiaries except in such courts). Each of the parties further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person's respective address set forth above shall be effective service of process for any action, suit or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Merger or any of the other transactions contemplated by this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware) or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

        SECTION 8.10.    Waiver of Jury Trial.    Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 8.10.

        SECTION 8.11.    Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware), this being in addition to any other remedy to which they are entitled at Law or in equity.

        SECTION 8.12.    Consents and Approvals.    For any matter under this Agreement requiring the consent or approval of any party to be valid and binding on the parties hereto, such consent or approval must be in writing and executed and delivered to the other parties by a person duly authorized by such party to do so.

        SECTION 8.13.    Severability.    If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

        IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

INTERNATIONAL BUSINESS MACHINES CORPORATION,
by
/s/ KEVIN J. REARDON Name: Kevin J. Reardon Title: Vice President, Corporate Development
CUDGEE ACQUISITION CORP.,
by
/s/ JEFFREY DOYLE Name: Jeffrey Doyle Title: President
DEMANDTEC, INC.,
by
/s/ DANIEL R. FISHBACK Name: Daniel R. Fishback Title: President and Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

SURVIVING CORPORATION

ARTICLE I

        The name of the corporation (hereinafter called the "Corporation") is DemandTec, Inc.

ARTICLE II

        The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE III

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

        The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,000 shares of Common Stock having the par value of $0.01 per share.

ARTICLE V

        The number of directors of the Corporation shall be fixed from time to time by the Board of Directors of the Corporation.

ARTICLE VI

        In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VII

        Unless and except to the extent that the Bylaws of the Corporation so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VIII

        To the fullest extent from time to time permitted by law, no director of the Corporation shall be personally liable to any extent to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director.

ARTICLE IX

        Each person who is or was or had agreed to become a director or officer of the Corporation, and each such person who is or was serving or who had agreed to serve at the request of the Corporation as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation to the fullest extent permitted from time to time by applicable law. Any repeal or modification of this Article IX shall not adversely affect any right to indemnification of any person existing at the time of such repeal or modification with respect to any matter occurring prior to such repeal or modification.

A-A-1

Annex B

CONFIDENTIAL

[Union Square Advisors Logo]

December 6, 2011

Board of Directors
DemandTec, Inc.
1 Franklin Parkway, Building 910
San Mateo, CA 94403

Members of the Board:

        We understand that DemandTec, Inc. (the "Company"), International Business Machines Corporation (the "Buyer") and Cudgee Acquisition Corp., a wholly owned subsidiary of the Buyer ("Acquisition Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated December 5, 2011 (the "Merger Agreement"). The Merger Agreement provides, among other things, that Acquisition Sub will merge with and into the Company with the Company continuing as the surviving corporation in the merger (the "Merger" and, together with the other transactions contemplated by the Merger Agreement, the "Transaction"), and each outstanding share of common stock, par value $0.001 per share (the "Common Stock"), of the Company, other than shares (i) held in treasury, (ii) held by the Buyer or (iii) as to which dissenters' rights have been perfected, will be converted into the right to receive $13.20 per share in cash (the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether, as of the date hereof, the Consideration to be received by the holders of shares of the Common Stock pursuant to the Merger Agreement (the "Holders") is fair, from a financial point of view, to the Holders.

        For purposes of the opinion set forth herein, we have, among other things:

  (i)
  Reviewed a draft dated December 5, 2011 of the Merger Agreement;

  (ii)
  Reviewed certain publicly available financial statements and other business and financial information of the Company;

  (iii)
  Reviewed certain internal financial statements and other financial and operating data concerning the Company;

  (iv)
  Reviewed certain financial projections and forecasts prepared by the management of the Company (collectively, the "Company Projections");

  (v)
  Discussed the past and current operations and financial condition of the Company, as well as the prospects of the Company, with senior executives of the Company;

  (vi)
  Reviewed the reported prices and trading activity for the Common Stock;

  (vii)
  Compared the financial performance of the Company and trading activity of the Common Stock with that of certain other publicly traded companies comparable with the Company and its securities;

  (viii)
  Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions and compared the proposed financial terms of the Transaction with the financial terms of such comparable acquisition transactions;

Union Square Advisors LLC
Two Embarcadero Center, Suite 1330 San Francisco, CA 94111 (415) 501-8000	www.usadvisors.com	70 East 55th Street, 18th Floor New York, NY 10022 (212) 421-1423

  (ix)
  Compared the aggregate Consideration payable in the Transaction to the valuation of the Company derived by discounting future incremental cash flows and a related terminal value at discount rates we deemed appropriate;

  (x)
  Participated in discussions and negotiations among representatives of the Company and the Buyer;

  (xi)
  Reviewed the Merger Agreement and certain related documents; and

  (xii)
  Performed such other analyses and considered such other factors as we have deemed appropriate.

        In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all information that was publicly available or supplied or otherwise made available to us by the Company, or that was otherwise reviewed by us. We have relied on assurances of the Company's management that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of, nor did we conduct a physical inspection of any of the properties or facilities of, the Company. We have not been furnished with any such evaluations or appraisals of such physical inspections, and we do not assume any responsibility to obtain any such evaluations or appraisals. In addition, we have relied, without independent verification, upon the assessments of the management of the Company as to the existing and future technology and products of the Company and the risks associated with such technology and products.

        With respect to the Company Projections provided to us, we note that projecting future results of any company is inherently subject to uncertainty. The Company has informed us, however, and we have assumed, that the Company Projections have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the Company's management as to the future financial performance of the Company. We express no opinion with respect to the Company Projections or other financial forecasts or the assumptions on which they are based.

        We have assumed that the Transaction will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver or amendment of any terms or conditions material in any way to our analysis. We have also assumed that the final executed form of the Merger Agreement will be substantially similar to the draft that we have examined. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Transaction will be obtained without any delay, limitation, restriction or condition that would, in any respect, be material to our analysis.

        We are not legal, accounting, tax or regulatory advisors and have assumed, with your permission, the accuracy and completeness of assessments by the Company and its legal, accounting, tax and regulatory advisors with respect to such matters. In addition, in preparing this opinion, we have not taken into account any tax consequences of the proposed Transaction to any Holder.

        Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

        Our opinion does not address the relative merits of the Transaction as compared to any alternative transaction or opportunity that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Transaction. This opinion addresses only the fairness from a financial point of view, as of the date hereof, of the Consideration to be paid to the Holders pursuant to the Merger Agreement. We do not express any view on, and our opinion does not

B-2

address, any other term or aspect of the Merger Agreement or the Transaction or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Transaction.

        We express no opinion with respect to the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company. We further provide no opinion with respect to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons in connection with the Transaction, whether relative to the Consideration to be paid to the Holders pursuant to the Merger Agreement or otherwise. This opinion does not constitute a recommendation as to how any Holder should vote on the Transaction or any matter related thereto and does not in any manner address the prices at which the Common Stock will trade at any time.

        We have been engaged by the Company to act as financial advisor to the Company in connection with the Transaction and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a substantial portion of which is payable contingent upon the closing of the Transaction. We will also be reimbursed for reasonable expenses incurred, and the Company has agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement.

        During the two year period prior to the date hereof, no material relationship existed between Union Square and its affiliates and either the Company or the Buyer pursuant to which compensation was received by Union Square or its affiliates; however, Union Square and its affiliates may in the future provide investment banking and other financial services to the Company or the Buyer and their respective affiliates for which we would expect to receive compensation. Union Square provides investment banking and other services to a wide range of corporations and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Union Square may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of the Company, the Buyer or certain of their respective affiliates.

        This opinion has been approved by our fairness opinion committee in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company makes with the Securities and Exchange Commission in connection with the Transaction if such inclusion is required by applicable law.

        Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the Holders pursuant to the Merger Agreement is fair, from a financial point of view, to the Holders.

Very truly yours,
UNION SQUARE ADVISORS LLC
By:	/s/ EDWARD R. SMITH
Edward R. Smith Senior Managing Director

B-3

Annex C

§ 262. Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders.

Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

DemandTec, Inc.

SPECIAL MEETING OF STOCKHOLDERS

[                  ,                      , 2012]

11:00 a.m.

DemandTec’s Corporate Headquarters
One Franklin Parkway, Building 910

San Mateo, CA  94403

DemandTec, Inc.
One Franklin Parkway, Building 910
San Mateo, CA 94403	proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting on [               ], 2012.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted FOR Items 1 through 3.

By signing the proxy, you revoke all prior proxies and appoint Daniel R. Fishback and Mark A. Culhane, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments.

See reverse for voting instructions.

Shareowner ServicesSM
P.O. Box 64945
St. Paul, MN 55164-0945

COMPANY #

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET — www.eproxy.com/dman
Use the Internet to vote your proxy until 11:59 p.m. (CT) on [ ], 2012.

PHONE — 1-800-560-1965
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on [ ], 2012.

MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
The Proxy Statement is available at https://materials.proxyvote.com/24802R.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1 through 3.

1.

The proposal to adopt the Agreement and Plan of Merger, dated as of December 7, 2011, by and among International Business Machines Corporation, a New York corporation, Cudgee Acquisition Corp, a Delaware corporation and wholly-owned subsidiary of IBM, and DemandTec, Inc., a Delaware corporation, as such agreement may be amended from time to time.

	☐ For	☐ Against	☐ Abstain

2.

The proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

	☐ For	☐ Against	☐ Abstain

3.

The proposal to approve, on an advisory (non-binding) basis, certain “golden parachute” compensation that may be paid or become payable to DemandTec, Inc.’s named executive officers in connection with the merger, including the agreements and understandings with DemandTec, Inc. pursuant to which such compensation may be paid or become payable.

	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below:  ☐

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.